Exhibit 99.10

Estimates

Fiscal Year Ending March 31, 2009

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of
Finance.
Estimates of revenue and expenditure. ISSN
0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2.Budget — British
Columbia—
Periodicals. I. British Columbia.Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev.Mar. 1987

Available to the General Public from:

CROWN PUBLICATIONS INC.

106 Ontario St,

Victoria, B.C.

V8W 1M9

INTRODUCTION TO THE ESTIMATES

The Estimates for each fiscal year is presented to the Legislative Assembly by the Minister of Finance.

The 2008/09 Estimates is presented on a consolidated basis, which combines the Consolidated Revenue Fund, Crown corporations and service delivery agencies.  Service delivery agencies include taxpayer-supported Crown corporations, the SUCH sector (school districts, post-secondary institutions, regional health authorities and hospital societies) and children and family development regional agencies/authorities. The Estimates provide pro forma statements of financial position and operations, and schedules of non-operating financial requirements (financing transactions) of the government entity for the coming fiscal year.  The Estimates also include budget and updated forecast information for the 2007/08 fiscal year for comparative purposes.

In addition to disclosing the pro forma financial statements and financing transactions of government, the Estimates form the basis for annual Consolidated Revenue Fund appropriations approved by the Legislative Assembly. All expenditures from the Consolidated Revenue Fund must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute.  The General Fund is the main operating account of government and includes a number of Special Accounts that provide statutory authority for specific expenditures.

The Votes detailed in the Estimates, and reflected in the Supply Act, provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates.  Expenses cannot exceed individual vote totals without additional legislative authority. The vote details in the Estimates include breakdowns by sub-votes and group account classification.

Voted and Special Account expenses are detailed by standard object of expense in the Supplement to the Estimates.  This more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board.  The Supplement to the Estimates can be found on the Government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/.

The 2008/09 Estimates is comprised of three separate sections.

1.     Summary Information — this section of the Estimates provides an overview of the government’s financial plan for the 2008/09 fiscal year and also presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year.

2.     Estimates of Special Offices, Ministries and Other Appropriations — this section presents detailed information on Consolidated Revenue Fund operating expense, capital and other financing transactions.  The Legislative Assembly will be asked to approve Consolidated Revenue Fund expenses through a Supply Act based on the detailed information provided in this section.  The Supply Act will provide the legislative authority for voted appropriations and financial requirements.  Expenses from Special Accounts are disclosed in the Estimates, however they are not included in Supply Act totals as these accounts have existing statutory authority.

Each special office and ministry is presented on a similar basis.

1.     Summary — summarizes total voted and statutory (Special Account) expense, capital and other financing transactions that are the responsibility of the special office or ministry.  Also included is the estimated fulltime equivalent (FTE) employment for the fiscal year.

2.     Core Business Summary — discloses operating expense, capital and other financing transactions by core business on both the gross (before deducting external recoveries) and net (after deducting external recoveries) basis.  A core business includes programs and/or functions grouped together based on common roles and/or purposes.  Where core businesses are not required (Special Offices and Other Appropriations), the voted and statutory (Special Account) expense and capital expenditures are disclosed by vote.

3.     Operating Expense by Core Business — includes a description of the purpose for each vote and operating expense details by voted and statutory appropriations.  Where core businesses are not required (Special Offices and Other Appropriations), the operating expense, capital expenditures and FTE employment are disclosed by vote.

4.     Special Accounts — discloses revenue, expense, capital, other financing transactions and projected spending authority available for all special accounts.

5.     Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry.

3.     Schedules — this section of the Estimates consists of supporting schedules that include the following: a detailed Consolidated Revenue Fund operating expense, capital expenditure and FTE reconciliation to restate the 2007/08 Estimates to be consistent with the 2008/09 Estimates presentation; summaries of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of major ministry, service delivery agency, SUCH sector and regional authority related financing transactions; a summary of FTE staff utilization by special office, ministry, and Crown agencies; a summary of ministerial accountability for operating expenses; a reconciliation of the surplus to the change in taxpayer-supported debt and disclosure of total debt; summaries of Crown corporation and service delivery agency revenues and expenses; and, a detailed reconciliation of revenue by source and expense by function.

v

EXPLANATORY NOTES

Recoveries in the Estimates

The 2008/09 Estimates contains votes and sub-votes where recoveries are applied against expenses.  In these situations the total recoveries amount is disclosed in the group account classification located on the last page of each special office, ministry or other appropriation section.

There are two forms of recoveries:

1.     Internal Recoveries — represents transfers within the Consolidated Revenue Fund and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services.  Employee benefits, work place technology services, BC Public Service Agency services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services and Provincial Treasury banking charges are considered internal recoveries.

2.     External Recoveries — represents recoveries to the Consolidated Revenue Fund from entities outside of the Consolidated Revenue Fund, and includes costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses.  External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts.  An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

Authority to Spend Estimated Recoveries

Consolidated Revenue Fund expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense.  A shortfall in anticipated recoveries would cause net expenses to increase.  Section 23(3) of the Financial Administration Act provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to authorize the payment of the net expense plus the amount of the credit or recovery that is budgeted, whether or not this latter amount is actually realized.  Under-realization of recoveries would have the same effect on the Consolidated Revenue Fund operating result as an equivalent shortfall in anticipated government revenue.

Authority to Spend Excess Recoveries

Section 23(3) of the Financial Administration Act also provides that excess Consolidated Revenue Fund recoveries (amounts earned over and above those shown in the Estimates approved by the Legislative Assembly) may be used for additional expenses.  Prior approval of Treasury Board is not required, unless otherwise directed.  This incremental spending would have no impact on net budgeted Consolidated Revenue Fund expenses since the incremental recoveries would offset the incremental spending.

Capital Acquisitions

The government capitalizes assets in its financial statements in accordance with Generally Accepted Accounting Principles (GAAP).  The annual cost of these acquisitions is shown in each ministry’s section of the Estimates, and is summarized in Schedule D.  The cost of these acquisitions is not included in ministries’ operating budgets but is instead voted as one amount in the Supply Act.  The amortization cost of tangible capital assets held by the Consolidated Revenue Fund is included in ministry operating budgets.  Schedule D1 summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations.  The government also provides capital funding to organizations within the government reporting entity to fund public infrastructure.  Schedule C summarizes this funding.  The amortization cost of these advances is included in ministry operating budgets.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Surplus Overview

Estimated Accumulated Surplus

Estimated Revenue by Source

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.     Basis of Accounting — The accounting policies followed in the Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2008/09 Estimates comply, in all material respects, with Generally Accepted Accounting Principles (GAAP) for senior governments as prescribed by the Public Sector Accounting Board (PSAB).

2.     Reporting Entity —The government reporting entity includes the Consolidated Revenue Fund; Crown corporations and service delivery agencies.

3.     Consolidation — The 2008/09 Estimates fully consolidate the Consolidated Revenue Fund, which consists of the General Fund (voted appropriations and all Special Accounts), with the individual assets, liabilities, revenues and expenses of service delivery agencies on a line-by-line basis.  Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2008/09 Estimates

In order to improve disclosure and better match the Estimates with the Public Accounts, the following significant presentation changes have been incorporated into the 2008/09 Estimates.

1.     Restatement of 2007/08 Estimates — The 2007/08 Estimates and Updated Forecast have been restated to be consistent with the 2008/09 Estimates presentation. These restatements incorporate a number of inter-ministry transfers and/or changes.  Schedule A presents a detailed reconciliation of Consolidated Revenue Fund operating expenses, capital expenditures and FTEs.

2.     Change in Amortization Policy — Effective April 1, 2008, the amortization policy for the original rapid transit line in Metro Vancouver – the Expo Line – will be changed from the sinking fund method linked to retirement of the project debt to a straight line method amortized over its estimated useful life (40 years). The change resulted in an estimated $21 million increase to budgeted expense in the 2008/09 Estimates.

3.     Change in Accounting for Controlled For-Profit Entities at Universities — Effective March 31, 2007, universities changed their accounting policy on consolidation. In previous years, the province and the universities fully consolidated the controlled for-profit entities of universities. Under the new accounting policy, universities have included their controlled for-profit entities in the financial statements using the equity method of accounting.

ESTIMATES, 08/09

ESTIMATED STATEMENT OF FINANCIAL POSITION(1)

($000)

Estimates(2)	Updated Forecast(2)		Estimates
2007/08	2007/08		2008/09

		Financial Assets(3)
2,809,000	4,469,000	Cash and temporary investments	3,103,000
4,210,000	4,027,000	Loans and investments	4,321,000
3,927,000	3,771,000	Other financial assets(4)	3,469,000
3,490,000	2,698,000	Sinking fund investments	2,152,000
4,243,000	5,105,000	Equity in self-supported Crown corporations	5,775,000
7,900,000	7,780,000	Financed assets of self-supported Crown corporations(5)	8,954,000
26,579,000	27,850,000		27,774,000

		Liabilities
7,691,000	8,473,000	Accounts payable and accrued liabilities	8,179,000
5,889,000	5,971,000	Deferred Revenue	6,114,000
13,580,000	14,444,000		14,293,000

27,803,000	26,792,000	Taxpayer-supported debt (including guarantees)	27,741,000
2,883,000	2,105,000	Taxpayer-supported debt offset by sinking funds	2,056,000
(128,000)	(99,000)	Less: Debt guarantees(6)	(110,000)
30,558,000	28,798,000		29,687,000

8,284,000	8,061,000	Self-supported debt (including guarantees and non-guaranteed debt)	9,250,000
607,000	593,000	Self-supported debt offset by sinking funds	96,000
(400,000)	(296,000)	Less: Debt guarantees and non-guaranteed debt(6)	(311,000)
8,491,000	8,358,000		9,035,000

750,000	150,000	Forecast allowance	750,000
39,799,000	37,306,000	Total Debt	39,472,000
53,379,000	51,750,000	Total Liabilities	53,765,000

(26,800,000)	(23,900,000)	Net Liabilities	(25,991,000)

		Non-Financial Assets(3)
29,105,000 (8)	29,269,000	Investment in capital assets (net)(7)	31,347,000
846,000	937,000	Other assets	934,000
29,951,000	30,206,000		32,281,000
3,151,000	6,306,000	Accumulated Surplus (Deficit)	6,290,000

(1)	Figures have been rounded to the nearest million.
(2)	The 2007/08 Estimates and Updated Forecast amounts have been restated to conform with the 2008/09 Estimates presentation. See Significant Presentation Changes (Note 1) for details.
(3)

Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4)	Includes accounts receivable and inventories held for resale.
(5)	Includes loans to Crown corporations for the purchase of capital assets.
(6)	Represents loan guarantees, and Crown corporations and service delivery agency debt which has not been borrowed from or guaranteed by the provincial government.
(7)	Investment in capital assets is reported net of amortization.
(8)	Represents an adjustment to the capital asset balance of school districts to include acquisitions of land and buildings not previously recorded.

ESTIMATES, 08/09

ESTIMATED STATEMENT OF OPERATIONS(1),(3)

($000)

Estimates(2)	Updated Forecast(2)		Estimates
2007/08	2007/08		2008/09

		Revenue
17,671,000	19,169,000	Taxation	18,809,000
4,628,000	3,794,000	Natural resource	3,723,000
3,871,000	3,946,000	Fees and licences	4,076,000
914,000	954,000	Investment earnings(4)	884,000
2,260,000	2,596,000	Miscellaneous	2,509,000
5,543,000	6,066,000	Contributions from the Federal government	5,809,000
2,503,000	2,875,000	Net earnings of self-supported Crown corporations	2,680,000
37,390,000	39,400,000	Total Revenue	38,490,000

		Expenses
14,215,000	14,231,000	Health	14,885,000
9,837,000	9,814,000	Education	10,213,000
3,106,000	3,164,000	Social services	3,262,000
1,418,000	1,566,000	Protection of persons and property	1,566,000
1,351,000	1,365,000	Transportation	1,334,000
1,566,000	2,011,000	Natural resources and economic development	1,753,000
1,734,000	1,734,000	Other	1,738,000
668,000	1,170,000	General government	681,000
2,345,000	2,225,000	Interest(4)	2,258,000
36,240,000	37,280,000	Total Expenses	37,690,000

1,150,000	2,120,000	Surplus before forecast allowance	800,000

(750,000)	(150,000)	Forecast allowance	(750,000)
400,000	1,970,000	Surplus	50,000

(1)	Figures have been rounded to the nearest million.
(2)	The 2007/08 Estimates and Updated Forecast amounts have been restated to conform with the 2008/09 Estimates presentation. See Significant Presentation Changes for details.
(3)

The Estimated Statement of Operations discloses budgeted amounts for revenues and expenses of the government reporting entity on a functional basis. The statement fully consolidates the service delivery agencies with the Consolidated Revenue Fund. This results in revenues and expenses of the service delivery agencies being added to those of the Consolidated Revenue Fund.

(4)	In order to comply with generally accepted accounting principles, interest expense is reported gross of sinking fund and debt defeasance trust earnings, which are now reported as revenue.

ESTIMATES, 08/09

ESTIMATED SURPLUS OVERVIEW

($000)

Estimates (1)	Updated Forecast (1)		Estimates
2007/08	2007/08		2008/09

		Taxpayer-supported Programs and Agencies
34,887,000	36,525,000	Revenue	35,810,000
36,240,000	37,280,000	Expense	37,690,000
(1,353,000)	(755,000)		(1,880,000)

2,503,000	2,875,000	Net earnings of self-supported Crown corporations	2,680,000
1,150,000	2,120,000	Surplus before Forecast Allowance and Negotiating Framework incentive payments	800,000
(750,000)	(150,000)	Forecast allowance	(750,000)

400,000	1,970,000	Surplus	50,000

ESTIMATED ACCUMULATED SURPLUS

($000)

Estimates	Updated Forecast		Estimates
2007/08	2007/08		2008/09

2,751,000	4,336,000	Accumulated surplus (deficit), beginning of year (2)	6,306,000
—	—	Other adjustments (3)	(66,000)
2,751,000	4,336,000	Accumulated surplus (deficit), beginning of year, restated	6,240,000
400,000	1,970,000	Surplus for the year	50,000
3,151,000	6,306,000	Accumulated surplus (deficit), end of year	6,290,000

(1)	The 2007/08 Estimates and Updated Forecast amounts have been restated to conform with the 2008/09 Estimates presentation. See Significant Presentation Changes for details.
(2)	The 2007/08 Updated Forecast amount for the beginning of the fiscal year is as reported in the 2006/07 Public Accounts .
(3)	Represents an adjustment to the capital asset balance of public transit systems to reflect a change in amortization policy.

ESTIMATES, 08/09

ESTIMATED REVENUE BY SOURCE

($000)

Estimates(1)	Updated Forecast(1)		Estimates
2007/08	2007/08		2008/09

		Taxation Revenue
6,389,000	6,741,000	Personal income	6,700,000
1,395,000	2,221,000	Corporate income	1,343,000
4,890,000	5,091,000	Social service	5,284,000
—	—	Carbon	338,000
919,000	938,000	Fuel	957,000
705,000	705,000	Tobacco	705,000
1,863,000	1,788,000	Property	1,861,000
904,000	1,075,000	Property transfer	1,020,000
606,000	610,000	Other (2)	601,000
17,671,000	19,169,000	Total Taxation Revenue	18,809,000
		Natural Resource Revenue
1,699,000	1,170,000	Natural gas royalties	1,165,000
285,000	230,000	Columbia River Treaty	245,000
902,000	956,000	Other energy and minerals	966,000
1,395,000	1,098,000	Forests	952,000
347,000	340,000	Water and other resources	395,000
4,628,000	3,794,000	Total Natural Resource Revenue	3,723,000
		Other Revenue
1,497,000	1,550,000	Medical Services Plan premiums	1,571,000
964,000	957,000	Post secondary education fees	989,000
219,000	243,000	Other health-care related fees	252,000
435,000	436,000	Motor vehicle licences and permits	445,000
756,000	760,000	Other fees and licences	819,000
914,000	954,000	Investment earnings	884,000
706,000	668,000	Sales of goods and services	688,000
1,554,000	1,928,000	Miscellaneous (3)	1,821,000
—		Sinking Fund earnings	—
7,045,000	7,496,000	Total Other Revenue	7,469,000
		Contributions from the Federal Government
4,644,000	4,759,000	Health and social transfers	4,794,000
—	—	Equalization	—
899,000	1,307,000	Other cost-shared agreements (4)	1,015,000
5,543,000	6,066,000	Total Contributions from the Federal Government	5,809,000
34,887,000	36,525,000	Taxpayer-Supported Programs and Agencies	35,810,000
		Self-Supported Crown Corporations
365,000	370,000	British Columbia Hydro and Power Authority (5)	358,000
810,000	845,000	British Columbia Liquor Distribution Branch	854,000
1,024,000	1,026,000	British Columbia Lottery Corporation	1,101,000
60,000	28,000	British Columbia Railway Company	75,000
225,000	594,000	Insurance Corporation of British Columbia	272,000
19,000	12,000	Other	20,000
2,503,000	2,875,000	Net Earnings of Self-Supported Crown Corporations	2,680,000
37,390,000	39,400,000	Total Revenue	38,490,000

(1)	The 2007/08 Estimates and Updated Forecast amounts have been restated to conform with the 2008/09 Estimates presentation. See Significant Presentation Changes for details.
(2)	Includes corporation capital, insurance premium and hotel room taxes.
(3)	Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.
(4)	Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.
(5)	Amounts are net of deferral account transfers.

ESTIMATES, 08/09

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates(1)	Updated Forecast(1)		Estimates
2007/08	2007/08		2008/09

58,072	101,072	Legislation	64,058
33,979	33,979	Officers of the Legislature	52,905
13,797	13,797	Office of the Premier	14,102
55,673	55,673	Ministry of Aboriginal Relations and Reconciliation	62,127
2,165,041	2,165,041	Ministry of Advanced Education	2,251,994
270,992	252,992	Ministry of Agriculture and Lands	289,352
527,046	527,046	Ministry of Attorney General	554,994
1,858,017	1,858,017	Ministry of Children and Family Development	1,987,004
271,080	271,080	Ministry of Community Services	303,646
266,160	266,160	Ministry of Economic Development	225,718
5,494,458	5,494,458	Ministry of Education	5,675,357
1,494,408	1,494,408	Ministry of Employment and Income Assistance	1,527,012
79,788	50,788	Ministry of Energy, Mines and Petroleum Resources	90,594
222,957	222,957	Ministry of Environment	272,486
95,164	95,164	Ministry of Finance	97,287
1,089,225	1,191,225	Ministry of Forests and Range	1,210,841
12,960,117	12,960,117	Ministry of Health	13,764,737
97,579	97,579	Ministry of Labour and Citizens’ Services	103,657
629,226	710,226	Ministry of Public Safety and Solicitor General	647,061
59,987	59,987	Ministry of Small Business and Revenue	65,139
128,794	128,794	Ministry of Tourism, Sport and the Arts	374,770
882,026	882,026	Ministry of Transportation	970,553
557,800	404,800	Management of Public Funds and Debt	401,700
463,614	463,614	Other Appropriations	399,906
29,775,000	29,801,000	Consolidated Revenue Fund expenses (1),(2)	31,407,000
—	1,045,000	Initiatives	—
1,827,000	2,077,000	Expenses recovered from external entities(2)	1,885,000
		Grants to agencies and other internal transfers(3)
(4,743,000)	(4,782,000)	School districts	(4,909,000)
(1,204,000)	(1,347,000)	Universities	(1,274,000)
(808,000)	(859,000)	Colleges, university colleges and institutes	(873,000)
(8,605,000)	(8,831,000)	Health authorities and hospital societies	(9,264,000)
(684,000)	(689,000)	Children and family development agencies/authorities	(724,000)
(776,000)	(867,000)	Other service delivery agencies	(1,083,000)
		Service delivery agency expenses(4)
5,149,000	5,183,000	School districts	5,319,000
2,794,000	2,831,000	Universities	2,965,000
1,353,000	1,392,000	Colleges, university colleges and institutes	1,436,000
9,345,000	9,506,000	Health authorities and hospital societies	9,883,000
687,000	692,000	Children and family development agencies/authorities	725,000
2,130,000	2,128,000	Other service delivery agencies	2,197,000
4,638,000	4,357,000	Net spending of Crown agencies and the SUCH sector	4,398,000
36,240,000	37,280,000	Total expense	37,690,000

(1)	The 2007/08 Estimates and Updated Forecast amounts have been restated to conform with the 2008/09 Estimates presentation. See Significant Presentation details.
(2)

Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)	Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.
(4)	See Schedule K for details on estimated revenues and expenses for service delivery agencies.

ESTIMATES, 08/09

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

($000)

Estimates (1)	Vote		Estimates
2007/08	No*		2008/09

		Legislation
58,072	1	Legislation	64,058
58,072		Total Voted Expense	64,058
58,072		Total Expense	64,058

		Officers of the Legislature
10,350	2	Auditor General	15,250
322	3	Conflict of Interest Commissioner	384
8,961	4	Elections BC	19,693
2,952	5	Information and Privacy Commissioner	3,603
833	6	Merit Commissioner	893
4,214	7	Ombudsman	4,671
1,532	8	Police Complaint Commissioner	1,853
4,815	9	Representative for Children and Youth	6,558
33,979		Total Voted Expense	52,905
33,979		Total Expense	52,905

		Office of the Premier
13,797	10	Office of the Premier	14,102
13,797		Total Voted Expense	14,102
13,797		Total Expense	14,102

		Ministry of Aboriginal Relations and Reconciliation
51,473	11	Ministry Operations	57,927
51,473		Total Voted Expense	57,927

4,200	(S)	First Citizens Fund	4,200
4,200		Total Special Accounts (Statutory)	4,200
55,673		Total Expense	62,127

		Ministry of Advanced Education
2,165,041	12	Ministry Operations	2,251,994
2,165,041		Total Voted Expense	2,251,994
2,165,041		Total Expense	2,251,994

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2007/08 expense have been restated to be consistent with the presentation of the 2008/09 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 08/09

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2007/08	No*		2008/09

		Ministry of Agriculture and Lands
114,098	13	Ministry Operations	125,499
2,402	14	Agricultural Land Commission	2,435
62,972	15	Integrated Land Management Bureau	65,198
179,472		Total Voted Expense	193,132

80,020	(S)	Crown Land	84,720
19,700	(S)	Production Insurance	18,500
(8,200)		Transfer from Ministry Operations Vote	(7,000)
91,520		Total Special Accounts (Statutory)	96,220
270,992		Total Expense	289,352

		Ministry of Attorney General
426,315	16	Ministry Operations	451,905
62,777	17	Judiciary	68,135
27,500	18	Crown Proceeding Act	24,500
1	19	British Columbia Utilities Commission	1
516,593		Total Voted Expense	544,541

19,210	(S)	Public Guardian and Trustee of British Columbia	20,999
(8,757)		Transfer from Ministry Operations Vote	(10,546)
10,453		Total Special Accounts (Statutory)	10,453
527,046		Total Expense	554,994

		Ministry of Children and Family Development
1,219,515	20	Ministry Operations	1,306,920
638,502	21	Community Living Services	680,084
1,858,017		Total Voted Expense	1,987,004
1,858,017		Total Expense	1,987,004

		Ministry of Community Services
255,305	22	Ministry Operations	285,688
9,533	23	BC Public Service Agency	11,516
264,838		Total Voted Expense	297,204

6,242	(S)	University Endowment Lands Administration	6,442
6,242		Total Special Accounts (Statutory)	6,442
271,080		Total Expense	303,646

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2007/08 expense have been restated to be consistent with the presentation of the 2008/09 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 08/09

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2007/08	No*		2008/09

		Ministry of Economic Development
265,660	24	Ministry Operations	225,218
265,660		Total Voted Expense	225,218

500	(S)	Northern Development Fund	500
500		Total Special Accounts (Statutory)	500
266,160		Total Expense	225,718

		Ministry of Education
5,494,458	25	Ministry Operations	5,675,357
5,494,458		Total Voted Expense	5,675,357
5,494,458		Total Expense	5,675,357

		Ministry of Employment and Income Assistance
1,494,408	26	Ministry Operations	1,527,012
1,494,408		Total Voted Expense	1,527,012
1,494,408		Total Expense	1,527,012

		Ministry of Energy, Mines and Petroleum Resources
46,228	27	Ministry Operations	70,694
33,560	28	Contracts and Funding Arrangements	2,500
79,788		Total Voted Expense	73,194

—	(S)	Innovative Clean Energy Fund	17,400
—		Total Special Accounts (Statutory)	17,400
79,788		Total Expense	90,594

		Ministry of Environment
182,682	29	Ministry Operations	216,815
4,000	30	Climate Action Secretariat	15,458
6,970	31	Environmental Assessment Office	10,508
193,652		Total Voted Expense	242,781

––	(S)	Park Enhancement Fund	400
29,305	(S)	Sustainable Environment Fund	29,305
29,305		Total Special Accounts (Statutory)	29,705
222,957		Total Expense	272,486

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2007/08 expense have been restated to be consistent with the presentation of the 2008/09 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 08/09

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2007/08	No*		2008/09

		Ministry of Finance
58,505	32	Ministry Operations	60,293
36,659	33	Public Affairs Bureau	36,994
95,164		Total Voted Expense	97,287
95,164		Total Expense	97,287

		Ministry of Forests and Range
501,086	34	Ministry Operations	534,097
56,004	35	Direct Fire	56,226
337,935	36	Housing and Construction Standards	394,318
895,025		Total Voted Expense	984,641

184,200	(S)	BC Timber Sales	219,200
––	(S)	Forest Stand Management Fund	––
10,000	(S)	Housing Endowment Fund	10,000
––		Transfer from Ministry Operations Vote	(3,000)
194,200		Total Special Accounts (Statutory)	226,200
1,089,225		Total Expense	1,210,841

		Ministry of Health
12,812,867	37	Ministry Operations	13,617,487
12,812,867		Total Voted Expense	13,617,487

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
12,960,117		Total Expense	13,764,737

		Ministry of Labour and Citizens’ Services
97,579	38	Ministry Operations	103,657
97,579		Total Voted Expense	103,657
97,579		Total Expense	103,657

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2007/08 expense have been restated to be consistent with the presentation of the 2008/09 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 08/09

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2007/08	No*		2008/09

		Ministry of Public Safety and Solicitor General
605,195	39	Ministry Operations	617,580
15,630	40	Emergency Program Act	15,630
620,825		Total Voted Expense	633,210

1,100	(S)	Civil Forfeiture Act	750
––	(S)	Forfeited Crime Proceeds Fund	––
1,065	(S)	Inmate Work Program	1,315
7,336	(S)	Victims of Crime Act	12,536
(1,100)		Transfer from Ministry Operations Vote	(750)
8,401		Total Special Accounts (Statutory)	13,851
629,226		Total Expense	647,061

		Ministry of Small Business and Revenue
59,962	41	Ministry Operations	65,114
59,962		Total Voted Expense	65,114

25	(S)	Provincial Home Acquisition Wind Up	25
25		Total Special Accounts (Statutory)	25
59,987		Total Expense	65,139

		Ministry of Tourism, Sport and the Arts
125,544	42	Ministry Operations	364,140
125,544		Total Voted Expense	364,140

850	(S)	BC Arts and Culture Endowment	8,330
2,400	(S)	Physical Fitness and Amateur Sports Fund	2,300
3,250		Total Special Accounts (Statutory)	10,630
128,794		Total Expense	374,770

		Ministry of Transportation
882,026	43	Ministry Operations	970,553
882,026		Total Voted Expense	970,553
882,026		Total Expense	970,553

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2007/08 expense have been restated to be consistent with the presentation of the 2008/09 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 08/09

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2007/08	No*		2008/09

		Management of Public Funds and Debt
557,800	44	Management of Public Funds and Debt	401,700
557,800		Total Voted Expense	401,700

557,800		Total Expense	401,700

		Other Appropriations
436,506	45	Contingencies (All Ministries and New Programs)	375,000
17,000	46	BC Family Bonus	14,000
4,268	47	Electoral Boundaries Commission	—
1	48	Commissions on Collection of Public Funds	1
1	49	Allowances for Doubtful Revenue Accounts	1
2,077	50	Environmental Appeal Board and Forest Appeals Commission	2,096
3,761	51	Forest Practices Board	3,808
—	52	Pacific Carbon Trust	5,000
463,614		Total Voted Expense	399,906

—	(S)	Children’s Education Fund	—
—	(S)	Insurance and Risk Management	—
—		Total Special Accounts (Statutory)	—

463,614		Total Expense	399,906

		All Appropriations
29,279,654		Total Voted Expense	30,844,124
495,346		Total Special Accounts (Statutory)	562,876

29,775,000		Total Expense	31,407,000

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2007/08 expense have been restated to be consistent with the presentation of the 2008/09 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture and Lands

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Community Services

Ministry of Economic Development

Ministry of Education

Ministry of Employment and Income Assistance

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment

Ministry of Finance

Ministry of Forests and Range

Ministry of Health

Ministry of Labour and Citizens’ Services

Ministry of Public Safety and Solicitor General

Ministry of Small Business and Revenue

Ministry of Tourism, Sport and the Arts

Ministry of Transportation

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2007/08 (1)	2008/09

VOTED APPROPRIATION
Vote 1 — Legislation	58,072	64,058

OPERATING EXPENSE	58,072	64,058
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	27,415	27,530
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	350	350

NOTES
(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

LEGISLATION

SUMMARY - OPERATING EXPENSE BY SUB-VOTE
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSE
Members’ Services	27,037	32,348
Caucus Support Services	5,778	5,886
Office of the Speaker	389	407
Clerk of the House	1,013	1,050
Clerk of Committees	699	654
Legislative Operations	11,925	12,233
Sergeant-at-Arms	4,435	4,620
Hansard	4,241	4,226
Legislative Library	2,555	2,634
	58,072	64,058

CAPITAL EXPENDITURES
Clerk of Committees	52	20
Legislative Operations	26,378	26,614
Sergeant-at-Arms	280	195
Hansard	677	691
Legislative Library	28	10
	27,415	27,530

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Members’ Services	350	350

VOTE 1 - LEGISLATION	58,072	64,058

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,001	35,138
Operating Costs	13,365	13,382
Other Expenses	16,106	15,923
Internal Recoveries	(400)	(385)
TOTAL OPERATING EXPENSE	58,072	64,058

OFFICERS OF THE LEGISLATURE

SUMMARY
($000)

	Estimates	Estimates
	2007/08 (1)	2008/09
VOTED APPROPRIATIONS
Vote 2 — Auditor General	10,350	15,250
Vote 3 — Conflict of Interest Commissioner	322	384
Vote 4 — Elections BC	8,961	19,693
Vote 5 — Information and Privacy Commissioner	2,952	3,603
Vote 6 — Merit Commissioner	833	893
Vote 7 — Ombudsman	4,214	4,671
Vote 8 — Police Complaint Commissioner	1,532	1,853
Vote 9 — Representative for Children and Youth	4,815	6,558

OPERATING EXPENSE	33,979	52,905

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	2,088	739
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	247	278

NOTES
(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

OFFICERS OF THE LEGISLATURE

SUMMARY
($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Auditor General	10,350	15,250	—	15,250
Conflict of Interest Commissioner	322	384	—	384
Elections BC	8,961	19,693	—	19,693
Information and Privacy Commissioner	2,952	3,605	(2)	3,603
Merit Commissioner	833	893	—	893
Ombudsman	4,214	4,751	(80)	4,671
Police Complaint Commissioner	1,532	1,853	—	1,853
Representative for Children and Youth	4,815	6,558	—	6,558
TOTAL OPERATING EXPENSES	33,979	52,987	(82)	52,905

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	160	150	—	150
Elections BC	1,128	304	—	304
Information and Privacy Commissioner	60	60	—	60
Merit Commissioner	25	25	—	25
Ombudsman	110	75	—	75
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	580	100	—	100
TOTAL CAPITAL EXPENDITURES	2,088	739	—	739

OFFICERS OF THE LEGISLATURE

SUMMARY
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act.

OPERATING EXPENSE
Auditor General	10,350	15,250

CAPITAL EXPENDITURES
Auditor General	160	150

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Auditor General	99	105

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act.

OPERATING EXPENSE
Conflict of Interest Commissioner	322	384

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Conflict of Interest Commissioner	2	2

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act.

OPERATING EXPENSE
Elections BC	8,961	19,693

CAPITAL EXPENDITURES
Elections BC	1,128	304

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Elections BC	44	44

OFFICERS OF THE LEGISLATURE

SUMMARY (Continued)
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyist Registration Act. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from ministries, participants and sponsoring organizations.

OPERATING EXPENSE
Information and Privacy Commissioner	2,952	3,603

CAPITAL EXPENDITURES
Information and Privacy Commissioner	60	60

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Information and Privacy Commissioner	22	24

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Commissioner is an officer of the Legislature with a mandate to meet requirements defined in the Public Service Act. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act.

OPERATING EXPENSE
Merit Commissioner	833	893

CAPITAL EXPENDITURES
Merit Commissioner	25	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Merit Commissioner	3	4

OFFICERS OF THE LEGISLATURE

SUMMARY (Continued)
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 7 — OMBUDSMAN

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature under the authority of the Ombudsman Act. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and other authorities listed in the schedule of the Ombudsman Act. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the Office, to ministries or agencies of the government. External recoveries are for the cost of services provided for in the vote and for distribution of materials.

OPERATING EXPENSE
Ombudsman	4,214	4,671

CAPITAL EXPENDITURES
Ombudsman	110	75

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Ombudsman	40	45

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act.

OPERATING EXPENSE
Police Complaint Commissioner	1,532	1,853

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Police Complaint Commissioner	7	10

OFFICERS OF THE LEGISLATURE

SUMMARY (Continued)
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, audits, reviews, reports and makes recommendations on designated child and youth services. This vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act.

OPERATING EXPENSE
Representative for Children and Youth	4,815	6,558

CAPITAL EXPENDITURES
Representative for Children and Youth	580	100

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Representative for Children and Youth	30	44

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	23,896	31,759
Operating Costs	12,706	20,597
Government Transfers	63	933
Other Expenses	19	35
Internal Recoveries	(223)	(337)
External Recoveries	(2,482)	(82)
TOTAL OPERATING EXPENSE	33,979	52,905

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices, and positive intergovernmental relations.

SUMMARY
($000)

	Estimates	Estimates
	2007/08 (1)	2008/09

VOTED APPROPRIATION
Vote 10 — Office of the Premier	13,797	14,102

OPERATING EXPENSE	13,797	14,102
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	95	95
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	110	110

NOTES

(1)  For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4)  Details of loans, investments and other requirements are presented in Schedule E.

(5)  Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	3,490	4,241	(700)	3,541
Deputy Ministers’ Policy Secretariat	2,632	2,698	—	2,698
Executive and Support Services	7,675	7,863	—	7,863

TOTAL OPERATING EXPENSES	13,797	14,802	(700)	14,102

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Intergovernmental Relations Secretariat	18	18	—	18
Deputy Ministers’ Policy Secretariat	5	5	—	5
Executive and Support Services	72	72	—	72

TOTAL CAPITAL EXPENDITURES	95	95	—	95

OFFICE OF THE PREMIER

OPERATING EXPENSE BY CORE BUSINESS
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Intergovernmental Relations Secretariat, Deputy Ministers’ Policy Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	3,490	3,541

Voted Appropriation Description:   This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, inter-provincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, ministerial conferences, and international conferences. The sub-vote manages the “Canada-British Columbia Co-operation Agreement on Official Languages”. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries, special offices, other levels of government, and participating bodies for services described in this sub-vote.

DEPUTY MINISTERS’ POLICY SECRETARIAT

Voted Appropriation
Deputy Ministers’ Policy Secretariat	2,632	2,698

Voted Appropriation Description:   This sub-vote provides for the Deputy Ministers’ Policy Secretariat to provide policy analysis and support to the Deputy Ministers’ Committee - Natural Resources and the Economy, the Deputy Ministers’ Committee - Social Development and the Deputy Ministers’ Committee - Public Service in their work on cross-government and corporate projects. Funding is for salaries, benefits and other expenses incurred in providing policy, planning and operational support. Costs may be recovered from ministries, special offices and participating bodies for services described in this sub-vote.

OFFICE OF THE PREMIER

OPERATING EXPENSE BY CORE BUSINESS (Continued)
($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,676	3,810
Executive Operations	3,999	4,053
	7,675	7,863

Voted Appropriations Description:     This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning, and funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances and operating expenses for the Deputy Minister’s office; salaries and other expenses incurred in providing policy, planning and operational support to the Executive Council and its committees and for the planning and coordination of legislative priorities. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Costs may be recovered from ministries, special offices and participating bodies for services described in this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	13,797	14,102

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,592	9,888
Operating Costs	3,726	3,726
Government Transfers	967	967
Other Expenses	439	779
Internal Recoveries	(227)	(558)
External Recoveries	(700)	(700)
TOTAL OPERATING EXPENSE	13,797	14,102

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through negotiating agreements and treaties, supporting the goals of the New Relationship, building relationships, supporting culture and language revitalization, economic development and capacity building, and raising awareness.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08 (1)	2008/09

VOTED APPROPRIATION
Vote 11 — Ministry Operations	51,473	57,927

STATUTORY APPROPRIATION
First Citizens Fund Special Account	4,200	4,200

OPERATING EXPENSE	55,673	62,127
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	32	32
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	6,389	4,461
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	179	174

NOTES

(1)  For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4)  Details of loans, investments and other requirements are presented in Schedule E.

(5)  Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Negotiations	36,071	42,491	(583)	41,908
Aboriginal Relations (includes special account)	11,893	11,894	(1)	11,893
Executive and Support Services	7,709	8,327	(1)	8,326

TOTAL OPERATING EXPENSES	55,673	62,712	(585)	62,127

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	32	32	—	32

TOTAL CAPITAL EXPENDITURES	32	32	—	32

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Negotiations	6,389	4,461	—	4,461
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	6,389	4,461	—	4,461

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

OPERATING EXPENSE BY CORE BUSINESS
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Negotiations, Aboriginal Relations, and Executive and Support Services.

NEGOTIATIONS

Voted Appropriation
Negotiations	36,071	41,908

Voted Appropriation Description:   This sub-vote provides for interface with Aboriginal people, including costs associated with the development of policy, frameworks and protocols with respect to consultation, accommodation and Aboriginal rights and title; consultation; participation in the negotiation of treaties, interim agreements, and other arrangements with First Nations and the federal government; negotiation and implementation of agreements with Canada to share the cost of treaties and other arrangements with First Nations; and New Relationship Initiatives. The sub-vote also provides for assistance to Aboriginal people and others in respect of their participation in negotiations, consultations and the treaty process. The sub-vote also provides for costs associated with accommodation, treaty implementation, treaty related measures; the resolution of land and resource issues including the acquisition of land for treaty and other Aboriginal agreements purposes; and the enhancement of Aboriginal involvement in economic development. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

ABORIGINAL RELATIONS

Voted Appropriation
Aboriginal Relations	7,693	7,693

Statutory Appropriation
First Citizens Fund Special Account	4,200	4,200
	11,893	11,893

Voted Appropriation Description:   This sub-vote provides for initiatives to close the socio-economic gap between Aboriginal people and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal people and support for data development and tracking in order to report on progress. The sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development and support to Aboriginal leadership and advisory bodies. In addition, the sub-vote provides for the ministry’s service planning, strategic and business planning, performance measurement and reporting; and for administration of the First Citizens Fund Special Account and related transfers. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

Statutory Appropriation Description:   This statutory appropriation provides for the programs and operations under the statutory First Citizens Fund Special Account. Authority for this Special Account is provided in the Special Accounts Appropriation and Control Act, 1988.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

OPERATING EXPENSE BY CORE BUSINESS (Continued)
($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	575	594
Corporate Services	7,134	7,732
	7,709	8,326

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances and operating expenses of the Minister and the Minister’s staff; and executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, information and privacy, records management, human resources, office management, accommodation and information systems. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activites. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	51,473	57,927
STATUTORY — SPECIAL ACCOUNT	4,200	4,200

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	16,834	16,939
Operating Costs	17,255	22,475
Government Transfers	22,320	20,539
Other Expenses	2,770	2,763
Internal Recoveries	(9)	(4)
External Recoveries	(3,497)	(585)
TOTAL OPERATING EXPENSE	55,673	62,127

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)
($000)

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the economic, educational and cultural well being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries, heritage, language and culture programs, Aboriginal friendship centre program delivery, and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	5,688	5,388
OPERATING TRANSACTIONS
Revenue	3,900	3,900
Expense	(4,200)	(4,200)
Net Revenue (Expense)	(300)	(300)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	5,388	5,088

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

Estimates	Estimates
2007/08	2008/09

NEGOTIATIONS

SETTLEMENT AND IMPLEMENTATION COSTS OF TREATIES AND OTHER AGREEMENTS — Disbursements are made to purchase and hold land for treaty settlement purposes. Also, disbursements are made to First Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements.

Receipts	—	—
Disbursements	6,389	4,461
Net Cash Source (Requirement)	(6,389)	(4,461)

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education and Minister Responsible for Research and Technology is to provide leadership in delivering excellent, accessible post-secondary education for learners and enabling an integrated and dynamic approach to research and innovation.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09
VOTED APPROPRIATION
Vote 12 — Ministry Operations	2,165,041	2,251,994

OPERATING EXPENSE	2,165,041	2,251,994
PREPAID CAPITAL ADVANCES (2)	300,860	200,000
CAPITAL EXPENDITURES (3)	2,160	1,840
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	200,000	164,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	228	235

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF ADVANCED EDUCATION

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,707,437	1,793,024	(17,000)	1,776,024
StudentAid BC	136,728	176,664	(44,283)	132,381
Debt Service Costs and Amortization of Prepaid Capital Advances	289,917	310,883	—	310,883
Research and Innovation	11,910	13,441	—	13,441
Executive and Support Services	19,049	19,781	(516)	19,265

TOTAL OPERATING EXPENSES	2,165,041	2,313,793	(61,799)	2,251,994

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	300,860	200,000	—	200,000

TOTAL PREPAID CAPITAL ADVANCES	300,860	200,000	—	200,000

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,160	1,840	—	1,840

TOTAL CAPITAL EXPENDITURES	2,160	1,840	—	1,840

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
StudentAid BC	200,000	250,000	(86,000)	164,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	200,000	250,000	(86,000)	164,000

MINISTRY OF ADVANCED EDUCATION

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 12 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core business: Educational Institutions and Organizations, StudentAid BC, Debt Service Costs and Amortization of Prepaid Capital Advances, Research and Innovation, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,707,437	1,776,024

Voted Appropriation Description:     This sub-vote provides funding to universities, university colleges, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system. Costs are recovered from the federal government in accordance with federal/provincial agreements.

STUDENTAID BC

Voted Appropriation
StudentAid BC	136,728	132,381

Voted Appropriation Description:     This sub-vote provides for the administration, operations and delivery of the StudentAid BC Program. This program provides financial, income and other assistance to and for students including scholarships, bursaries, interest on student loans issued by financial institutions under these programs, debt service costs on loans issued by the province, provisions for future liabilities on student loans, transfers to students, and transfers for initiatives that enhance student performance and access. Costs are recovered from students for student loan interest payments and from organizations for scholarship payments administered on their behalf.

DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

Voted Appropriations
Debt Service Costs	166,800	179,800
Amortization of Prepaid Capital Advances	123,117	131,083
	289,917	310,883

Voted Appropriations Description:     This sub-vote provides for the payment of short and long-term debt service costs for approved capital projects including new buildings, equipment, renovations, and improvements to existing university, university college, college, institute and agency facilities, and interest payments on matching funds relating to the Canada Foundation for Innovation Program for research infrastructure projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for amortization of funds advanced for capital projects including new buildings, renovations and improvements, and equipment purchases.

RESEARCH AND INNOVATION

Voted Appropriation
Research and Innovation	11,910	13,441

Voted Appropriation Description:     This sub-vote provides funding to support research and innovation including grants to the BC Innovation Council. This sub-vote also provides funding to support the Premier’s Technology Council.

MINISTRY OF ADVANCED EDUCATION

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

	Estimates	Estimates
	2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	503	536
Corporate Services	18,546	18,729
	19,049	19,265

Voted Appropriations Description:     This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. It provides for consumer protection with respect to private post-secondary institutions and quality assessment for public and private post-secondary degree granting institutions. It provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses for the minister and for the minister’s staff. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activites. Transfers are provided for post-secondary development and implementation activities, research, labour market initiatives, and national and international education initiatives. Financial, human resources, information resources, administrative, freedom of information and privacy, and general services and assistance are provided to the Ministry of Advanced Education by the Ministry of Education, Management Services Division. Costs are recovered from participation in federal/provincial agreements and activities, and for ministry services provided for in the sub-vote.

VOTE 12 — MINISTRY OPERATIONS	2,165,041	2,251,994

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,335	18,024
Operating Costs	129,945	137,718
Government Transfers	1,833,695	1,899,377
Other Expenses	236,788	258,674
External Recoveries	(52,722)	(61,799)
TOTAL OPERATING EXPENSE	2,165,041	2,251,994

MINISTRY OF ADVANCED EDUCATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

STUDENTAID BC

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	70,000	86,000
Disbursements	270,000	250,000
Net Cash Source (Requirement)	(200,000)	(164,000)

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided to universities, university colleges, colleges, institutes and agencies for approved capital projects, including new buildings, renovations and improvements, equipment and capital leases.

Receipts	—	—
Disbursements	300,860	200,000
Net Cash Source (Requirement)	(300,860)	(200,000)

MINISTRY OF AGRICULTURE AND LANDS

The mission of the Ministry of Agriculture and Lands is to promote sustainable agriculture food systems and to provide a balanced approach that promotes the sustainable use of Crown land resources.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09
VOTED APPROPRIATIONS
Vote 13 — Ministry Operations	114,098	125,499
Vote 14 — Agricultural Land Commission	2,402	2,435
Vote 15 — Integrated Land Management Bureau	62,972	65,198

STATUTORY APPROPRIATIONS
Crown Land Special Account	80,020	84,720
Production Insurance Special Account	19,700	18,500
Less: Transfer from Ministry Operations Vote	(8,200)	(7,000)

OPERATING EXPENSE	270,992	289,352
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	9,367	8,701
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	7,722	7,830
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	845	896

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF AGRICULTURE AND LANDS

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Agriculture and Aquaculture	18,303	27,268	(6,454)	20,814
Risk Management	49,398	54,454	(3,752)	50,702
Crown Land Administration	38,380	45,622	(117)	45,505
Executive and Support Services	8,017	8,479	(1)	8,478
Agricultural Land Commission	2,402	2,437	(2)	2,435
Integrated Land Management Bureau	62,972	69,799	(4,601)	65,198
Crown Land Special Account	80,020	84,720	—	84,720
Production Insurance Special Account	11,500	11,501	(1)	11,500

TOTAL OPERATING EXPENSES	270,992	304,280	(14,928)	289,352

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Agriculture and Aquaculture	1,257	1,002	—	1,002
Risk Management	740	869	—	869
Crown Land Administration	702	240	—	240
Executive and Support Services	87	89	—	89
Agricultural Land Commission	5	5	—	5
Integrated Land Management Bureau	6,576	6,496	—	6,496

TOTAL CAPITAL EXPENDITURES	9,367	8,701	—	8,701

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Industry Development	(458)	—	(350)	(350)
Crown Land Administration	8,250	8,250	—	8,250
Crown Land Special Account	(70)	—	(70)	(70)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	7,722	8,250	(420)	7,830

MINISTRY OF AGRICULTURE AND LANDS

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Agriculture and Aquaculture, Risk Management, Crown Land Administration and Executive and Support Services.

AGRICULTURE AND AQUACULTURE

Voted Appropriations
Industry Development	8,607	10,971
Agriculture and Aquaculture Management	9,696	9,843
	18,303	20,814

Voted Appropriations Description:   This sub-vote provides for industry initiatives, including research and innovation; collecting, advising and disseminating information on issues affecting the establishment, production, marketing, and business management of the agriculture, aquaculture and food sectors; youth development programs to facilitate leadership in the agri-food industry; promoting public awareness and support of the agriculture, aquaculture and food industries; planning, establishing and coordinating province-wide land and water policies and programs related to environmental farm management best practices; and working in partnership with industry, local governments and others to manage land use planning, resolve management issues and identify opportunities. This sub-vote also provides for agriculture and aquaculture management including: finfish and shellfish aquaculture regulation; technical review of tenure and licence applications; the administration and enforcement of relevant sections and regulations under the Fisheries Act and Fish Inspection Act as well as licensing and compliance of the various acts and regulations administered by the ministry. It also provides for policy, legislative and regulatory development, economic and statistical analysis and trade competition advice for the agri-food and seafood sectors; intergovernmental negotiation strategies; planning; governance advice; and support for any First Nations consultation and accomodation arising from the activities provided for within this sub-vote. Costs are recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

RISK MANAGEMENT

Voted Appropriations
Business Risk Management	38,131	39,327
Food Safety, Plant, Animal and Fish Health	9,849	10,022
BC Farm Industry Review Board	1,418	1,353
	49,398	50,702

Voted Appropriations Description:   This sub-vote provides for provincial and federal-provincial agriculture risk management programs, insurance schemes and funding of programs and trusts. This sub-vote also provides for surveillance and diagnostic services to monitor and improve animal, aquatic animal and plant health; and for food safety and quality initiatives through licensing, support for reserarch and innovation, and on-farm food safety information programs. The BC Farm Industry Review Board is provided for under this sub-vote and is responsible for supervising the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; and hearing appeals on regulated marketing issues and hearing complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Recoveries are received from ministries, federal and other levels of government, and parties internal and external to government for services and programs described in this sub-vote.

MINISTRY OF AGRICULTURE AND LANDS

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates 2007/08	Estimates 2008/09

CROWN LAND ADMINISTRATION

Voted Appropriations
Crown Land Policy	2,786	4,237
Crown Land Sales and Tenure Management	11,235	12,099
Land Restoration Programs	24,359	29,169
	38,380	45,505

Voted Appropriations Description:   This sub-vote provides for the development and implementation of strategic and operational policy and legislation associated with Crown land administration across the Province. It also provides for a wide range of activities related to Crown land disposition, adjudication and management, including land sales and tenures, establishing fee rates, determining optimal development and use of Crown land, developing decision-support tools, ensuring compliance, public reporting, support to land use planning, intergovernmental and public relations and any First Nations consultation and accommodation arising from the activities provided for in this sub-vote. Some of these activities are performed under agreement with the Integrated Land Management Bureau through their regional offices. This sub-vote also provides for the management, assessment and remediation of contaminated and derelict sites on Crown land and other lands that affect provincial interests. Costs may be recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	524	559
Corporate Services	7,493	7,919
	8,017	8,478

Voted Appropriations Description:   This sub-vote provides for the office of the Minister for Agriculture and Lands and includes salaries, benefits, allowances and operating expenses of the minister’s office. This sub-vote also provides for the executive direction and administrative services for the operating programs of the ministry, including finance, administration and budget coordination, strategic and business planning and reporting, strategic human resources, office management and accommodation, information management services and systems, and freedom of information, protection of privacy and records management. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Costs are recovered from ministries, other levels of government, and parties external to government for services provided for in this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	114,098	125,499

MINISTRY OF AGRICULTURE AND LANDS

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 14 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriations under the core business Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	2,402	2,435

Voted Appropriation Description:   This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs are recovered from ministries and organizations and individuals for services described in this sub-vote.

VOTE 14 — AGRICULTURAL LAND COMMISSION	2,402	2,435

MINISTRY OF AGRICULTURE AND LANDS

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 15 — INTEGRATED LAND MANAGEMENT BUREAU

This vote provides for the operations described in the voted appropriations under the core business Integrated Land Management Bureau, an agency that provides services primarily to natural resource-based ministries.

INTEGRATED LAND MANAGEMENT BUREAU

Voted Appropriations
Regional Operations	31,546	32,982
Species at Risk Coordination	753	823
GeoBC	16,544	21,841
Bureau Management	14,129	9,552
	62,972	65,198

Voted Appropriations Description:   This sub-vote provides for the cross-government coordination of First Nations engagements including implementation of land use and planning agreements, development of government-to-government resource management and land use protocols and, cross-government coordination of First Nations consultation and accommodation. This sub-vote also provides for the operation of regional offices that provide customer assistance with access to natural resource authorizations including supporting information such as guidelines, maps, land and resource use plans and other supporting information; the management, administration and disposition of Crown land including tenure application adjudication, administration, planning and Crown land sales.

This sub-vote provides for the development of a coordinated approach for the recovery of broad-ranging species at risk. It also provides for the integration, warehousing, management, analysis and dissemination of provincial geographic information; and the maintenance, management and administration of provincial terrestrial base mapping, survey control points, air photography quality control programs, as well as legal registry of all Crown land, mineral, forest and other Crown land and natural resource tenures.

This sub-vote also provides for the executive direction and administration of the Bureau including finance, administration, strategic human resources, project management, information management services and systems, information and privacy, land and other revenue collection and trust fund management for the Bureau operations, programs and clients. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Costs are recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 15 — INTEGRATED LAND MANAGEMENT BUREAU	62,972	65,198

MINISTRY OF AGRICULTURE AND LANDS

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

STATUTORY — CROWN LAND

This statutory account provides for operations described in the statutory appropriation under the core business Crown Land.

CROWN LAND

Statutory Appropriation
Crown Land Special Account	80,020	84,720

Statutory Appropriation Description:   This statutory account provides for the Crown Land Special Account.

STATUTORY - SPECIAL ACCOUNT	80,020	84,720

MINISTRY OF AGRICULTURE AND LANDS

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

STATUTORY — PRODUCTION INSURANCE

This statutory appropriation provides for the Production Insurance Special Account which is governed under the Special Accounts Appropriations and Control Act. Authority to operate the Production Insurance scheme is derived from the Insurance for Crops Act.

PRODUCTION INSURANCE

Statutory Appropriation
Production Insurance Special Account	19,700	18,500
Transfer from Ministry Operations Vote	(8,200)	(7,000)
	11,500	11,500

Statutory Appropriation Description:   This statutory account provides for the Production Insurance Special Account.

STATUTORY — SPECIAL ACCOUNT	19,700	18,500

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	66,836	75,920
Operating Costs	88,066	80,563
Government Transfers	114,637	123,337
Other Expenses	32,726	45,098
Internal Recoveries	(19,522)	(20,638)
External Recoveries	(11,751)	(14,928)
TOTAL OPERATING EXPENSE	270,992	289,352

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

($000)

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act, 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and was changed to a Special Account under the Special Accounts Appropriations and Control Act, 1982.

Revenue sources include land sales, land exchanges, land tenures, royalty revenues, interest income, and fees. Costs of development reflect those costs directly associated with the aquisition, servicing, development, tenuring and disposition of Crown land. Expenses include costs such as reporting, clean-up and Crown land servicing. Receipts represent repayment of outstanding loans and deposits made on pending sales.

This Special Account includes the write-up from book value to market value (revenue) and related expenses associated with providing Free Crown Grants and Nominal Rent Tenures at less than fair market value, in accordance with generally accepted accounting principles. Free Crown Grants are grants of Crown land, and Nominal Rent Tenures are leases of Crown land to organizations inside or outside of the government reporting entity, usually provided free or at a nominal value. An expense budget is provided based on an assessment of requirements for Free Crown Grants or Nominal Rent Tenures. As write-ups to fair market value (revenue) are fully offset by grant transfers (expense) to beneficiaries, these transactions do not impact the bottom line for the Special Account or the government’s summary accounts.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	96,614	112,203
Less: Cost of Development	(5,249)	(4,805)
	91,365	107,398
Expense	(20)	(20)
Net Revenue (Expense)	91,345	107,378

FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Revenue	80,000	84,700
Expense:
– Ministry of Advanced Education	—	(2,500)
– Ministry of Community Services	(10,000)	(10,000)
– Ministry of Economic Development	(25,000)	—
– Ministry of Education	—	(18,500)
– Ministry of Environment	(12,000)	(10,000)
– Ministry of Forests and Range	(1,000)	(1,000)
– Ministry of Health	(1,500)	(1,500)
– Ministry of Tourism, Sport and the Arts	(3,500)	(4,200)
– Ministry of Transportation	(7,000)	(7,000)
– Renewal of Nominal Rent Tenures	(10,000)	(10,000)
– Contingency(4)	(10,000)	(20,000)
Total Expense	(80,000)	(84,700)

Net Revenue (Expense)	—	—

Transfer to the General Fund	(91,415)	(107,448)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	70	70
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	70	70

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	50,000	50,000

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

(3)	Expenses and revenues reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.
(4)	A contingency is included to enable provision of free crown grants and nominal rent tenures that were not anticipated by the province but which are deemed to be in the public interest.

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

($000)

PRODUCTION INSURANCE

This account is established as a special account effective April 1, 2005 by Section 9.2 of the Special Account Appropriations and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, and producers, and indemnities payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Recoveries are received from external organizations for reinsurance proceeds.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	26,140	26,940
OPERATING TRANSACTIONS
Revenue	11,500	12,300
Revenue from Appropriation	8,200	7,000
Expense	(19,701)	(18,501)
Internal and External Recoveries	1	1
Net Revenue (Expense)	—	800

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	800

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	26,940	27,740

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF AGRICULTURE AND LANDS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

CROWN LAND ADMINISTRATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land.

Receipts	—	—
Disbursements	8,250	8,250
Net Cash Source (Requirement)	(8,250)	(8,250)

INDUSTRY DEVELOPMENT

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts	458	350
Disbursements	—	—
Net Cash Source (Requirement)	458	350

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General and Minister Responsible for Multiculturalism is to be responsible in government for law reform, for the administration of justice, and for seeing that public affairs are administered in accordance with the law. The Ministry is also responsible in government to meet the settlement needs of immigrants and refugees, to promote multiculturalism and to eliminate racism.

MINISTRY SUMMARY

($000)

	Estimates 2007/08 (1)	Estimates 2008/09

VOTED APPROPRIATIONS
Vote 16 — Ministry Operations	426,315	451,905
Vote 17 — Judiciary	62,777	68,135
Vote 18 — Crown Proceeding Act	27,500	24,500
Vote 19 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATIONS
Public Guardian and Trustee of British Columbia Special Account	19,210	20,999
Less: Transfer from Ministry Operations Vote	(8,757)	(10,546)

OPERATING EXPENSE	527,046	554,994

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	9,993	8,541
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,582	3,674

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF ATTORNEY GENERAL

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Justice Transformation	5,148	8,274	—	8,274
Justice Services	99,917	103,087	(1,752)	101,335
Prosecution Services	99,737	107,977	—	107,977
Court Services	137,164	147,189	(2,289)	144,900
Legal Services	17,410	19,533	(300)	19,233
Multiculturalism and Immigration	9,359	51,009	(41,263)	9,746
Executive and Support Services	57,580	60,718	(278)	60,440
Judiciary	62,777	68,135	—	68,135
Crown Proceeding Act	27,500	24,500	—	24,500
British Columbia Utilities Commission	1	5,994	(5,993)	1
Public Guardian and Trustee of British Columbia	10,453	13,489	(3,036)	10,453

TOTAL OPERATING EXPENSES	527,046	609,905	(54,911)	554,994

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Justice Services	680	300	—	300
Prosecution Services	730	300	—	300
Court Services	4,588	5,129	—	5,129
Legal Services	298	150	—	150
Multiculturalism and Immigration	1,015	500	—	500
Executive and Support Services	815	900	—	900
Judiciary	831	750	—	750
British Columbia Utilities Commission	12	12	—	12
Public Guardian and Trustee of British Columbia	1,024	500	—	500

TOTAL CAPITAL EXPENDITURES	9,993	8,541	—	8,541

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	1,806	(1,806)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	1,806	(1,806)	—

MINISTRY OF ATTORNEY GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 16 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Justice Transformation, Justice Services, Prosecution Services, Court Services, Legal Services, Multiculturalism and Immigration, and Executive and Support Services.

JUSTICE TRANSFORMATION

Voted Appropriations	2,895	3,895
Justice Reform	2,253	4,379
Community Court	5,148	8,274

Voted Appropriations Description:   This sub-vote provides for the development, trial and initial implementation of civil, family and criminal justice reforms to make the justice system more accessible, efficient and cost-effective. Recoveries are received from the Ministry of Public Safety and Solicitor General towards the cost of this sub-vote.

JUSTICE SERVICES

Voted Appropriation
Justice Services	99,917	101,335

Voted Appropriation Description:   This sub-vote provides for the administration and management of justice services throughout the province, including civil and family law reform; administrative justice reform; legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and services associated with interjurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Recoveries are received from ministries, the Legal Services Society, and the federal government for services described in this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	99,737	107,977

Voted Appropriation Description:   This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victims of Crime Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	137,164	144,900

Voted Appropriation Description:   This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services provided.

MINISTRY OF ATTORNEY GENERAL

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

	Estimates 2007/08	Estimates 2008/09

LEGAL SERVICES

Voted Appropriation
Legal Services	17,410	19,233

Voted Appropriation Description:   This sub-vote provides for legal and related services including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council to the province and various agencies, boards, commissions and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.

MULTICULTURALISM AND IMMIGRATION

Voted Appropriation
Multiculturalism and Immigration	9,359	9,746

Voted Appropriation Description:   This sub-vote provides for the coordination of resources and services provided for policy and program development and delivery with respect to multiculturalism and immigration; negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration; and, settlement services for immigrants. Recoveries are received from the federal government, pursuant to federal/provincial agreements for settlement services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations	724	763
Minister’s Office	42,889	43,802
Corporate Services	13,967	15,875
Agencies, Boards and Commissions	57,580	60,440

Voted Appropriations Description:   This sub-vote provides for the office of the Attorney General and Minister Responsible for Multiculturalism, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; centrally provided shared services; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Under agreement, management services are also provided to the Ministry of Aboriginal Relations and Reconciliation. This sub-vote also provides for agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General, and the Ministry. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. The operations of the Public Guardian and Trustee are partially funded by this sub-vote. Recoveries are received from ministries, organizations, and individuals for services provided within this sub-vote.

VOTE 16 — MINISTRY OPERATIONS	426,315	451,905

MINISTRY OF ATTORNEY GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 17 — JUDICIARY

This vote provides for judiciary programs and operations described in the voted appropriations under the Judiciary core business.

JUDICIARY

Voted Appropriations	13,767	15,001
Superior Courts	49,010	53,134
Provincial Courts	62,777	68,135

Voted Appropriations Description:   This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act.

VOTE 17 — JUDICIARY	62,777	68,135

MINISTRY OF ATTORNEY GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 18 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	27,500	24,500

Voted Appropriation Description:   This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 18 — CROWN PROCEEDING ACT	27,500	24,500

MINISTRY OF ATTORNEY GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 19 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described under the British Columbia Utilities Commission core business.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description:   This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and parties external to government.

VOTE 19 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF ATTORNEY GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

STATUTORY — PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

This statutory account provides for the programs and operations described in the statutory appropriations under the Public Guardian and Trustee of British Columbia core business.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

Statutory Appropriation
Public Guardian and Trustee of British Columbia Special Account	19,210	20,999
Transfer from Ministry Operations Vote	(8,757)	(10,546)
	10,453	10,453

Statutory Appropriation Description:   This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Guardian and Trustee Act.

STATUTORY — SPECIAL ACCOUNTS	19,210	20,999

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	307,154	335,735
Operating Costs	171,701	183,464
Government Transfers	112,987	131,821
Other Expenses	30,334	27,320
Internal Recoveries	(59,912)	(68,435)
External Recoveries	(35,218)	(54,911)
TOTAL OPERATING EXPENSE	527,046	554,994

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNT(1)

($000)

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee Operating Account is established as a special account in the General Fund of the Consolidated Revenue Fund by the Public Trustee Amendment Act, 1989, and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Recoveries are received from clients and parties external to government.

	Estimates 2007/08	Estimates 2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	16,043	16,310
OPERATING TRANSACTIONS
Revenue	11,357	11,357
Revenue from Appropriation	8,757	10,546
Expense	(21,546)	(24,035)
Internal and External Recoveries	2,336	3,036
Net Revenue (Expense)	904	904

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	(907)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(1,024)	(500)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(1,024)	(500)
Difference Between 2007/08 Estimates and Actual Net Cash Source (Requirement)	427	—
Working Capital Adjustments and Other Spending Authority Committed (3)	867	784

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	16,310	17,498

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	1,390	1,806
Disbursements	1,390	1,806
Net Cash Source (Requirement)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities in caring for and protecting vulnerable children and youth, and to maximize the potential of every child in British Columbia by supporting healthy child and family development. The Minister is also responsible for supporting Community Living British Columbia to achieve its mandate to provide and improve upon services to individuals with developmental disabilities.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATIONS
Vote 20 — Ministry Operations	1,219,515	1,306,920
Vote 21 — Community Living Services	638,502	680,084

OPERATING EXPENSE	1,858,017	1,987,004
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	19,517	13,853
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(125)	(125)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	4,286	4,547

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Child and Family Development	709,581	813,749	(63,656)	750,093
Early Childhood Development, Child Care and Supports to Children with Special Needs	421,865	466,339	(1)	466,338
Provincial Services	62,108	67,369	(3,602)	63,767
Executive and Support Services	25,961	27,289	(567)	26,722
Ministry Monitoring - Community Living Services	674	680	—	680
Transfers to Community Living British Columbia	637,828	679,404	—	679,404

TOTAL OPERATING EXPENSES	1,858,017	2,054,830	(67,826)	1,987,004

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	19,517	13,853	—	13,853

TOTAL CAPITAL EXPENDITURES	19,517	13,853	—	13,853

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(125)	—	(125)	(125)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(125)	—	(125)	(125)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Child and Family Development; Early Childhood Development, Child Care and Supports to Children with Special Needs; Provincial Services; and Executive and Support Services.

CHILD AND FAMILY DEVELOPMENT

Voted Appropriation
Child and Family Development	709,581	750,093

Voted Appropriation Description:   This sub-vote provides for service support, direct operating costs and local administration of community-based support services for Aboriginal and non-Aboriginal children, youth and families; quality assurance initiatives; establishing new governance structures; funding under the Community Services Interim Authorities Act or any legislation providing for the establishment of permanent authorities, the Child, Family and Community Service Act, the Adoption Act, the Youth Justice Act, the federal Youth Criminal Justice Act, and the Mental Health Act, or for administration, operations or services under those Acts; and other initiatives to support children, youth, former youth in care and families, including costs related to transformation of services. Recoveries are received from the federal government for child protection services, children in care, and youth justice services; and from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

EARLY CHILDHOOD DEVELOPMENT, CHILD CARE AND SUPPORTS TO CHILDREN WITH SPECIAL NEEDS

Voted Appropriation
Early Childhood Development, Child Care and Supports to Children with Special Needs	421,865	466,338

Voted Appropriation Description:   This sub-vote provides for service support, direct operating costs and local administration of early childhood development services, services for children and youth with special needs and their families, and early learning and child care, including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

PROVINCIAL SERVICES

Voted Appropriation
Provincial Services	62,108	63,767

Voted Appropriation Description:   This sub-vote provides for program support and administration for young offender services that promote rehabilitation including youth custody centres and youth forensic psychiatric services to the courts and clients, specialized provincial services under provisions of the Youth Justice Act, the federal Youth Criminal Justice Act, the Mental Health Act and the Forensic Psychiatry Act, and other services to support children and youth. Recoveries are received from the federal government for youth justice services and from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	860	915
Corporate Services	25,101	25,807
	25,961	26,722

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Children and Family Development; the office of the Minister of State for Child Care; and overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, early childhood development, child care, children and youth with special needs, and provincial services; and for the administration of the Human Resource Facility Act. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Recoveries are received from the federal government, organizations and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

VOTE 20 — MINISTRY OPERATIONS	1,219,515	1,306,920

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 21 — COMMUNITY LIVING SERVICES

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Ministry Monitoring- Community Living Services and Transfers to Community Living British Columbia.

MINISTRY MONITORING - COMMUNITY LIVING SERVICES

Voted Appropriation
Ministry Monitoring - Community Living Services	674	680

Voted Appropriation Description:   This sub-vote provides for general support and advice to the Minister regarding Community Living Services including funding for the Office of the Service Quality Advocate.

TRANSFERS TO COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriations
Adult Community Living Services	583,059	617,786
Children’s Community Living Services	54,769	61,618
	637,828	679,404

Voted Appropriations Description:   This sub-vote provides for transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults and children with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

VOTE 21 — COMMUNITY LIVING SERVICES	638,502	680,084

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	309,628	336,446
Operating Costs	124,450	134,593
Government Transfers	1,480,561	1,583,257
Other Expenses	1,109	2,985
Internal Recoveries	(2,334)	(2,451)
External Recoveries	(55,397)	(67,826)
TOTAL OPERATING EXPENSE	1,858,017	1,987,004

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social service providers, including funds under the Human Resource Facility Act.

Receipts	125	125
Disbursements	—	—
Net Cash Source (Requirement)	125	125

MINISTRY OF COMMUNITY SERVICES

The mission of the Ministry of Community Services and the Minister Responsible for Seniors’ and Women’s Issues is to promote sustainable, liveable communities that provide healthy and safe places for British Columbians. The BC Public Service Agency provides leadership and services that support public service excellence.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATIONS
Vote 22 — Ministry Operations	255,305	285,688
Vote 23 — BC Public Service Agency	9,533	11,516

STATUTORY APPROPRIATION
University Endowment Lands Administration Special Account	6,242	6,442

OPERATING EXPENSE	271,080	303,646
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	3,549	3,549
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	566	568

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF COMMUNITY SERVICES

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Local Government (includes special account)	196,654	245,965	(25,000)	220,965
Women’s, Seniors’ and Community Services	55,919	61,712	—	61,712
Executive and Support Services	8,974	9,455	(2)	9,453
Business Transformation (Agency)	30	31	(1)	30
Client Services (Agency)	2,259	4,084	(743)	3,341
Talent Management (Agency)	5,439	5,965	—	5,965
Employee Relations (Agency)	233	467	(1)	466
Compensation, Benefits and Policy (Agency)	1	19,376	(19,375)	1
Executive and Support Services (Agency)	1,571	1,714	(1)	1,713

TOTAL OPERATING EXPENSES	271,080	348,769	(45,123)	303,646

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Local Government	725	725	—	725
Women’s, Seniors’ and Community Services	375	375	—	375
Executive and Support Services	880	880	—	880
Business Transformation (Agency)	1,299	1,299	—	1,299
Executive and Support Services (Agency)	270	270	—	270

TOTAL CAPITAL EXPENDITURES	3,549	3,549	—	3,549

MINISTRY OF COMMUNITY SERVICES

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Local Government; Women’s, Seniors’ and Community Services; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	185,248	209,132
University Endowment Lands	5,164	5,391
	190,412	214,523
Statutory Appropriation
University Endowment Lands Administration Special Account	6,242	6,442
	196,654	220,965

Voted Appropriations Description:   This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, financial and other support to local governments and other related organizations, and for the operation of the University Endowment Lands. Recoveries are received from ministries, local and federal governments for services provided for in this sub-vote.

Statutory Appropriation Description:   This statutory appropriation provides for the University Endowment Lands Administration Special Account which is governed under the University Endowment Land Act, 1979.

WOMEN’S, SENIORS’ AND COMMUNITY SERVICES

Voted Appropriation
Women’s, Seniors’ and Community Services	55,919	61,712

Voted Appropriation Description:   This sub-vote provides for policy development, financial and other support for seniors’ and women’s issues and community services including inner-city partnerships; the Vancouver Agreement; community transition, and support services to women and their children who are leaving, or are affected by abusive relationships; mentoring for women entering or re-entering the workforce; prevention initiatives; and response to the Premier’s Council on Aging and Seniors’ Issues.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	528	576
Management Services	8,446	8,877
	8,974	9,453

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Community Services and the Minister Responsible for Seniors’ and Women’s Issues, including salaries, benefits, allowances, and operating expenses of the minister’s staff. The sub-vote also provides for executive direction of the Ministry of Community Services and administrative services for the operating programs of the Ministry of Community Services and the Ministry of Tourism, Sport and the Arts, including financial administration and budget coordination, strategic and business planning and reporting, information and privacy, records management, human resources, office management and accommodation and information systems. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Recoveries may be received from ministries, local and federal governments for services provided in this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	255,305	285,688
STATUTORY — SPECIAL ACCOUNT	6,242	6,442

MINISTRY OF COMMUNITY SERVICES

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 23 — BC PUBLIC SERVICE AGENCY

This vote provides for the British Columbia Public Service Agency programs and operations described in the voted appropriations under the following six core businesses: Business Transformation; Client Services; Talent Management; Employee Relations; Compensation, Benefits and Policy; and Executive and Support Services.

BUSINESS TRANSFORMATION

Voted Appropriation
Business Transformation ADM Office	30	30

Voted Appropriation Description:   This sub-vote provides for transformative change within the human resource function in order to continue to enhance client satisfaction, improve efficiency, reduce costs and increase innovation. Recoveries are received from ministries, Crown agencies, and Boards and Commissions for services provided under this sub-vote.

CLIENT SERVICES

Voted Appropriation
Regional Operations	2,259	3,341

Voted Appropriation Description:   This sub-vote provides for a full range of day-to-day human resource consulting and related human resource services and programs on a regional basis to assist clients in meeting their business goals. This core business also provides for delivery of Disability Management and Occupational Safety Programs. Recoveries are received from ministries, Crown agencies, Boards and Commissions and other public sector agencies and organizations for services provided under this sub-vote.

TALENT MANAGEMENT

Voted Appropriation
Talent Management	5,439	5,965

Voted Appropriation Description:   This sub-vote provides for leadership and services in the areas of workforce and succession planning, hiring and deployment, employee development and integration and incentives for recruitment into the public service. In addition, this core business provides for the services of the Leadership Centre, which exists to recruit, deploy and develop senior leaders across the public service. This sub-vote also delivers a suite of learning services and employee rewards and recognition. Recoveries are received from ministries for services provided under this sub-vote.

EMPLOYEE RELATIONS

Voted Appropriation
Employee Relations	233	466

Voted Appropriation Description:   This sub-vote provides for a full range of labour relations and workforce adjustment services including negotiation and administration of collective agreements, labour relations advice and dispute resolution. Recoveries are received from ministries, Crown agencies, and Boards and Commissions for services provided under this sub-vote.

MINISTRY OF COMMUNITY SERVICES

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates 2007/08	Estimates 2008/09

COMPENSATION, BENEFITS AND POLICY

Voted Appropriations
Provincial Pensions	139,376	156,727
Miscellaneous and Statutory Items	5,000	5,000
Canada Pension	55,665	59,827
Death and Retiring Benefits	5,120	8,903
Extended Health and Dental Benefits	52,750	53,580
Group Insurance	3,965	273
Medical Services Plan	22,990	24,686
Long Term Disability	37,574	37,516
Employment Insurance	24,188	25,657
Workers Compensation	10,500	10,000
Employee and Family Assistance Program	1,125	1,100
Other Benefits	26,597	28,429
Recoveries	(384,849)	(411,697)
	1	1

Voted Appropriations Description:   This sub-vote provides for services in compensation, health, benefits, terms and conditions of employment for excluded staff, related policy and program development for these business lines and the Agency’s policy coordination and legislation. This sub-vote also provides for the management of the Community Services Fund, a public service wide annual drive for, and disbursement of, charitable donations. Recoveries are received from ministries, Crown agencies, Boards and Commissions and other public sector agencies and organizations for services provided under this sub-vote.

EXECUTIVE AND SUPPORT SERVICES (AGENCY)

Voted Appropriations
Deputy Minister’s Office	1,202	1,330
Corporate Services	369	383
	1,571	1,713

Voted Appropriations Description:   This sub-vote provides for the executive direction of the BC Public Service Agency, administrative support services, policy and program development, communications, strategic planning, performance management and provides support to independent offices. Other administrative services, including financial, human resources, information systems, facilities management and freedom of information and protection of privacy, planning and performance management are provided by the Ministry of Finance. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Recoveries are received from ministries, Crown agencies, and Boards and Commissions for services provided within this sub-vote.

VOTE 23 — BC PUBLIC SERVICE AGENCY	9,533	11,516

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	450,083	461,725
Operating Costs	30,223	31,218
Government Transfers	275,145	288,998
Other Expenses	9,802	31,647
Internal Recoveries	(428,688)	(464,819)
External Recoveries	(65,485)	(45,123)
TOTAL OPERATING EXPENSE	271,080	303,646

MINISTRY OF COMMUNITY SERVICES

SPECIAL ACCOUNT (1)

($000)

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, was continued under the University Endowment Land Act, 1979. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licenses and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	30,677	30,677
OPERATING TRANSACTIONS
Revenue	6,242	6,442
Expense	(6,242)	(6,442)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	30,677	30,677

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF ECONOMIC DEVELOPMENT

The mission of the Ministry of Economic Development is to work for British Columbians to build the best performing economy in Canada, through maximizing the benefits of B.C.’s diverse economy, its proximity to emergent opportunities in Asia, and the 2010 Olympic and Paralympic Winter Games.

MINISTRY SUMMARY

($000)

	Estimates 2007/08 (1)	Estimates 2008/09

VOTED APPROPRIATION
Vote 24 — Ministry Operations	265,660	225,218

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSE	266,160	225,718
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	486	396
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	168	231

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF ECONOMIC DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Marketing, Investment, Trade and Economic Immigration	11,949	21,242	(2,405)	18,837
Enhancing Economic Development (includes special account)	141,117	118,603	(5,008)	113,595
2010 Olympic and Paralympic Winter Games Secretariat	100,279	79,731	(134)	79,597
Executive and Support Services	12,815	13,691	(2)	13,689

TOTAL OPERATING EXPENSES	266,160	233,267	(7,549)	225,718

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Marketing, Investment, Trade and Economic Immigration	90	40	—	40
Enhancing Economic Development	50	50	—	50
2010 Olympic and Paralympic Winter Games Secretariat	216	216	—	216
Executive and Support Services	130	90	—	90

TOTAL CAPITAL EXPENDITURES	486	396	—	396

MINISTRY OF ECONOMIC DEVELOPMENT

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 24 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Marketing, Investment, Trade and Economic Immigration, Enhancing Economic Development, 2010 Olympic and Paralympic Winter Games Secretariat, and Executive and Support Services.

MARKETING, INVESTMENT, TRADE AND ECONOMIC IMMIGRATION

Voted Appropriation
Marketing, Investment, Trade and Economic Immigration	11,949	18,837

Voted Appropriation Description:   This sub-vote provides for facilitating trade and investment and communicating British Columbia’s advantages and opportunities; administering and financing the Provincial Nominee Program to attract skilled immigrants; delivering effective business immigration programs to attract economic immigration clients to strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; implementing strategies and funding organizations to promote British Columbia and achieve improvements in specific areas such as trade, science and technology; planning and managing trade missions to profile British Columbia in key markets; and assisting the private sector to leverage identified marketing opportunities. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

ENHANCING ECONOMIC DEVELOPMENT

Voted Appropriation
Enhancing Economic Development	140,617	113,095

Statutory Appropriation
Northern Development Fund Special Account	500	500
	141,117	113,595

Voted Appropriation Description:   This sub-vote provides for development of comprehensive economic strategies; working with investors to facilitate economic development and job creation; managing programs and providing financial assistance to improve urban and rural infrastructure throughout the province; administering federal/provincial infrastructure and economic programs; administering immigration credential recognition programs and labour market planning; developing worker training strategies and implementing strategic labour market policies; providing funding to the Industry Training Authority; and providing support, including financial assistance, for projects, initiatives and trusts that support economic growth and diversification throughout the province. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

Statutory Appropriation Description:   This statutory appropriation provides for the Northern Development Fund Special Account which is governed under the BC-Alcan Northern Development Fund Act.

2010 OLYMPIC AND PARALYMPIC WINTER GAMES SECRETARIAT

Voted Appropriation
2010 Olympic and Paralympic Winter Games Secretariat	100,279	79,597

Voted Appropriation Description:   This sub-vote provides for the 2010 Olympic and Paralympic Winter Games Secretariat to coordinate intra and inter-governmental relations; fund initiatives that support the Olympic and Paralympic Winter Games and economic development activities related to the Games throughout the province, including support for organizations such as the Vancouver Organizing Committee. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MINISTRY OF ECONOMIC DEVELOPMENT

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates 2007/08	Estimates 2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	542	590
Corporate Services	9,377	10,726
Columbia Basin Trust	2,146	2,223
Reserves for Doubtful Accounts	750	150
	12,815	13,689

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Economic Development, administration, and ministry executive support including the deputy ministers’ offices, financial and human resources, legislation and administrative services, library operations, records management, and information systems. This sub-vote also provides for administrative support services for the Ministry of Energy, Mines and Petroleum Resources and operating assistance grants to the Columbia Basin Trust. This sub-vote also provides for reserves for doubtful accounts and write-downs of investments. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

VOTE 24 — MINISTRY OPERATIONS	265,660	225,218
STATUTORY — SPECIAL ACCOUNT	500	500

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,311	22,627
Operating Costs	16,718	25,063
Government Transfers	233,381	185,436
Other Expenses	923	176
Internal Recoveries	—	(35)
External Recoveries	(2,173)	(7,549)
TOTAL OPERATING EXPENSE	266,160	225,718

MINISTRY OF ECONOMIC DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

NORTHERN DEVELOPMENT FUND

This account was created by the BC-Alcan Northern Development Fund Act, 1998. The purpose is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations costs for the Nechako-Kitimaat Development Funds Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	8,466	8,541
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	8,541	8,616

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education and the Minister Responsible for Early Learning and Literacy is to set legal, financial, curricular and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08 (1)	2008/09

VOTED APPROPRIATION
Vote 25 — Ministry Operations	5,494,458	5,675,357

OPERATING EXPENSE	5,494,458	5,675,357

PREPAID CAPITAL ADVANCES (2)	256,300	305,425
CAPITAL EXPENDITURES (3)	6,885	5,220
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	322	342

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Education Programs	4,847,460	5,027,183	(18,168)	5,009,015
Debt Service and Amortization	550,163	571,475	(412)	571,063
Public Libraries	15,675	15,675	—	15,675
Management Services	20,200	20,671	(7)	20,664
Executive and Support Services	60,960	59,674	(734)	58,940

TOTAL OPERATING EXPENSES	5,494,458	5,694,678	(19,321)	5,675,357

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Schools	256,300	305,425	—	305,425

TOTAL PREPAID CAPITAL ADVANCES	256,300	305,425	—	305,425

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	6,885	5,220	—	5,220

TOTAL CAPITAL EXPENDITURES	6,885	5,220	—	5,220

MINISTRY OF EDUCATION

OPERATING EXPENSE BY CORE BUSINESS
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 25 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Education Programs, Debt Service and Amortization, Public Libraries, Management Services and Executive and Support Services.

EDUCATION PROGRAMS

Voted Appropriation
Education Programs	4,847,460	5,009,015

Voted Appropriation Description:  This sub-vote provides funding to support K-12 education, early learning and literacy.  Recoveries are received from public and independent schools for the Common Student Information System and from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

DEBT SERVICE AND AMORTIZATION

Voted Appropriations
Debt Services Costs	353,700	374,600
Amortization of Prepaid Capital Advances	196,463	196,463
	550,163	571,063

Voted Appropriations Description:  This sub-vote provides for the payment of short and long term debt service costs for  approved capital construction projects, buses and equipment purchases. Sinking fund assets, which are used to pay off existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for the amortization of funds advanced for capital projects including constructing new buildings, renovations and improvements, school site acquisitions, portables, capital leases, buses and equipment purchases. Recoveries are received from the federal government for expenditures relating to the Official Languages in Education Protocol.

PUBLIC LIBRARIES

Voted Appropriation
Public Libraries	15,675	15,675

Voted Appropriation Description: This sub-vote provides funding to support the Public Library system.

MANAGEMENT SERVICES

Voted Appropriation
Management Services	20,200	20,664

Voted Appropriation Description:  This sub-vote provides support for Ministry operating programs including financial  services, human resource management, information management, administrative services, freedom of information and privacy, and general services and assistance to the Ministry of Advanced Education and the Ministry of Education and boards, agencies and commissions supported by those Ministries. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Recoveries are received from miscellaneous sources including cost recovery for freedom of information requests.

MINISTRY OF EDUCATION

OPERATING EXPENSE BY CORE BUSINESS (Continued)
($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	505	537
K-12 Education Programs	60,455	58,403
	60,960	58,940

Voted Appropriations Description:   This sub-vote provides for executive direction for the ministry and management and program support for K-12 education, early learning and literacy. This sub-vote also provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister’s staff. Transfers are provided for education development and implementation activities. Recoveries are received from various sources including general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources such as exam fees and ministry reports.

VOTE 25 — MINISTRY OPERATIONS	5,494,458	5,675,357

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	25,668	26,209
Operating Costs	252,198	249,911
Government Transfers	4,882,104	5,043,659
Other Expenses	353,809	374,899
External Recoveries	(19,321)	(19,321)
TOTAL OPERATING EXPENSE	5,494,458	5,675,357

MINISTRY OF EDUCATION

PREPAID CAPITAL ADVANCES BY CORE BUSINESS
($000)

Estimates	Estimates
2007/08	2008/09

PUBLIC SCHOOLS

SCHOOLS — Disbursements are provided for approved school capital projects including costs related to construction, school site acquisition, portable facilities, capital leases, and bus and equipment purchases.

Receipts	—	—
Disbursements	256,300	305,425
Net Cash Source (Requirement)	(256,300)	(305,425)

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

The mission of the Ministry of Employment and Income Assistance is to focus on the customer by transforming the way we deliver services in employment and assistance, using effective and outcome based practices, and working in collaboration with ministries, other levels of government and service agencies.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2007/08	2008/09

VOTED APPROPRIATION
Vote 26 — Ministry Operations	1,494,408	1,527,012

OPERATING EXPENSE	1,494,408	1,527,012
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	17,595	22,725
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,973	1,973

NOTES
(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

CORE BUSINESS SUMMARY
($000)

		2008/09 ESTIMATES
	2007/08	External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Employment Programs	97,829	97,931	(1)	97,930
Temporary Assistance	358,111	353,053	(1,268)	351,785
Disability Assistance	741,947	769,257	(3,875)	765,382
Supplementary Assistance	269,766	289,408	(5,020)	284,388
Employment and Assistance Appeal Tribunal	2,070	2,071	(1)	2,070
Executive and Support Services	24,685	25,497	(40)	25,457

TOTAL OPERATING EXPENSES	1,494,408	1,537,217	(10,205)	1,527,012

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	17,595	22,725	—	22,725

TOTAL CAPITAL EXPENDITURES	17,595	22,725	—	22,725

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

OPERATING EXPENSE BY CORE BUSINESS
($000)

Estimates	Estimates
2007/08	2008/09

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Employment Programs, Temporary Assistance, Disability Assistance, Supplementary Assistance, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

EMPLOYMENT PROGRAMS

Voted Appropriation
Employment Programs	97,829	97,930

Voted Appropriation Description:  This sub-vote provides for the operation and administration of programs to assist eligible  individuals to find sustainable employment. It also provides for the operation and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote provides for salaries and benefits for individuals with disabilities receiving on the job training under the public service employment program. Recoveries may be received from ministries and from parties external to government under cost sharing agreements for programs.

TEMPORARY ASSISTANCE

Voted Appropriation
Temporary Assistance	358,111	351,785

Voted Appropriation Description:  This sub-vote provides for temporary assistance in accordance with the Employment and  Assistance Act for the family units of eligible individuals who are capable of financial independence through employment, are unable to seek work because of a prescribed short-term medical or other condition, or who have persistent multiple barriers to employment. It also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

DISABILITY ASSISTANCE

Voted Appropriation
Disability Assistance	741,947	765,382

Voted Appropriation Description:  This sub-vote provides for disability assistance in accordance with the Employment and  Assistance for Persons with Disabilities Act for the family units of eligible individuals with disabilities who are not expected to gain financial independence through employment or who are seeking work. It also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

SUPPLEMENTARY ASSISTANCE

Voted Appropriation
Supplementary Assistance	269,766	284,388

Voted Appropriation Description:  This sub-vote provides for health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and Employment and Assistance for Persons with Disabilities Act and for programs that support the purposes of the legislation. It also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, Bus Pass Program user fees, from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

OPERATING EXPENSE BY CORE BUSINESS (Continued)
($000)

Estimates	Estimates
2007/08	2008/09

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriations
Employment and Assistance Appeal Tribunal	2,070	2,070

Voted Appropriation Description:  This sub-vote provides for salaries, benefits, allowances, operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, regionally-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs are recovered from ministries and other levels of government for services provided for in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriation
Minister’s Office	418	446
Corporate Services	24,267	25,011
	24,685	25,457

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Employment and Income Assistance. It provides for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes: strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, records management, and freedom of information and protection of privacy. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. It also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs are recovered from ministries and from parties external to government for services provided for in this sub-vote.

VOTE 26 — MINISTRY OPERATIONS	1,494,408	1,527,012

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	125,633	124,168
Operating Costs	77,911	76,908
Government Transfers	1,293,221	1,330,647
Other Expenses	6,407	5,634
Internal Recoveries	(136)	(140)
External Recoveries	(8,628)	(10,205)
TOTAL OPERATING EXPENSE	1,494,408	1,527,012

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate a positive climate for the economic, environmental and socially responsible development of British Columbia’s energy, mineral and petroleum resources for the benefit of British Columbians.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2007/08 (1)	2008/09

VOTED APPROPRIATIONS
Vote 27 — Ministry Operations	46,228	70,694
Vote 28 — Contracts and Funding Arrangements	33,560	2,500

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	—	17,400

OPERATING EXPENSE	79,788	90,594
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,435	1,435
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	315	342

NOTES
(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

CORE BUSINESS SUMMARY
($000)

		2008/09 ESTIMATES
	2007/08	External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Oil and Gas	12,468	12,075	(2)	12,073
Titles and Offshore	5,797	6,204	(2)	6,202
Mining and Minerals	14,180	14,039	(2)	14,037
Electricity and Alternative Energy	2,533	26,488	(2)	26,486
Innovative Clean Energy Fund Special Account	—	17,400	—	17,400
Marketing, Aboriginal and Community Relations	5,053	5,158	(2)	5,156
Executive and Support Services	6,197	6,744	(4)	6,740
Contracts and Funding Arrangements	33,560	2,500	—	2,500
TOTAL OPERATING EXPENSES	79,788	90,608	(14)	90,594

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	383	383	—	383
Titles and Offshore	54	54	—	54
Mining and Minerals	813	813	—	813
Electricity and Alternative Energy	7	7	—	7
Executive and Support Services	178	178	—	178
TOTAL CAPITAL EXPENDITURES	1,435	1,435	—	1,435

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	29,000	(29,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	29,000	(29,000)	—

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 27 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Oil and Gas; Titles and Offshore; Mining and Minerals; Electricity and Alternative Energy; Innovative Clean Energy Fund; Marketing, Aboriginal and Community Relations; and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	12,468	12,073

Voted Appropriation Description:     This sub-vote provides for management of the Province’s natural gas and petroleum resources; facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, engineering, environmental, volume and pricing analysis to develop and implement policies and programs; identifying, stimulating and facilitating development opportunities; fostering skilled oil and gas labour and service sector resources; providing information to the public; streamlining provincial statutes and regulations that apply to the oil and gas sector; and representing the province’s interests before energy regulatory tribunals and developing and maintaining petroleum geology databases. Recoveries are received from organizations and individuals external to government for approved infrastructure program costs and from ministries, Crown agencies and parties external to the govenment for services provided under this sub-vote.

TITLES AND OFFSHORE

Voted Appropriation
Titles and Offshore	5,797	6,202

Voted Appropriation Description:     This sub-vote provides for the administration of Crown-owned subsurface resources, including the issuance of petroleum and natural gas tenures, geothermal tenures and underground natural gas storage rights; promotion of the mineral exploration and mining industry by issuing and administering coal, mineral and placer exploration and production tenures; and by maintaining tenure registries and collecting fees associated with subsurface tenures and ensuring compliance with provincial legislation and regulations. This sub-vote also provides for participation in development of provincial land use policies and programs to ensure that subsurface resource values are considered; and for negotiation and approval of compensation for subsurface resources tenures impacted by Crown land use decisions. This sub-vote also provides for management of government’s objectives for the responsible development of offshore oil and gas resources, including developing policies and programs to establish and regulate an industry; identifying and capitalizing on offshore oil and gas development opportunities; providing information to the public; involving First Nations, other governments, stakeholders, and non-governmental organizations in the development of regulatory and fiscal regimes; and representing offshore oil and gas interests in marine planning initiatives. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MINING AND MINERALS

Voted Appropriation
Mining and Minerals	14,180	14,037

Voted Appropriation Description:     This sub-vote provides for management of the Province’s mining resources and regulation of the industries that explore for and develop these resources by regulating the mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; promoting the mineral exploration and mining industry; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; consulting with communities, First Nations, non-governmental organizations and other governments; providing education and information to the public; developing and delivering geoscience databases and surveys; working with industry and providing financial assistance to other organizations to collect and publish baseline geoscience information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analyses to provide measures to enhance exploration and mining investment attractiveness. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	2,533	26,486

Voted Appropriation Description:     This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation and transmission, province-wide energy conservation and efficiency measures, alternative energy development; the advancement of leading edge energy technologies; providing policy advice or direction to electrical utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity resources; and providing operational policy support for independent power producers. This sub-vote also provides for administrative services for the purposes of the Innovative Clean Energy Fund (ICE Fund). Costs related to the provision of supplies and services may be recovered from ministries, including the ICE Fund, Crown agencies and parties external to government.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund Special Account	—	17,400

Statutory Appropriation Description:     This statutory appropriation provides for the Innovative Clean Energy Fund Special Account which is governed under the Financial Statutes (Innovative Clean Energy Fund) Amendment Act, 2007.

MARKETING, ABORIGINAL AND COMMUNITY RELATIONS

Voted Appropriation
Marketing, Aboriginal and Community Relations	5,053	5,156

Voted Appropriation Description:     This sub-vote provides for programs related to the ministry’s corporate services and leading the ministry’s First Nations initiatives and community engagement strategy. Activities include: corporate policy, strategic planning, legislation, intergovernmental relations and administration of the Mediation and Arbitration Board; advancing the new relationship with First Nations and increasing their participation in the energy, mineral and petroleum resource sectors through consultation and accommodation initiatives; and working with communities in the development of energy, mineral and petroleum resources throughout the Province. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	897	964
Corporate Services	5,300	5,776
	6,197	6,740

Voted Appropriations Description:     This sub-vote provides for the offices of the Minister of Energy, Mines and Petroleum Resources and the Minister of State for Mining including salaries, benefits, allowances and operating expenses for the ministers and their staff; executive support including the Deputy Minister’s office; strategic human resources; and administration. Under an agreement, the Ministry of Economic Development provides some administrative support services to the ministry. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Additional costs related to the provision of supplies and services may be recovered from other ministries, Crown agencies and parties external to government.

VOTE 27 — MINISTRY OPERATIONS	46,228	70,694
STATUTORY — SPECIAL ACCOUNT	—	17,400

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 28 — CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs described in the voted appropriations under the Contracts and Funding Arrangements core business.

CONTRACTS AND FUNDING ARRANGEMENTS

Voted Appropriations
Resource Revenue Sharing Agreements	2,500	2,500
Vancouver Island Natural Gas Pipeline Agreeement	31,060	—
	33,560	2,500

Voted Appropriations Description:     This sub-vote provides for transfers to First Nations to share revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and agreements with other First Nations and for payments required under the Vancouver Island Natural Gas Pipeline Agreement.

VOTE 28 — CONTRACTS AND FUNDING ARRANGEMENTS	33,560	2,500

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	27,747	30,526
Operating Costs	17,107	17,766
Government Transfers	34,938	42,168
Other Expenses	—	295
Internal Recoveries	(1)	(147)
External Recoveries	(3)	(14)
TOTAL OPERATING EXPENSE	79,788	90,594

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

SPECIAL ACCOUNT(1)

($000)

INNOVATIVE CLEAN ENERGY FUND

This account was created by the Financial Statutes (Innovative Clean Energy Fund) Amendment Act, 2007. The purpose is to accelerate the development and deployment of clean energy technologies that address provincial energy and environmental priorities through projects that showcase pre-commercial energy technologies with international market potential, or demonstrate the viability of commercial technologies not being used in British Columbia. Revenues credited to the account include levies applied to all purchases of ‘energy products’ in British Columbia under section 68.01 of the Social Services Tax Act and interest earned on the fund balance. Expenses are to support administration costs funded by the Ministry Operations Vote and recovered from the revenues earned in the fund and operating costs necessary to fund projects, programs and/or initiatives that address specific British Columbia energy issues, or related environmental issues that have been identified by government and do one of the following: support the development or adoption of pre-commercial clean energy technologies, or of clean energy technologies not currently used in British Columbia; reduce the environmental impact of the use, production, generation, storage, transmission, delivery, provision, or conversion of energy; demonstrate or promote British Columbia clean energy technologies that have good potential for market demand in other jurisdictions; reduce the cost or improve the reliability of clean energy sources or associated technology; and/or support energy efficiency or conservation. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	13,800
OPERATING TRANSACTIONS
Revenue	—	11,000
Expense	—	(17,400)
Net Revenue (Expense)	—	(6,400)

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)(3)	13,800

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	13,800	7,400

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.
(3)

The Innovative Clean Energy Fund was established on September 1, 2007. An estimated $14 million in revenues were collected during the 2007/08 fiscal year. Expenses of the fund totalled $0.2 million in 2007/08.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

Receipts	31,393	29,000
Disbursements	31,393	29,000
Net Cash Source (Requirement)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to lead, inform, involve and support British Columbians to achieve the best environmental stewardship and sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATIONS
Vote 29 — Ministry Operations	182,682	216,815
Vote 30 — Climate Action Secretariat	4,000	15,458
Vote 31 — Environmental Assessment Office	6,970	10,508

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	—	400
Sustainable Environment Fund Special Account	29,305	29,305

OPERATING EXPENSE	222,957	272,486
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	34,042	18,417
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,473	1,535

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Environmental Stewardship (includes special account)	78,619	87,143	(4,640)	82,503
Water Stewardship	39,487	65,485	(1,561)	63,924
Oceans and Marine Fisheries	2,285	2,426	(25)	2,401
Environmental Protection (includes special account)	39,350	44,125	(791)	43,334
Compliance	18,738	20,022	(61)	19,961
Executive and Support Services	33,508	34,554	(157)	34,397
Climate Action Secretariat	4,000	15,460	(2)	15,458
Environmental Assessment Office	6,970	10,679	(171)	10,508

TOTAL OPERATING EXPENSES	222,957	279,894	(7,408)	272,486

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship (includes special account)	29,673	14,996	—	14,996
Water Stewardship	162	109	—	109
Oceans and Marine Fisheries	5	5	—	5
Environmental Protection	283	245	—	245
Compliance	1,153	974	—	974
Executive and Support Services	2,710	2,032	—	2,032
Environmental Assessment Office	56	56	—	56

TOTAL CAPITAL EXPENDITURES	34,042	18,417	—	18,417

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	—	6,000	(6,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,000	(6,000)	—

MINISTRY OF ENVIRONMENT

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Stewardship; Water Stewardship; Oceans and Marine Fisheries; Environmental Protection; Compliance; and Executive and Support Services.

ENVIRONMENTAL STEWARDSHIP

Voted Appropriations
Conservation Management	22,630	22,772
Fish and Wildlife Management	21,159	21,554
Parks Management	34,830	37,777
	78,619	82,103

Statutory Appropriation
Park Enhancement Fund Special Account	—	400
	78,619	82,503

Voted Appropriations Description:     This sub-vote provides for the management and conservation of the Province’s biodiversity, protection of species at risk, protection and restoration of watersheds, and the protection of fish and wildlife species and their habitats through programs including the protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitats; acquisition and management of special areas including provincial parks and protected areas; wildfire awareness and prevention; and monitoring and reporting on the state of provincial biodiversity. This sub-vote also provides for diverse park, fish and wildlife outdoor opportunities across the province through programs including maintenance of the provincial park system that provides for day use and overnight use in front country, back country and boating facilities and services; management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. Transfers are provided for activities concerned with access, protection and management of the environment and delivery of the provincial fish culture and stocking program and outdoor opportunities. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals, for activities related to maintaining ecosystem health and for other services provided for in the sub-vote.

Statutory Appropriation Description:     This statutory appropriation provides for the Park Enhancement Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

WATER STEWARDSHIP

Voted Appropriations
Water Stewardship	15,487	17,924
Water Rental Remissions	24,000	46,000
	39,487	63,924

Voted Appropriations Description:     This sub-vote provides for the protection and maintenance of conditions essential for sustaining the quantity and quality of the water resource (both surface and ground) in the short and long term; supporting communities to integrate water resource management into municipal and regional planning and development programs, and fostering a water-aware public. This sub-vote also provides for water licensing; dam and dike safety; flood hazard management; flood and drought forecasting; water regional operations; source water protection; groundwater; water allocation and regulation; water planning; water science and information; water utility regulation; repair, operation and disposition of water works including dams and dikes; water rental remissions for implementation of water use plans; and collecting, recording, managing and coordinating water and related inventories and data. Transfers are provided for activities related to water use, conservation and education, and flood safety. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

MINISTRY OF ENVIRONMENT

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

	Estimates	Estimates
	2007/08	2008/09

OCEANS AND MARINE FISHERIES

Voted Appropriation
Oceans and Marine Fisheries	2,285	2,401

Voted Appropriation Description:     This sub-vote provides for provincial leadership of the sustainable management of marine fisheries and ocean resources to protect the health of the marine environment, and to support a thriving economy and healthy communities. Initiatives undertaken advance provincial marine and coastal interests and establish shared governance frameworks with the federal government, and with US Pacific states, including joint strategies on coastal planning, marine protected areas, monitoring and reporting on the health of oceans, and the development of sustainable oceans industries. This sub-vote also provides for development and diversification of the marine fisheries sector, seafood promotion, and enhancing the competitiveness of seafood exports through traceability and eco-certification. Transfers are provided for activities which foster sustainable ocean industries and marine fisheries, and maximize the economic value of seafood. Recoveries are received from ministries, other levels of government, organizations and individuals in relation to activites provided for in the sub-vote.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	10,045	14,029

Statutory Appropriation
Sustainable Environment Fund Special Account	29,305	29,305
	39,350	43,334

Voted Appropriation Description:     This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act, 1990; setting standards for monitoring and reporting publicly on ambient air and water quality; taking a lead role in the provincial response to climate change, including managing adaptation, setting greenhouse gas emission standards and reporting on provincial greenhouse gas emissions; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Costs related to the Sustainable Environment Fund are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

Statutory Appropriation Description:     This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act, 1990.

COMPLIANCE

Voted Appropriation
Compliance	18,738	19,961

Voted Appropriation Description:     This sub-vote provides for activities, including education and promotion, supporting the continuous improvement in compliance with requirements established by government to protect the environment and related human health and safety; inspections, investigations and enforcement of standards for the protection of fish, wildlife, habitat and the environment; public safety issues related to regulated activities and the management of human/wildlife conflicts. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services and the enforcement of environmental standards.

MINISTRY OF ENVIRONMENT

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	516	551
Corporate Services	32,992	33,846
	33,508	34,397

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Environment; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, coordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, information management services and systems, information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients, and the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Transfers are provided for activities concerned with access, protection and management of the environment. Costs are recovered for ministry services from ministries, other entities within government, other levels of government, organizations and individuals, and from revenues collected by the ministry.

VOTE 29 — MINISTRY OPERATIONS	182,682	216,815
STATUTORY — SPECIAL ACCOUNTS	29,305	29,705

MINISTRY OF ENVIRONMENT

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 30 — CLIMATE ACTION SECRETARIAT

This vote provides for the programs and operations described in the voted appropriation under the Climate Action Secretariat core business.

CLIMATE ACTION SECRETARIAT

Voted Appropriation
Climate Action Secretariat	4,000	15,458

Voted Appropriation Description:   The BC Climate Action Secretariat (the “Secretariat”) is the central government agency responsible and accountable for meeting the Province’s greenhouse gas reduction targets. This sub-vote provides for the Secretariat to fulfill its mandate to ensure an innovative, coordinated and effective approach to climate action in British Columbia. This sub-vote also provides for the Secretariat to coordinate climate action activities across government and with stakeholders, including: coordinating, facilitating and supporting best practices research and policy on climate action across government ministries; advising and supporting the Cabinet Committee for Climate Action; establishing engagement processes with First Nations, municipalities, other governments, industries, environmental organizations, and the scientific community, to facilitate their input into the planning process; assessing incentives and other fiscal and financial mechanisms to lead and drive the change envisioned; leading and coordinating the carbon neutral public sector initiative; developing and delivering a public outreach and strategic engagement program to mobilize citizens and partners; establishing and supporting the Climate Action Team and its deliverables; establishing and supporting the Citizen’s Conservation Council; developing and facilitating the implementation of a regional cap and trade system and standardized offsets program; supporting necessary adaptation strategies and procedures for the Province; leading and supporting the development of all required climate action related legislation and regulations; working with international, national, and regional partners to forward climate action goals; providing expertise to assist government with the development of a credible emission offset program and purchases of emission offsets under the Greenhouse Gas Reduction Targets Act. Funding is for salaries, benefits and other expenses incurred in providing policy, planning, coordination and operational support, consultations, outreach, education and research. Costs may be recovered from or funds transferred to ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

VOTE 30 — CLIMATE ACTION SECRETARIAT	4,000	15,458

MINISTRY OF ENVIRONMENT

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 31 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the Environmental Assessment Office core business.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	6,970	10,508

Voted Appropriation Description:   This sub-vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia, as established under the Environmental Assessment Act. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to these activities. Costs may be recovered from ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

VOTE 31 — ENVIRONMENTAL ASSESSMENT OFFICE	6,970	10,508

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	123,028	130,609
Operating Costs	96,109	109,910
Government Transfers	5,762	10,544
Other Expenses	54,647	77,347
Internal Recoveries	(48,855)	(48,516)
External Recoveries	(7,734)	(7,408)
TOTAL OPERATING EXPENSE	222,957	272,486

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

PARK ENHANCEMENT FUND

This account is established as a special account effective April 1, 2008 under the Special Accounts Appropriation and Control Act . It will provide for enhanced management, facilities and services benefiting parks and protected areas including increased information, education and interpretation programs; higher levels of natural and cultural resource assessment, management, research and restoration; additional capital investments supporting the conservation or recreation goals of the Ministry; improved volunteer program support; supplementary recreation program delivery, regional systems planning for conservation and recreation; and development and production of promotional, educational and partnership products. Revenues will be received from ministries, other levels of government, organizations, licensees and individuals for stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; as donations, bequests and contributions under partnership agreements; and as earnings on account balances.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	—	617
Revenue from Appropriation	—	100
Expense	—	(400)
Net Revenue (Expense)	—	317

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	(300)
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	(300)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	17

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations.

Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent a transfer to the Ministry Operations Vote of the Ministry of Environment for administration; the development of policies, legislation and regulations, standards and criteria for discharges and emissions, including greenhouse gases;monitoring and understanding the receiving environment; conducting compliance; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	19,551	18,597
OPERATING TRANSACTIONS
Revenue	26,056	27,078
Expense	(29,305)	(29,305)
Net Revenue (Expense)	(3,249)	(2,227)

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	2,295

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	18,597	16,370

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF ENVIRONMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

ENVIRONMENTAL STEWARDSHIP

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act by the Ministry of Environment. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	6,000
Disbursements	—	6,000
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide sustainable fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy. The Public Affairs Bureau provides a framework that supports communication of government policies, programs and services benefiting all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	58,505	60,293
Vote 33 — Public Affairs Bureau	36,659	36,994
	95,164	97,287
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	6,267	6,122

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	848	856

NOTES

(1)  For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)  Details of prepaid capital advances are presented in Schedule C.

(3)  Details of capital expenditures are presented in Schedule D.

(4)  Details of loans, investments and other requirements are presented in Schedule E.

(5)  Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)  Details of FTEs are presented in Schedule G.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Crown Agencies Secretariat	1,605	1,629	—	1,629
Treasury Board Staff	6,382	6,499	(4)	6,495
Office of the Comptroller General	12,221	12,472	(150)	12,322
Treasury	1	21,459	(21,458)	1
BC Registry Services	1	9,406	(9,405)	1
Strategic and Corporate Policy	2,982	18,012	(14,974)	3,038
Public Sector Employers’ Council Secretariat	15,880	16,371	(70)	16,301
Executive and Support Services	19,433	21,018	(512)	20,506
Public Affairs Bureau	36,659	37,097	(103)	36,994

TOTAL OPERATING EXPENSES	95,164	143,963	(46,676)	97,287

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Crown Agencies Secretariat	9	9	—	9
Treasury Board Staff	163	18	—	18
Office of the Comptroller General	607	999	—	999
Treasury	1,028	828	—	828
BC Registry Services	2,960	3,085	—	3,085
Strategic and Corporate Policy	359	359	—	359
Public Sector Employers’ Council Secretariat	3	5	—	5
Executive and Support Services	702	383	—	383
Public Affairs Bureau	436	436	—	436

TOTAL CAPITAL EXPENDITURES	6,267	6,122	—	6,122

MINISTRY OF FINANCE

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 32 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Crown Agencies Secretariat, Treasury Board Staff, Office of the Comptroller General, Treasury, BC Registry Services, Strategic and Corporate Policy, Public Sector Employers’ Council Secretariat, and Executive and Support Services.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	1,605	1,629

Voted Appropriation Description:   This sub-vote provides for the strategic oversight of Crown agencies, including analysis, advice, and coordination on governance, accountability, strategic priorities, performance planning, reporting and measurement, and cross-Crown agency issues and policies.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,382	6,495

Voted Appropriation Description:   This sub-vote provides for financial management advice to government including advice on economic performance, and on management of ministry and agency operating spending, revenue, capital spending and debt. This sub-vote also provides for: development and management of the provincial government’s budget and three year fiscal plan; production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; development of economic, revenue and spending forecasts and plans; and advice and recommendations to Treasury Board on financial management issues. Costs are partially recovered from ministries and parties external to government for services provided within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	12,221	12,322

Voted Appropriation Description:   This sub-vote provides for a corporate governance and control framework over financial management, procurement, administration, accounting, performance management and unclaimed property legislation for the provincial government. Activities include policy development, capacity development and monitoring, reporting and continuous improvement. The sub-vote also provides for the provincial internal audit function, special investigations, management advisory services and activity based management, the preparation of the Public Accounts, financial statements and management reports, post-payment compliance monitoring and reporting, and payment diversion. Costs are partially recovered from ministries and Crown corporations for the services provided within this sub-vote.

MINISTRY OF FINANCE

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description:   This sub-vote provides for debt management and banking and cash management services to government, government bodies and other authorized organizations. Debt Management services include: management of the government’s borrowing and fiscal agency loan programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and banking and cash management related services. Costs are recovered from ministries (including from the Management of Public Funds and Debt Vote), Crown agencies and parties external to government for services provided within this sub-vote.

BC REGISTRY SERVICES

Voted Appropriation
BC Registries Services	1	1

Voted Appropriation Description:   This sub-vote provides for the registration of all business entities, non-profit organizations and cooperatives that operate in British Columbia; the registration and maintenance of security interests (liens) against personal property; the registration of ownership and location of manufactured homes in the province; and the operation of the Auditor Certification Board under the Business Corporations Act. In addition, the sub-vote provides for the operation of the One Stop Business Registry, providing one stop business registration and information with multiple public sector agencies; one stop business change of address with multiple agencies; and the operation of the BC Business Number Hub providing a unique business number identifier for business to interact with all levels of government. This sub-vote also provides for Registry and Business Number Hub services to other governments or their agencies on a fee-for-service basis. Recoveries are received from parties external and internal to government for services provided within this sub-vote.

STRATEGIC AND CORPORATE POLICY

Voted Appropriations
Strategic and Corporate Policy	2,981	3,037
Financial Institutions Commission	1	1
	2,982	3,038

Voted Appropriations Description:   This sub-vote provides for policy analysis and advice to government respecting the legislative frameworks for the regulation of the securities industry and the financial services sector, including credit unions, trust companies, insurance companies, insurance distribution intermediaries, captive insurance companies, mortgage brokers, real estate licensees and the real estate market, as well as the legislative frameworks applicable to pension plans, companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens. In addition, this sub-vote also provides for advising the Minister and government on tax policy including implementation of tax changes, and on intergovernmental fiscal relations. This sub-vote also provides for operation of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, captive insurance companies, provincial pension plans, mortgage brokers, sub-mortgage brokers, and multi-family real estate developments. It also provides for the oversight of regulated real estate and insurance sales professionals, and for the administration of strata property approvals. Recoveries are received from parties internal and external to government for services provided within this sub-vote.

MINISTRY OF FINANCE

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriations
Public Sector Employers’ Council Secretariat	2,006	2,028
Employer Association	13,874	14,273
	15,880	16,301

Voted Appropriations Description:   This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the PSEA and related expenses. The council sets and coordinates strategic directions in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	495	530
Corporate Services	18,938	19,976
	19,433	20,506

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Finance, for the Deputy Minister’s Office, executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, records services and funding in support of Partnerships British Columbia. Corporate services are provided to the Ministry of Labour and Citizens’ Services, Office of the Premier, the BC Public Service Agency (under the responsibility of the Minister of Community Services) and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for members of the Executive Council, Parliamentary Secretaries, members of the Legislative Assembly performing executive functions, personal attendants and ministerial staff. This sub-vote also provides support for Government House. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Recoveries are received from parties external and internal to government for services provided within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	58,505	60,293

MINISTRY OF FINANCE

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 33 — PUBLIC AFFAIRS BUREAU

This vote provides for programs and operations described in the voted appropriations under the core business Public Affairs Bureau.

PUBLIC AFFAIRS BUREAU

Voted Appropriation
Public Affairs Bureau	36,659	36,994

Voted Appropriation Description:   This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to bureau activities. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 33 — PUBLIC AFFAIRS BUREAU	36,659	36,994

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	68,241	71,706
Operating Costs	51,540	51,557
Government Transfers	15,935	16,496
Other Expenses	16,783	23,481
Internal Recoveries	(18,901)	(19,277)
External Recoveries	(38,434)	(46,676)
TOTAL OPERATING EXPENSE	95,164	97,287

MINISTRY OF FORESTS AND RANGE

The mission of the Ministry of Forests and Range and the Minister responsible for Housing and Construction Standards is to protect, manage and conserve forest and range values through a high performing organization. The Minister is also responsible for providing leadership in meeting the building needs of British Columbians by promoting a range of housing choices, developing citizen-centred regulations and ensuring their application, providing information regarding rights and responsibilities, and providing mechanisms for resolving disputes.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATIONS
Vote 34 — Ministry Operations	501,086	534,097
Vote 35 — Direct Fire	56,004	56,226
Vote 36 — Housing and Construction Standards	337,935	394,318

STATUTORY APPROPRIATIONS
BC Timber Sales Special Account	184,200	219,200
Less: Transfer from Ministry Operations Vote	—	(3,000)
Forest Stand Management Fund Special Account	—	—
Housing Endowment Fund Special Account	10,000	10,000
	1,089,225	1,210,841
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	21,753	21,073

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	50,200	24,000

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,822	3,869

NOTES

(1) For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of prepaid capital advances are presented in Schedule C.

(3) Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6) Details of FTEs are presented in Schedule G.

MINISTRY OF FORESTS AND RANGE

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Forest and Range Resource Management (includes Direct Fire and special account)	426,332	481,441	(24,728)	456,713
Pricing and Selling Timber (includes special account)	232,566	267,830	(3,001)	264,829
Compliance and Enforcement	28,426	28,904	(1)	28,903
Executive and Support Services	53,966	56,154	(76)	56,078
Housing (includes special account)	339,493	394,177	(269)	393,908
Building and Safety Policy	1,789	2,142	—	2,142
Residential Tenancy	6,653	8,268	—	8,268

TOTAL OPERATING EXPENSES	1,089,225	1,238,916	(28,075)	1,210,841

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Forest and Range Resource Management (includes Direct Fire and special account)	12,367	11,651	—	11,651
Pricing and Selling Timber (includes special account)	1,886	1,800	—	1,800
Compliance and Enforcement	1,548	1,548	—	1,548
Executive and Support Services	5,671	5,672	—	5,672
Housing (includes special account)	227	348	—	348
Residential Tenancy	54	54	—	54

TOTAL CAPITAL EXPENDITURES	21,753	21,073	—	21,073

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Forest and Range Resource Management (includes Direct Fire and special account)	—	4,800	—	4,800
Pricing and Selling Timber (includes special account)	50,200	19,200	—	19,200
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	50,200	24,000	—	24,000

MINISTRY OF FORESTS AND RANGE

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 34 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Forest and Range Resource Management, Pricing and Selling Timber, Compliance and Enforcement, and Executive and Support Services.

FOREST AND RANGE RESOURCE MANAGEMENT

Voted Appropriation
Forest and Range Resource Management	370,328	400,487

Statutory Appropriation
Forest Stand Management Fund Special Account	—	—
	370,328	400,487

Voted Appropriation Description:   This sub-vote provides for forest and range resource management activities, including: fire prevention control in accordance with applicable legislation; fire preparedness; forest health; forest stewardship; forest reforestation practices; timber supply planning and determination; research; forest gene resource conservation and management; reforestation of Crown land and resources inventory; investments on Crown land in enhanced forest management; strategic land use and resource management planning; treatment of damaged forests; forest, range, water, soil and recreation conservation and protection; stewardship of the range resource; evaluating rangeland health and effectiveness of range practices; restoring degraded rangeland ecosystems; timber tenure administration; meeting obligations with First Nations; First Nations participation in the forest economy; and building and maintaining forest service road and bridge infrastructure. Costs related to the provision of supplies and services may be recovered from ministries, other governments, agencies, organizations, individuals and from annual rent fees.

Statutory Appropriation Description:   This statutory appropriation provides for the Forest Stand Management Fund Special Account.

PRICING AND SELLING TIMBER

Voted Appropriation
Pricing and Selling Timber	48,366	48,629

Statutory Appropriation
Transfer from Ministry Operations Vote	—	(3,000)
BC Timber Sales Special Account	184,200	219,200
	232,566	264,829

Voted Appropriation Description:    This sub-vote provides for activities related to timber pricing, access to markets, community diversification and stability for forest dependent communities, research and development of wood products, product development and development of markets for BC forest products. Costs related to the provision of supplies and services may be recovered from ministries, other governments, agencies, companies, organizations, individuals and for fees received from log exports.

Statutory Appropriation Description:    This statutory account provides for the BC Timber Sales Special Account.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	28,426	28,903

Voted Appropriation Description:    This sub-vote provides for all activities related to upholding British Columbia laws to protect the province’s forest and range resource under the jurisdiction of the Ministry of Forests and Range including enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests and other agents; and enforcing rules governing the use of forest service recreation sites and trails. Costs related to the provision of supplies and services may be recovered from ministries, other governments, agencies, organizations and individuals.

MINISTRY OF FORESTS AND RANGE

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	693	729
Corporate Governance	53,273	55,349
	53,966	56,078

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry including the office of the Minister of Forests and Range and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, human resources, freedom of information, executive and executive support, regional and district staff, continuous improvement, best practices initiatives, and information technology strategy and central infrastructure. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Funding is also provided for strategic initiatives, such as Forest Policy implementation. Costs related to the provision of supplies and services may be recovered from ministries and governments, agencies, organizations and individuals.

VOTE 34 — MINISTRY OPERATIONS	501,086	534,097
STATUTORY — SPECIAL ACCOUNTS	184,200	216,200

MINISTRY OF FORESTS AND RANGE

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 35 — DIRECT FIRE

This vote provides for the operations described in the voted appropriations under the core business Forest and Range Resource Management.

FOREST AND RANGE RESOURCE MANAGEMENT

Voted Appropriation
Direct Fire	56,004	56,226

Voted Appropriation Description:   This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province, control and suppression of wild fires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act. Costs related to the provision of supplies and services are recovered from agencies, other governments, companies, organizations and individuals.

VOTE 35 — DIRECT FIRE	56,004	56,226

MINISTRY OF FORESTS AND RANGE

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 36 — HOUSING AND CONSTRUCTION STANDARDS

This vote provides for the operations described in the voted appropriations under the following three core businesses: Housing, Building and Safety Policy, and Residential Tenancy.

HOUSING

Voted Appropriation
Housing	329,493	383,908

Statutory Appropriation
Housing Endowment Fund Special Account	10,000	10,000
	339,493	393,908

Voted Appropriation Description:   This sub-vote provides for housing policy development and program delivery. Transfers are provided to BC Housing Management Commission to develop, subsidize and maintain affordable housing options. Transfers are also made to ministries, organizations, agencies and individuals for housing research. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Costs are recovered from other levels of government, agencies, organizations and individuals for services provided within this sub-vote.

Statutory Appropriation Description:   This statutory appropriation provides for the Housing Endowment Fund Special Account.

BUILDING AND SAFETY POLICY

Voted Appropriation
Building and Safety Policy	1,789	2,142

Voted Appropriation Description:    This sub-vote provides for building and safety policy development and advice respecting the regulatory framework for the built environment, for the administration of the British Columbia Building and Fire Codes, for the administration of the Building Code Appeal Board under the Local Government Act, and for the administration of the Homeowner Protection Act, the Safety Standards Act and the Safety Authority Act. Transfers are made to ministries, organizations, agencies and individuals for building and safety research.

RESIDENTIAL TENANCY

Voted Appropriation
Residential Tenancy	6,653	8,268

Voted Appropriation Description:    This sub-vote provides for residential tenancy branch operations including facilitating the resolution of landlord and tenant disputes, and for the administration of the Residential Tenancy Act and the Manufactured Home Park Tenancy Act.

VOTE 36 — HOUSING AND CONSTRUCTION STANDARDS	337,935	394,318
STATUTORY — SPECIAL ACCOUNT	10,000	10,000

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	295,091	313,673
Operating Costs	434,454	486,965
Government Transfers	398,406	442,620
Other Expenses	18,620	21,189
Internal Recoveries	(25,382)	(25,531)
External Recoveries	(31,964)	(28,075)
TOTAL OPERATING EXPENSE	1,089,225	1,210,841

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenses are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program. Costs of supplies and services may be recovered from ministries, other governments, agencies, organizations and individuals. Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	30,425	31,119
OPERATING TRANSACTIONS
Revenue	317,600	239,660
Revenue from Appropriation	—	3,000
Expense	(184,201)	(219,202)
Internal and External Recoveries	1	2
Net Revenue (Expense)	133,400	23,460

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	(19,400)

Transfer to the General Fund	(83,200)	(4,260)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	(801)	(801)
Disbursements - Other	(50,200)	(19,200)
Net Cash Source (Requirement)	(51,001)	(20,001)
Difference Between 2007/08 Estimates and Actual Net Cash Source (Requirement)	19,401	—
Working Capital Adjustments and Other Spending Authority Committed(3)	1,494	1,494
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	31,119	31,812

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

(3) The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contravention of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries include funds collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and stumpage levies. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	14,832	14,917
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(5,083)	(4,572)
Internal and External Recoveries	5,083	4,572
Net Revenue (Expense)	—	—

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	85

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	14,917	14,917

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07Public Accounts.

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

HOUSING ENDOWMENT FUND

This account was established as a special account effective April 1, 2007 under the Special Account Appropriations and Control Act. The account exists for purposes relating to innovation in affordable, social or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million, that is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	11,120
OPERATING TRANSACTIONS
Revenue	10,000	11,700
Expense	(10,000)	(10,000)
Net Revenue (Expense)	—	1,700

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	11,120

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	11,120	12,820

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

MINISTRY OF FORESTS AND RANGE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

FOREST AND RANGE RESOURCE MANAGEMENT

FOREST SERVICE ROADS FINANCING PROGRAM — Disbursements represent capitalizable road expenditures incurred for development of timber for sale in future years.

Receipts	—	—
Disbursements	—	4,800
Net Cash Source (Requirement)	—	(4,800)

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the Province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATION
Vote 37 — Ministry Operations	12,812,867	13,617,487

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250
	12,960,117	13,764,737
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	401,000	427,190

CAPITAL EXPENDITURES (3)	48,701	17,224

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,696	4,078

NOTES

(1) For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of prepaid capital advances are presented in Schedule C.

(3) Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6) Details of FTEs are presented in Schedule G.

MINISTRY OF HEALTH

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Services Delivered by Partners	12,525,789	13,468,580	(180,725)	13,287,855
Services Delivered by Ministry	284,683	341,021	(35,374)	305,647
Recoveries from Health Special Account	—	—	—	—
Executive and Support Services	149,645	171,938	(703)	171,235

TOTAL OPERATING EXPENSES	12,960,117	13,981,539	(216,802)	13,764,737

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Partners	401,000	427,190	—	427,190

TOTAL PREPAID CAPITAL ADVANCES	401,000	427,190	—	427,190

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Ministry	10,592	8,890	—	8,890
Executive and Support Services	38,109	8,334	—	8,334

TOTAL CAPITAL EXPENDITURES	48,701	17,224	—	17,224

MINISTRY OF HEALTH

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 37 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

Voted Appropriations
Regional Health Sector Funding	8,051,048	8,622,812
Medical Services Plan	3,053,331	3,189,540
PharmaCare	1,018,385	1,016,170
Debt Service Costs	174,000	194,100
Amortization of Prepaid Capital Advances	200,000	235,600
Health Benefits Operations	29,025	29,633
	12,525,789	13,287,855

Voted Appropriations Description:   This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, provincial programs and home and community care services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities and human resource and planning initiatives with respect to physicians. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Debt Service Costs provides for the provincial government’s share of debt servicing costs related to approved health facility and equipment capital projects. Amortization of Prepaid Capital Advances provides for the amortization of funds advanced for health facility and equipment capital projects. Health Benefits Operations provides for the administration of the Medical Services Plan and PharmaCare programs, including enrollment. Recoveries are received from federal, provincial, territorial and municipal governments, organizations and individuals for services provided or funded by the ministry.

SERVICES DELIVERED BY MINISTRY

Voted Appropriations
Emergency and Health Services	277,293	298,004
Vital Statistics	7,390	7,643
	284,683	305,647

Voted Appropriations Description:   This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency and Health Services provides for the management and delivery of emergency medical and health information services. This includes ground and air ambulance services, training of emergency personnel, a telehealth platform providing self-care and other health services. Vital Statistics provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services to provincial government ministries, health authorities, agencies, federal, provincial, territorial and municipal governments, and individuals; and, as a result of royalties on the sale of Agency-developed intellectual property.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Statutory Appropriation
Health Special Account	147,250	147,250
	—	—

Voted Appropriation Description:   This sub-vote provides for recoveries from the Health Special Account.

Statutory Appropriation Description:   This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act, 1992.

MINISTRY OF HEALTH

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	732	775
Stewardship and Corporate Management	148,913	170,460
	149,645	171,235

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Health and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote also provides for stewardship and corporate management functions including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health care plans, monitoring and regulation of professional associations, and public health reports on population health through the Provincial Health Officer. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Recoveries are received from federal, provincial, territorial and municipal goverments, as well as other entities, for services provided by the ministry.

VOTE 37 — MINISTRY OPERATIONS	12,812,867	13,617,487
STATUTORY — SPECIAL ACCOUNT	147,250	147,250

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	287,163	309,073
Operating Costs	418,266	473,021
Government Transfers	12,276,811	13,004,738
Other Expenses	321,700	342,235
Internal Recoveries	(147,528)	(147,528)
External Recoveries	(196,295)	(216,802)
TOTAL OPERATING EXPENSE	12,960,117	13,764,737

MINISTRY OF HEALTH

SPECIAL ACCOUNT(1)

($000)

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act, 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates 2007/08	Estimates 2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF HEALTH

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

($000)

	Estimates 2007/08	Estimates 2008/09

SERVICES DELIVERED BY PARTNERS

HEALTH FACILITIES — Disbursements are provided for approved health facilities and equipment capital projects.

Receipts	—	—
Disbursements	401,000	427,190
Net Cash Source (Requirement)	(401,000)	(427,190)

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

The mission of the Ministry of Labour and Citizens’ Services is two-fold. Labour will create an employment environment that meets the needs of workers, employers and unions, and fosters working relationships in safe and healthy workplaces. Citizens’ Services will transform, deliver and promote public services which are cost-effective, accessible and responsive to the needs of citizens and businesses.

MINISTRY SUMMARY

($000)

	Estimates 2007/08(1)	Estimates 2008/09

VOTED APPROPRIATION
Vote 38 — Ministry Operations	97,579	103,657

	97,579	103,657
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	84,272	99,851

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,195	2,314

NOTES

(1) For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of prepaid capital advances are presented in Schedule C.

(3) Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6) Details of FTEs are presented in Schedule G.

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Labour Programs	17,170	45,067	(27,529)	17,538
Service to Citizens and Businesses	31,729	41,571	(4,782)	36,789
Services to the Public Sector	4	170,735	(170,731)	4
Governance	33,081	30,595	(1,050)	29,545
Executive and Support Services	15,595	20,215	(434)	19,781

TOTAL OPERATING EXPENSES	97,579	308,183	(204,526)	103,657

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3,161	3,161	—	3,161
Service to Citizens and Businesses	777	2,047	—	2,047
Services to the Public Sector	79,609	93,918	—	93,918
Governance	719	719	—	719
Executive and Support Services	6	6	—	6

TOTAL CAPITAL EXPENDITURES	84,272	99,851	—	99,851

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Labour Programs; Service to Citizens and Businesses; Services to the Public Sector; Governance; and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	11,016	10,919
Industrial Relations	6,153	6,618
WorkSafeBC	1	1
	17,170	17,538

Voted Appropriations Description:  This sub-vote provides for services promoting harmonious labour and employment relations including: oversight of the Employment Standards Act and the Labour Relations Code, the administration of the Employment Standards Act, the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, the Labour Relations Board, and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. Recoveries are also received for the costs of client education, investigations, adjudication and mediation services, appeals, and for ministry services provided for in this sub-vote from internal and external parties.

SERVICE TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	24,887	24,586
Service BC Online Channel	4,285	5,868
BC Stats	1,181	1,228
Service BC Service Solutions and Planning	1,376	5,107
	31,729	36,789

Voted Appropriations Description:  This sub-vote provides for service delivery to the public and coordinates cross government Service Delivery Initiatives to improve services to citizens and businesses, including planning and development, over the counter, telephone and online channel services. Activities include information and transaction services provided over the counter through government agent offices, government-wide telephone contact centers and electronic identifier registry, management of common web services for government’s enterprise portal and provision of online access to a variety of products and services. This sub-vote provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. This sub-vote also provides for funding to non-profit organizations and external agencies to assist in delivery of services to citizens and businesses. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, public and private organizations, and the public, for products and services provided within this sub-vote.

SERVICES TO THE PUBLIC SECTOR

Voted Appropriations
Accommodation and Real Estate Services	1	1
Shared Services BC Workplace Technology Services	1	1
Shared Services BC Common Business Services	1	1
Alternative Service Delivery Secretariat	1	1
	4	4

Voted Appropriations Description:  This sub-vote provides for service delivery and administration of government’s internal shared services. Activities include: accommodation and real estate services including portfolio and inventory management, all facility related services, and strategic planning; workplace technology services including client and corporate operations, human resource management systems and payroll services; common business services including corporate procurement and supply services, strategic acquisitions and corporate accounting services; and alternative service delivery services which supports both government and the broader public sector in identifying, negotiating and maintaining alternative service delivery arrangements. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector agencies and organizations, and public and private organizations, and the general public, for products, services, accommodation and facilities as provided for within this sub-vote.

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

GOVERNANCE

Voted Appropriations
Capital Planning Secretariat	—	1,000
Office of the Chief Information Officer	33,081	28,545
	33,081	29,545

Voted Appropriations Description:          This sub-vote provides for a corporate planning secretariat to assist government (including the Broader Public Sector) with both short and long term planning and prioritization of capital. This sub-vote also provides strategic information management, technology governance and direction for government. This includes: development of standards, policies and programs to support government initiatives; review and approval of ministry information management and technology initiatives; information security; records management; privacy protection; information access; and, promoting and integrating information technology to improve citizen-centred service delivery. Costs may be recovered from internal and external parties for services described within the sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	529	564
Corporate Services	15,066	19,217
	15,595	19,781

Voted Appropriations Description:          This sub-vote provides for the office of the Minister of Labour and Citizens’ Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, performance management and internal communications. The sub-vote provides for the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions. Other administrative services including financial, strategic human resources, facilities management, information technology and information management including freedom of information and protection of privacy, are provided by the Ministry of Finance.  This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Recoveries are received from ministries, commercial Crown agencies, boards and commissions, and other organizations for services provided within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	97,579	103,657

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	164,112	178,282
Operating Costs	597,962	645,683
Government Transfers	5,892	4,950
Other Expenses	90,919	105,116
Internal Recoveries	(548,362)	(625,848)
External Recoveries	(212,944)	(204,526)
TOTAL OPERATING EXPENSE	97,579	103,657

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to lead British Columbians to a safer future through innovative planning, leading-edge technology and effective service delivery in all business areas.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATIONS
Vote 39 — Ministry Operations	605,195	617,580
Vote 40 — Emergency Program Act	15,630	15,630

STATUTORY APPROPRIATIONS
Civil Forfeiture Act Special Account	1,100	750
Less: Transfer from Ministry Operations Vote	(1,100)	(750)
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,065	1,315
Victims of Crime Act Special Account	7,336	12,536
	629,226	647,061
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	7,067	5,515

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(514)	(546)

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,617	2,788

NOTES

(1) For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of prepaid capital advances are presented in Schedule C.

(3) Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6) Details of FTEs are presented in Schedule G.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Corrections	220,097	241,830	(5,946)	235,884
Policing and Community Safety	295,903	317,151	(20,435)	296,716
Emergency Management BC	33,111	37,428	(1,500)	35,928
Office of the Superintendent of Motor Vehicles	8,250	10,668	(3,467)	7,201
Gaming Policy and Enforcement	18,772	285,254	(264,109)	21,145
Liquor Control and Licensing	1	10,336	(10,335)	1
Executive and Support Services	29,061	20,805	(100)	20,705
Emergency Program Act	15,630	15,630	—	15,630
Statutory Services	8,401	15,101	(1,250)	13,851

TOTAL OPERATING EXPENSES	629,226	954,203	(307,142)	647,061

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Corrections	4,502	3,393	—	3,393
Policing and Community Safety	515	469	—	469
Emergency Management BC	462	291	—	291
Office of the Superintendent of Motor Vehicles	346	313	—	313
Gaming Policy and Enforcement	354	378	—	378
Liquor Control and Licensing	588	478	—	478
Executive and Support Services	97	100	—	100
Statutory Services	203	93	—	93

TOTAL CAPITAL EXPENDITURES	7,067	5,515	—	5,515

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Gaming Policy and Enforcement	(514)	—	(546)	(546)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(514)	—	(546)	(546)

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 39 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Corrections, Policing and Community Safety, Emergency Management BC, Office of the Superintendent of Motor Vehicles, Gaming Policy and Enforcement, Liquor Control and Licensing, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	220,097	235,884

Voted Appropriation Description:         This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, Keep of Prisoners, immigration detainees, and for planning and management of correctional programs including, without limitation, those directed to aboriginal people. External recoveries are received from other levels of government for purposes which include housing and supervision of federal offenders, immigration detainees, community services required for Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders. Internal recoveries are received from ministries for purposes including medical sessions and systems related costs.

POLICING AND COMMUNITY SAFETY

Voted Appropriations
Policing and Community Safety	272,845	273,250
Victims Services and Community Programs	23,058	23,466
	295,903	296,716

Voted Appropriations Description:       This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, and for assisting British Columbians with development and delivery of initiatives to maintain safe and healthy communities, as well as providing security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the British Columbia Lottery Corporation, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for the purposes provided for in this sub-vote. Internal recoveries are received from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites and from the Victims of Crime Act Special Account.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

	Estimates	Estimates
	2007/08	2008/09
EMERGENCY MANAGEMENT BC

Voted Appropriations
Integrated Planning and Mitigation	10,397	10,792
Provincial Emergency Program	6,253	7,540
Office of the Fire Commissioner	2,444	2,547
BC Coroners Service	14,017	15,049
	33,111	35,928

Voted Appropriations Description:       This sub-vote provides for overseeing the integrated strategic planning, mitigation, response and recovery activities for the province of BC, including Integrated Planning and Mitigation, Provincial Emergency Program, Office of the Fire Commissioner, and the BC Coroners Service. Emergency Management BC’s Integrated Planning and Mitigation provides strategic leadership and coordination regarding such initiatives as Flood Hazard Management Strategy, development of other hazard mitigation strategies, emergency management technology, assurance of critical infrastructure, business continuity planning, integrated public safety planning, and agreements with other levels of government. The Provincial Emergency Program provides for coordination of provincial integrated emergency planning, preparedness, response and recovery; development of hazard mitigation strategies; promotion of the development of emergency management capacity by BC communities to minimize loss of life and economic impact during emergencies; and planning and coordinating volunteers in a number of public safety lifeline disciplines. The Office of the Fire Commissioner provides for the administration and enforcement of the Fire Services Act and the BC Fire Code, implementation of fire safety regulations, provision of evaluation and best practice information, development of public education programs and fire safety materials, major fire investigation and provincial response to major wildfire emergencies. The BC Coroners Service, in addition to its role within the Emergency Management BC framework, provides for investigation of unnatural, sudden and unexpected deaths in the province, including reviews of all child deaths; ensuring that the relevant facts are made a matter of public record, either through the completion of a Judgement of Inquiry or the holding of an Inquest; identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances; and reporting on issues affecting prevention of child death and more broadly promoting child safety. External recoveries are received from other levels of government, including Public Safety and Emergency Preparedness Canada for the purposes provided for in this sub-vote. Internal recoveries are received from Government Publications Services for sale of safety training modules.

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	8,250	7,201

Voted Appropriation Description:         This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licencing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and vehicle impoundments, and conducting hearings and reviews of Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training school and driver trainer licences. External recoveries are received from Crown corporations, appeal fees and program fees for the purposes provided for in this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	18,771	21,144
Distribution of Gaming Proceeds	1	1
	18,772	21,145

Voted Appropriations Description:       This sub-vote provides for the administration of all gaming (including horse racing and lotteries) in the province and includes development and administration of policy, standards, and regulations, licensing gaming events, oversight of horse racing events and teletheatres, registration, equipment and product certification, audit, investigation and enforcement activities concerning legal gaming venues and illegal gaming, the management of the Province’s gaming initiatives, the Province’s responsible gambling strategy and problem gaming program, and the distribution of gaming proceeds. External recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, and from gaming registrants for direct costs incurred in investigations. Internal recoveries are received from Policing and Community Safety for illegal gaming initiatives.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description:   This sub-vote provides for overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations including administrative oversight of retail liquor outlets appointed under Section 18(5) of the Liquor Distribution Act to establish and operate an on-going program to reduce the incidence of underage drinking. External recoveries are received from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	575	657
Corporate Services	28,486	20,048
	29,061	20,705

Voted Appropriations Description:   This sub-vote provides for the costs related to the offices of the Solicitor General and the Deputy Solicitor General including salaries, benefits, allowances, operating and other expenses of these offices and secondary support and operations of the Ministry of Public Safety and Solicitor General. This sub-vote also provides for the policy development of consumer protection legislation as well as ministry policy development and other initiatives sponsored by the Solicitor General, including oversight of delegated consumer protection agencies and the newly created Office to Combat Trafficking in Persons. Management services are provided by the Ministry of Attorney General and Minister Responsible for Multiculturalism. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. External recoveries are received from individual parties for services provided on their behalf; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution. Internal recoveries are received from ministries for special public safety initiatives.

VOTE 39 — MINISTRY OPERATIONS	605,195	617,580

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 40 — EMERGENCY PROGRAM ACT

This vote provides for ministry programs and operations described in the Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	15,630	15,630

Voted Appropriation Description:    This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies and disasters, and for hazard mitigation initiatives.

VOTE 40 — EMERGENCY PROGRAM ACT	15,630	15,630

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

STATUTORY — STATUTORY SERVICES

This statutory appropriation provides for the programs and operations under the Statutory Services core business which includes the Civil Forfeiture Act Special Account, the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY SERVICES

Statutory Appropriations
Civil Forfeiture Act Special Account	1,100	750
Transfer from Ministry Operations Vote	(1,100)	(750)
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,065	1,315
Victims of Crime Act Special Account	7,336	12,536
	8,401	13,851

Statutory Appropriations Description:    This statutory appropriation provides for the Civil Forfeiture Act Special Account, the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY - SPECIAL ACCOUNTS	9,501	14,601

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	188,702	199,192
Operating Costs	111,539	118,550
Government Transfers	599,877	633,846
Other Expenses	16,485	12,067
Internal Recoveries	(4,084)	(9,452)
External Recoveries	(283,293)	(307,142)
TOTAL OPERATING EXPENSE	629,226	647,061

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

CIVIL FORFEITURE ACT

This account was established by the Civil Forfeiture Act, 2006. The purpose of the account is to fund programs that aim to prevent crime, compensate the eligible victims of crime, and to create a financial disincentive to commit unlawful activities. The fund is established to distribute proceeds of the assets seized on behalf of the crown as prescribed by the Act. Revenue represents proceeds from judgments or settlements of outstanding legal proceedings. Expenditures are limited to those permitted within the scope of the Act and may include funding for those programs described herein as well as the administration of the Act, and other prescribed purposes.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	100	100
Revenue from Appropriation	1,100	750
Expense	(2,000)	(2,000)
Internal and External Recoveries	900	1,250
Net Revenue (Expense)	100	100

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	70

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	(110)	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	(110)	—
Difference Between 2007/08 Estimates and Actual Net Cash Source (Requirement)	(85)	—
Working Capital Adjustments and Other Spending Authority Committed(3)	25	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	100

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

(3) The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act, 1988 as amended by the Attorney General Amendment Act, 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	707	717
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	10

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	717	717

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

INMATE WORK PROGRAM

This account was established by the Miscellaneous Statutes Amendment Act (No.2), 1987. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Inmate Work Program. Administration costs are funded through the ministry’s voted appropriations.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	2,646	2,848
OPERATING TRANSACTIONS
Revenue	600	700
Revenue from Appropriation	600	650
Expense	(1,065)	(1,315)
Net Revenue (Expense)	135	35

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	100

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	(93)	(93)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(93)	(93)
Working Capital Adjustments and Other Spending Authority Committed(3)	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,848	2,850

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

(3) The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

VICTIMS OF CRIME ACT

This account was established by the Victims of Crime Act, 1995. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	34,418	45,432
OPERATING TRANSACTIONS
Revenue	12,300	13,900
Expense	(7,336)	(12,536)
Net Revenue (Expense)	4,964	1,364

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	6,050

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	45,432	46,796

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

GAMING POLICY AND ENFORCEMENT

HASTINGS PARK RACE TRACK — Receipts represent the repayment of the principal for a loan provided to an external party for the purchase of Hastings Park Race Track. This loan will be fully repaid by December 31, 2012.

Receipts	514	546
Disbursements	—	—
Net Cash Source (Requirement)	514	546

MINISTRY OF SMALL BUSINESS AND REVENUE

The ministry will work in partnership to promote the success of the small business sector; lead fair, efficient and effective tax, royalty and property assessment programs to support government services; provide a centre of excellence for revenue management for government; and make it easier and faster for citizens and businesses to comply with regulations and access government programs and services.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATION
Vote 41 — Ministry Operations	59,962	65,114

STATUTORY APPROPRIATION
Provincial Home Acquisition Wind Up Special Account	25	25
	59,987	65,139
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	10,888	11,533

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	38,600	22,860

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	891	931

NOTES

(1) For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of prepaid capital advances are presented in Schedule C.

(3) Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6) Details of FTEs are presented in Schedule G.

MINISTRY OF SMALL BUSINESS AND REVENUE

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Small Business and Regulatory Reform	3,695	3,730	—	3,730
Revenue Programs	21,012	51,764	(26,609)	25,155
Revenue Solutions (includes special account)	9,040	72,266	(62,867)	9,399
Property Assessment Services	1	2,897	(2,896)	1
Executive and Support Services	26,239	52,854	(26,000)	26,854

TOTAL OPERATING EXPENSES	59,987	183,511	(118,372)	65,139

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Property Assessment Services	96	96	—	96
Executive and Support Services	10,792	11,437	—	11,437

TOTAL CAPITAL EXPENDITURES	10,888	11,533	—	11,533

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	38,600	64,470	(41,560)	22,910
Revenue Services	—	—	(50)	(50)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	38,600	64,470	(41,610)	22,860

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES
	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	1,138,500	(1,138,500)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,138,500	(1,138,500)	—

MINISTRY OF SMALL BUSINESS AND REVENUE

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Small Business and Regulatory Reform, Revenue Programs, Revenue Solutions, Property Assessment Services, and Executive and Support Services.

SMALL BUSINESS AND REGULATORY REFORM

Voted Appropriation
Small Business and Regulatory Reform	3,695	3,730

Voted Appropriation Description:   This sub-vote provides for the operating and administration costs of ministry services, establishing and operating a Small Business Roundtable, and advancing regulatory reform across government. This sub-vote also provides funding for projects, products and tools to support small business success.

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	21,012	25,155

Voted Appropriation Description:   This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue and benefit programs that are the responsibility of the Ministry of Small Business and Revenue. This sub-vote also provides for payment of interest or refunds of taxation revenues or rebates under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.

REVENUE SOLUTIONS

Voted Appropriation
Revenue Solutions	9,015	9,374

Statutory Appropriation
Provincial Home Acquisition Wind Up Special Account	25	25
	9,040	9,399

Voted Appropriation Description:   This sub-vote provides for accounts receivable collection; loan administration; revenue programs, including premiums and fees for the Medical Services Plan for the Ministry of Health; and administration services through a combination of in-house service providers and a private sector service provider. Costs are partially recovered from within the Consolidated Revenue Fund or deducted from collected proceeds and revenues administered by the ministry.

Statutory Appropriation Description:   This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account.

PROPERTY ASSESSMENT SERVICES

Voted Appropriation
Property Assessment Services	1	1

Voted Appropriation Description:   This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs are recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board.

MINISTRY OF SMALL BUSINESS AND REVENUE

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	438	466
Corporate Services	25,801	26,388
	26,239	26,854

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Small Business and Revenue, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive strategic direction of the ministry and administrative support services; tax appeal management and administration; and policy and legislation. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Costs are partially recovered from revenues administered by the ministry.

VOTE 41 — MINISTRY OPERATIONS	59,962	65,114
STATUTORY — SPECIAL ACCOUNT	25	25

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	69,620	72,849
Operating Costs	104,387	105,536
Government Transfers	1,399	1,399
Other Expenses	3,527	3,827
Internal Recoveries	(28,985)	(100)
External Recoveries	(89,961)	(118,372)
TOTAL OPERATING EXPENSE	59,987	65,139

MINISTRY OF SMALL BUSINESS AND REVENUE

SPECIAL ACCOUNT(1)

($000)

PROVINCIAL HOME ACQUISITION WIND UP

This account is established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004.

Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

	Estimates	Estimates
	2007/08	2008/09
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	15,188	15,168
OPERATING TRANSACTIONS
Revenue	5	10
Expense	(25)	(25)
Net Revenue (Expense)	(20)	(15)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	30	50
Disbursements - Capital	—	—
Disbursements - Other	(30)	—
Net Cash Source (Requirement)	—	50
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	15,168	15,203

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF SMALL BUSINESS AND REVENUE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	6,500	11,560
Disbursements	1,100	4,470
Net Cash Source (Requirement)	5,400	7,090

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities and the province to pay for property taxes of those property owners over 55 years of age and other qualified property owners that have deferred taxes under this Act. The property owner or the estate is required to repay to the province all deferred taxes together with interest and an administration fee, on the termination of the agreement. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	32,000	30,000
Disbursements	76,000	60,000
Net Cash Source (Requirement)	(44,000)	(30,000)

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

REVENUE PROGRAMS

BRITISH COLUMBIA TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	8,000	11,700
Disbursements	8,000	11,700
Net Cash Source (Requirement)	—	—

BRITISH COLUMBIA TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	431,000	452,600
Disbursements	431,000	452,600
Net Cash Source (Requirement)	—	—

MINISTRY OF SMALL BUSINESS AND REVENUE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

REVENUE PROGRAMS (Continued)

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	3,000	2,000
Disbursements	3,000	2,000
Net Cash Source (Requirement)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts or eligible entities in respect of additional hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Small Business and Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	25,000	30,000
Disbursements	25,000	30,000
Net Cash Source (Requirement)	—	—

RESORT AREAS — Disbursements are provided by the province to qualified resort municipalities, in respect of hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Small Business and Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	9,000	8,300
Disbursements	9,000	8,300
Net Cash Source (Requirement)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act by the Ministry of Small Business and Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	250,000	275,000
Disbursements	250,000	275,000
Net Cash Source (Requirement)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	279,800	296,000
Disbursements	279,800	296,000
Net Cash Source (Requirement)	—	—

MINISTRY OF SMALL BUSINESS AND REVENUE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

REVENUE PROGRAMS (Continued)

TOURISM BRITISH COLUMBIA — Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation’s behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	32,000	62,900
Disbursements	32,000	62,900
Net Cash Source (Requirement)	—	—

MINISTRY OF TOURISM, SPORT AND THE ARTS

The mission of the Ministry of Tourism, Sport and the Arts is to build strong partnerships that will foster sustainable tourism, sport and arts sectors, healthy lifestyles, and creative, active communities where people want to live, visit and invest.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATION
Vote 42 — Ministry Operations	125,544	364,140

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	850	8,330
Physical Fitness and Amateur Sports Fund Special Account	2,400	2,300
	128,794	374,770
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	1,781	1,984

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	1	300

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	161	171

NOTES

(1) For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of prepaid capital advances are presented in Schedule C.

(3) Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6) Details of FTEs are presented in Schedule G.

MINISTRY OF TOURISM, SPORT AND THE ARTS

CORE BUSINESS SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Sport, Recreation, Volunteers and ActNow BC	21,951	20,086	(434)	19,652
Tourism	16,275	22,068	(1,424)	20,644
Arts and Culture	19,394	27,875	—	27,875
BC150 Years	2,907	2,682	—	2,682
BC Film Commission	1,561	1,569	(8)	1,561
Transfers to Crown Corporations and Agencies	61,820	298,290	—	298,290
Executive and Support Services	4,886	4,066	—	4,066

TOTAL OPERATING EXPENSES	128,794	376,636	(1,866)	374,770

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Tourism	1,731	1,769	—	1,769
Arts and Culture	—	90	—	90
BC Film Commission	—	75	—	75
Executive and Support Services	50	50	—	50

TOTAL CAPITAL EXPENDITURES	1,781	1,984	—	1,984

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Tourism	1	300	—	300
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1	300	—	300

MINISTRY OF TOURISM, SPORT AND THE ARTS

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 42 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Sport, Recreation, Volunteers and ActNow BC; Tourism; Arts and Culture; BC150 Years; BC Film Commission; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

SPORT, RECREATION, VOLUNTEERS AND ACTNOW BC

Voted Appropriations
Sport, Recreation and Volunteers	14,127	11,927
ActNow BC	5,424	5,425
	19,551	17,352

Statutory Appropriation
Physical Fitness and Amateur Sports Fund Special Account	2,400	2,300
	21,951	19,652

Voted Appropriations Description:   This sub-vote provides support and funding for sport, recreation, physical activity, volunteer policy and programs, assistance to improve provincial sport and recreation infrastructure and local hosting of major events, and administration of the Physical Fitness and Amateur Sports Fund Special Account. This sub-vote also provides for programs designed to encourage physical activity, healthy eating, reduced tobacco use, and healthy pregnancy decisions. Some costs are partially recovered from parties external to government for program services.

Statutory Appropriation Description:   This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account. Authority for this Special Account is provided in the Special Accounts Appropriation and Control Act.

TOURISM

Voted Appropriations
Tourism and Resort Operations	8,864	9,731
Tourism Development	2,238	5,738
Heritage	3,796	3,797
Archaeology	1,377	1,378
	16,275	20,644

Voted Appropriations Description:   This sub-vote provides for implementation and financing of the provincial plan and policies for sustainable development of tourism, including implementing and funding strategies to promote British Columbia and achieve significant increases in tourism; advancing tourism product and sector development; selling and the tenure of Crown land resources for development of all-season resorts, including expenses related to First Nations consultation and accommodation and unrecoverable project costs; maintenance and development of recreation sites and trails; working with and forming partnerships with industry, not-for-profit organizations and other levels of government to enhance the business climate for tourism growth; undertaking market and trend research; and building awareness and implementing policies to facilitiate the protection, conservation, and rehabilitation of heritage and archaeological sites under the Heritage Conservation Act, 1996. Some costs are partially recovered from ministries and parties external to government for program services.

MINISTRY OF TOURISM, SPORT AND THE ARTS

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

ARTS AND CULTURE

Voted Appropriation
Arts and Culture	18,544	19,545

Statutory Appropriation
BC Arts and Culture Endowment Special Account	850	8,330
	19,394	27,875

Voted Appropriation Description:      This sub-vote provides support and funding for arts and cultural policy and programs, including improvements to arts and cultural infrastructure and events throughout the province; administration and delivery of government programs under the Arts Council Act; and administration of the BC Arts and Culture Endowment Special Account.

Statutory Appropriation Description:      This statutory appropriation provides for the BC Arts and Culture Endowment Special Account. Authority for this Special Account is provided in the Special Accounts Appropriation and Control Act.

BC150 YEARS

Voted Appropriation
BC150 Years	2,907	2,682

Voted Appropriation Description:    This sub-vote provides support and funding for cross government activities related to the celebration of the 150th anniversary of the establishment of British Columbia as a Crown Colony.

BC FILM COMMISSION

Voted Appropriation
BC Film Commission	1,561	1,561

Voted Appropriation Description:    This sub-vote provides support and funding for the promotion of British Columbia’s locations, production and post-production support for the film-making, and film industry infrastructure for use by the world’s film, television and commercial industry. Some costs are partially recovered from external organizations for program services.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Vancouver Convention Centre Expansion Project	24,700	275,600
Tourism BC	19,605	—
Royal British Columbia Museum	12,473	12,648
British Columbia Pavilion Corporation	5,042	10,042
	61,820	298,290

Voted Appropriations Description:    This sub-vote provides transfers to Crown corporations and agencies, including the Vancouver Convention Centre Expansion Project, Tourism BC, Royal British Columbia Museum and the British Columbia Pavilion Corporation.

MINISTRY OF TOURISM, SPORT AND THE ARTS

OPERATING EXPENSE BY CORE BUSINESS (Continued)
($000)

Estimates	Estimates
2007/08	2008/09

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	857	919
Management Services	4,029	3,147
	4,886	4,066

Voted Appropriations Description:   This sub-vote provides for the offices of the Minister of Tourism, Sport and the Arts and the Minister of State for ActNow BC, including salaries, benefits, allowances and operating expenses for the ministers and their staff. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community Services provides management services to the Ministry of Tourism, Sport and the Arts. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities.

VOTE 42 — MINISTRY OPERATIONS	125,544	364,140
STATUTORY — SPECIAL ACCOUNTS	3,250	10,630

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	16,364	17,358
Operating Costs	9,574	13,694
Government Transfers	104,757	345,549
Other Expenses	91	7,580
Internal Recoveries	(90)	(7,545)
External Recoveries	(1,902)	(1,866)
TOTAL OPERATING EXPENSE	128,794	374,770

MINISTRY OF TOURISM, SPORT AND THE ARTS

SPECIAL ACCOUNT(1)
($000)

BC ARTS AND CULTURE ENDOWMENT

This account is established as a special account effective April 1, 2008 under the Special Accounts Appropriation and Control Act. The account will contain two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account will operate as an endowment fund with a restricted balance of $150 million, that is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the BC Arts Council. The Arts Legacy Fund sub-account will also operate as an endowment fund with a restricted balance of $20 million, that is not permitted to be spent. Expenses will consist of government transfers to organizations and artists to support the creation, development or presentation of works of art at events or venues the Minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	730	730
OPERATING TRANSACTIONS

BC150 CULTURAL FUND
Revenue	—	7,500
Expense	—	(7,500)
Net Revenue (Expense)	—	—

ARTS LEGACY FUND
Revenue	850	830
Expense	(850)	(830)
Net Revenue (Expense)	—	—

Total Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	730	730

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act .

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts .

MINISTRY OF TOURISM, SPORT AND THE ARTS

SPECIAL ACCOUNT(1)
($000)

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physcial fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2007/08	2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	2,152	2,152
OPERATING TRANSACTIONS
Revenue	2,400	2,300
Expense	(2,400)	(2,300)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,152	2,152

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

MINISTRY OF TOURISM, SPORT AND THE ARTS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
($000)

	Estimates	Estimates
	2007/08	2008/09

TOURISM

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	1	300
Net Cash Source (Requirement)	(1)	(300)

MINISTRY OF TRANSPORTATION

The mission of the Ministry of Transportation is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2007/08(1)	2008/09

VOTED APPROPRIATION
Vote 43 — Ministry Operations	882,026	970,553

OPERATING EXPENSE	882,026	970,553
PREPAID CAPITAL ADVANCES (2)	17,885	39,233
CAPITAL EXPENDITURES (3)	9,232	8,655
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,449	1,481

NOTES

(1) For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2) Details of prepaid capital advances are presented in Schedule C.

(3) Details of capital expenditures are presented in Schedule D.

(4) Details of loans, investments and other requirements are presented in Schedule E.

(5) Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6) Details of FTEs are presented in Schedule G.

MINISTRY OF TRANSPORTATION

CORE BUSINESS SUMMARY
($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Transportation Improvements	19,557	644,388	(613,983)	30,405
Public Transportation	382,371	429,367	(1)	429,366
Highway Operations	464,131	796,386	(301,936)	494,450
Commercial Passenger Transportation Regulation	2,581	2,611	(1)	2,610
Executive and Support Services	13,386	14,077	(355)	13,722

TOTAL OPERATING EXPENSES	882,026	1,886,829	(916,276)	970,553

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Transportation	17,885	39,233	—	39,233

TOTAL PREPAID CAPITAL ADVANCES	17,885	39,233	—	39,233

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Transportation Improvements	676	637	—	637
Highway Operations	8,136	7,623	—	7,623
Commercial Passenger Transportation Regulation	400	325	—	325
Executive and Support Services	20	70	—	70

TOTAL CAPITAL EXPENDITURES	9,232	8,655	—	8,655

MINISTRY OF TRANSPORTATION

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 43 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION IMPROVEMENTS

Voted Appropriations
Transportation Policy and Legislation	1,442	1,461
Planning, Engineering and Construction	13,163	13,972
Partnerships	1	1
Port and Airport Development	4,951	14,971
	19,557	30,405

Voted Appropriations Description:   This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; Partnerships; Port and Airport Development; and Pacific Gateway Initiatives. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development and cycling networks. Recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	237,829	281,704
Coastal Ferry Services	144,542	147,662
	382,371	429,366

Voted Appropriations Description:   This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote also provides for debt servicing and the amortization of funds advanced for capital projects including constructing new, or improving existing public transit infrastructure, capital leases, and equipment and transit fleet purchases. Recoveries may be received from parties internal and external to the ministry for services or materials provided.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	428,733	455,838
Commercial Vehicle Safety and Enforcement	24,587	26,463
Inland Ferries	8,547	9,859
Coquihalla Toll Administration	2,264	2,290
	464,131	494,450

Voted Appropriations Description:   This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; Inland Ferries; and Coquihalla Toll Administration. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; road and bridge surfacing; rehabilitation, replacement, seismic retrofit and safety improvements; electrical installations and upgrades; minor roadworks; weigh scale operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for pavement marking, electrical maintenance, and for the operation, maintenance and rehabilitation of inland ferries and ferry landings; Coquihalla toll collection; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement; and recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

MINISTRY OF TRANSPORTATION

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	693	697
Passenger Transportation Branch	1,888	1,913
	2,581	2,610

Voted Appropriations Description:   This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other agencies, conducts enforcement and compliance activities against both licenced and unlicenced operators. Recoveries may be received from parties internal and external to the ministry for services or materials provided.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	536	554
Corporate Services	12,850	13,168
	13,386	13,722

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Transportation and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, information systems, service planning, performance measurement; and freedom of information, protection of privacy and records management. This sub-vote also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to ministry activities. Recoveries may be received from parties internal and external to the ministry for administrative services and materials provided.

VOTE 43 — MINISTRY OPERATIONS	882,026	970,553

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	104,455	109,509
Operating Costs	1,576,355	1,526,818
Government Transfers	71,959	115,501
Other Expenses	135,936	135,004
Internal Recoveries	—	(3)
External Recoveries	(1,006,679)	(916,276)
TOTAL OPERATING EXPENSE	882,026	970,553

MINISTRY OF TRANSPORTATION

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

($000)

Estimates	Estimates
2007/08	2008/09

PUBLIC TRANSPORTATION

BRITISH COLUMBIA TRANSIT — Disbursements are provided for approved capital projects for selected public passenger transit services in communities around the province.

Receipts	—	—
Disbursements	17,885	39,233
Net Cash Source (Requirement)	(17,885)	(39,233)

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2007/08 (1)	2008/09

VOTED APPROPRIATION
Vote 44 — Management of Public Funds and Debt	557,800	401,700
	557,800	401,700
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	—	—

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Financing Purposes	557,797	494,269	(92,572)	401,697
Cost of Borrowing for Relending to Government Bodies	1	730,924	(730,923)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	500	(499)	1
Cost of Warehouse Borrowing Program	1	19,827	(19,826)	1

TOTAL OPERATING EXPENSES	557,800	1,245,520	(843,820)	401,700

MANAGEMENT OF PUBLIC FUNDS AND DEBT

OPERATING EXPENSE BY CORE BUSINESS

($000)

Estimates 2007/08	Estimates 2008/09

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, and entering into certain financial agreements and commodity derivatives with or on behalf of government bodies; and borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FINANCING PURPOSES (NET OF RECOVERIES)

Voted Appropriations
Government Operating Purposes	557,792	401,692
Schools Capital Financing	1	1
Post Secondary Institutions Capital Financing	1	1
Health Facilities Capital Financing	1	1
Public Transit Capital Financing	1	1
SkyTrain Extension Capital Financing	1	1
	557,797	401,697

Voted Appropriations Description:   This sub-vote provides for interest and all other costs, expenses, charges and fees associated with debt arising from borrowings or other credit arrangements. These include costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital financing purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management, banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure. Costs associated with borrowings for the student loans program and for capital financing purposes are recovered from the debt servicing appropriations of the Ministries of Advanced Education, Education, Health and Transportation.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description:   This sub-vote provides for interest and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description:   This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or other authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

OPERATING EXPENSE BY CORE BUSINESS (Continued)

($000)

	Estimates	Estimates
	2007/08	2008/09

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description:   This sub-vote provides for the costs associated with debt issued in advance of requirements including interest and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	557,800	401,700

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Other Expenses	2,303,465	2,173,888
Internal Recoveries	(876,246)	(928,368)
External Recoveries	(869,419)	(843,820)
TOTAL OPERATING EXPENSE	557,800	401,700

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2007/08 (1)	2008/09

VOTED APPROPRIATIONS
Vote 45 — Contingencies (All Ministries) and New Programs	436,506	375,000
Vote 46 — BC Family Bonus	17,000	14,000
Vote 47 — Electoral Boundaries Commission (Eliminated for 2008/09)	4,268	—
Vote 48 — Commissions on Collection of Public Funds	1	1
Vote 49 — Allowances for Doubtful Revenue Accounts	1	1
Vote 50 — Environmental Appeal Board and Forest Appeals Commission	2,077	2,096
Vote 51 — Forest Practices Board	3,761	3,808
Vote 52 — Pacific Carbon Trust	—	5,000

STATUTORY APPROPRIATIONS
Children’s Education Fund Special Account	—	—
Insurance and Risk Management Special Account	—	—
	463,614	399,906
OPERATING EXPENSE

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	205,380	100,970

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	93	87

NOTES

(1)

For comparative purposes only, figures shown for the 2007/08 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2008/09 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

OTHER APPROPRIATIONS

SUMMARY

($000)

		2008/09 ESTIMATES
	2007/08		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	436,506	375,000	—	375,000
BC Family Bonus	17,000	14,000	—	14,000
Electoral Boundaries Commission (Eliminated for 2008/09)	4,268	—	—	—
Commissions on Collection of Public Funds	1	45,808	(45,807)	1
Allowances for Doubtful Revenue Accounts	1	106,916	(106,915)	1
Environmental Appeal Board and Forest Appeals Commission	2,077	2,097	(1)	2,096
Forest Practices Board	3,761	3,808	—	3,808
Pacific Carbon Trust	—	5,000	—	5,000

Statutory Appropriations
Children’s Education Fund Special Account	—	—	—	—
Insurance and Risk Management Special Account	—	425	(425)	—

TOTAL OPERATING EXPENSE	463,614	553,054	(153,148)	399,906

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	205,000	100,460	—	100,460
Environmental Appeal Board and Forest Appeals Commission	15	15	—	15
Forest Practices Board	125	125	—	125
Insurance and Risk Management Special Account	240	370	—	370

TOTAL CAPITAL EXPENDITURES	205,380	100,970	—	100,970

OTHER APPROPRIATIONS

OPERATING EXPENSE BY VOTE

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 45 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for the Innovation and Integration Fund that will assist health authorities in implementing best practices and integrating and coordinating the delivery of health services. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs, including new climate action initiatives.

OPERATING EXPENSE

General Programs	316,620	325,000
Negotiating Framework	19,886	—
Innovation and Integration Fund	—	50,000
Health Innovation Fund	100,000	—
	436,506	375,000

CAPITAL EXPENDITURES

General Programs	175,000	100,460
Priority Projects Under Development	30,000	—
	205,000	100,460

VOTE 46 — BC FAMILY BONUS

(Minister of Finance)

This vote provides funding for payments to low income families with children. A payment is made to the federal government for administration of the program.

OPERATING EXPENSE

BC Family Bonus	17,000	14,000

VOTE 47 — ELECTORAL BOUNDARIES COMMISSION

(Attorney General) (Eliminated for 2008/09)

This vote provides for the operation of the Electoral Boundaries Commission. The Commission, in consultation with the public, did make recommendations for electoral boundaries under the current electoral system and under a Single Transferable Vote system.

OPERATING EXPENSE

Electoral Boundaries Commission	4,268	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT

Electoral Boundaries Commission	6	—

OTHER APPROPRIATIONS

OPERATING EXPENSE BY VOTE (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 48 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation

Minister of Advanced Education

Minister of Agriculture and Lands

Attorney General

Minister of Children and Family Development

Minister of Community Services

Minister of Economic Development

Minister of Education

Minister of Employment and Income Assistance

Minister of Energy, Mines and Petroleum Resources

Minister of Environment

Minister of Finance

Minister of Forests and Range

Minister of Health

Minister of Labour and Citizens’ Services

Minister of Public Safety and Solicitor General

Minister of Small Business and Revenue

Minister of Tourism, Sports and the Arts

Minister of Transportation

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Ministry of Small Business and Revenue and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statutes and regulations.

OPERATING EXPENSE

Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	1	400
Ministry of Children and Family Development	1	1
Ministry of Community Services	1	1
Ministry of Economic Development	1	1
Ministry of Education	1	1
Ministry of Employment and Income Assistance	360	480
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,701	1,756
Ministry of Finance	644	1
Ministry of Forests and Range	1	200
Ministry of Health	991	1,098
Ministry of Labour and Citizens’ Services	1	1
Ministry of Public Safety and Solicitor General	4,255	4,796
Ministry of Small Business and Revenue	65,890	36,350
Ministry of Tourism, Sport and the Arts	15	18
Ministry of Transportation	150	400
Recoveries	(74,016)	(45,507)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSE BY VOTE (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 49 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation

Minister of Advanced Education

Minister of Agriculture and Lands

Attorney General

Minister of Children and Family Development

Minister of Community Services

Minister of Economic Development

Minister of Education

Minister of Employment and Income Assistance

Minister of Energy, Mines and Petroleum Resources

Minister of Environment

Minister of Finance

Minister of Forests and Range

Minister of Health

Minister of Labour and Citizens’ Services

Minister of Public Safety and Solicitor General

Minister of Small Business and Revenue

Minister of Tourism, Sports and the Arts

Minister of Transportation

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSE

Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	4,100	5,400
Ministry of Children and Family Development	50	50
Ministry of Community Services	1	1
Ministry of Economic Development	1	1
Ministry of Education	1	1
Ministry of Employment and Income Assistance	7,125	2,824
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,168	1,168
Ministry of Finance	1	1
Ministry of Forests and Range	1	10,000
Ministry of Health	62,818	60,929
Ministry of Labour and Citizens’ Services	1	1
Ministry of Public Safety and Solicitor General	9,100	9,800
Ministry of Small Business and Revenue	82,070	16,725
Ministry of Tourism, Sport and the Arts	1	1
Ministry of Transportation	5	10
Recoveries	(166,446)	(106,915)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSE BY VOTE (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 50 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION

(Minister of Forests and Range and Minister of Environment)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. It also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to Board activities. Recoveries may be received from ministries and other levels of government.

OPERATING EXPENSE

Administration and Support Services	1,367	1,326
Environmental Appeal Board	378	411
Forest Appeals Commission	332	359
	2,077	2,096

CAPITAL EXPENDITURES

Administration and Support Services	15	15

FULLTIME EQUIVALENT (FTE) EMPLOYMENT

Administration and Support Services	11	11

VOTE 51 — FOREST PRACTICES BOARD

(Minister of Forests)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigations of public complaints, and administrative appeals. It also provides for the cost of acquiring emission offsets under the Greenhouse Gas Reduction Targets Act in relation to Board activities.

OPERATING EXPENSE

Forest Practices Board	3,761	3,808

CAPITAL EXPENDITURES

Forest Practices Board	125	125

FULLTIME EQUIVALENT (FTE) EMPLOYMENT

Forest Practices Board	27	27

OTHER APPROPRIATIONS

OPERATING EXPENSE BY VOTE (Continued)

($000)

Estimates	Estimates
2007/08	2008/09

VOTE 52 — PACIFIC CARBON TRUST

(Minister of Finance)

This vote provides for an operating grant to a new Crown corporation, the Pacific Carbon Trust Inc., whose mandate will include assisting provincial public sector organizations to meet carbon neutral targets set under the Greenhouse Gas Reduction Targets Act.

OPERATING EXPENSE
Pacific Carbon Trust	—	5,000

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,333	7,329
Operating Costs	11,285	7,090
Government Transfers	17,001	19,000
Other Expenses	714,404	565,242
Internal Recoveries	(45,521)	(45,607)
External Recoveries	(240,888)	(153,148)
TOTAL OPERATING EXPENSE	463,614	399,906

OTHER APPROPRIATIONS

SPECIAL ACCOUNT¹

($000)

CHILDREN’S EDUCATION FUND (Minister of Finance)

This account was established as a special account effective April 1, 2007 under the Special Accounts Appropriation and Control Act. The Children’s Education Fund provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007 enrolled in eligible British Columbia based education programs. Revenues represent investment earnings on the fund balance. No financing transactions are provided for under this account.

	Estimates 2007/08	Estimates 2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	43,150
OPERATING TRANSACTIONS
Revenue	1,730	4,338
Revenue from Appropriation	41,200	43,601
Expense	—	—
Net Revenue (Expense)	42,930	47,939

Difference Between 2007/08 Estimates and Projected Actual Net Revenue (Expense)	220

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	43,150	91,089

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the investments projected to be available at the end of the fiscal year.

OTHER APPROPRIATIONS

SPECIAL ACCOUNT(1)

($000)

INSURANCE AND RISK MANAGEMENT (Minister of Finance)

This account was established by the Financial Administration Amendment Act, 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. The account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; security and advisory and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act and earnings of the account. Expenses represent amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

	Estimates 2007/08	Estimates 2008/09

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	236,600	244,851
OPERATING TRANSACTIONS
Revenue	8,100	8,302
Expense	(45,945)	(46,031)
Internal and External Recoveries	45,945	46,031
Net Revenue (Expense)	8,100	8,302

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	(240)	(370)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(240)	(370)
Working Capital Adjustments and Other Spending Authority Committed(3)	391	391

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	244,851	253,174

FULLTIME EQUIVALENT (FTE) EMPLOYMENT	49	49

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2007/08 is based on the 2006/07 Public Accounts.

(3) The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

SCHEDULES

A	– Consolidated Revenue Fund Operating Expenses, Capital Expenditures and FTE Reconciliation – 2007/08

B	– Special Accounts Summary

C	– Financing Transactions – Prepaid Capital Advances

D	– Financing Transactions – Capital Expenditures

D1	– Financing Transactions – Capital Expenditures – Taxpayer-Supported Organizations

E	– Financing Transactions – Loans, Investments and Other Requirements

F	– Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

G	– Fulltime Equivalent Employment

H	– Reconciliation of Surplus to Change in Taxpayer-Supported Debt and Statement of Total Debt

I	– Summary of Ministerial Accountability for Operating Expenses

J	– Estimated Consolidated Revenue Fund Operating Result

K	– Service Delivery Agencies – Estimated Revenues and Expenses

L	– Estimated Revenue by Source

M	– Estimated Expense by Function

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2007/08

	Operating Expense	Capital Expenditures	FTEs
	($000)	($000)
Office of the Premier
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	13,771	95	110
Transfer from Ministry of Attorney General Legal Services chargeback funding	14	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	12	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	13,797	95	110

Aboriginal Relations and Reconcilliation
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	55,160	32	179
Transfer from Ministry of Attorney General Centrally managed services funding	403	—	—
Legal Services chargeback funding	116	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	14	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(20)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	55,673	32	179

Advanced Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	2,151,076	2,160	228
Transfer from Ministry of Attorney General Legal Services chargeback funding	19	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	24	—	—
Transfer from Other Appropriations Negotiating Framework funding	14,268	—	—
Transfer to Ministry of Education Centrally managed services funding	(176)	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(170)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	2,165,041	2,160	228

Agriculture and Lands
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	270,295	9,367	820
Transfer from Ministry of Attorney General Legal Services chargeback funding	52	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	88	—	—
Transfer from Ministry of Environment FTEs	—	—	20
Transfer from Ministry of Tourism, Sport and the Arts Adventure Tourism Branch	650	—	5
Transfer to Ministry of Finance Centralization of Internal Audit	(93)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	270,992	9,367	845

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2007/08

	Operating Expense	Capital Expenditures	FTEs
	($000)	($000)
Attorney General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	519,775	9,993	3,582
Transfer from Ministry of Children and Family Development Distribution of CSSEA Paraprofessional Compensation funding	18	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	375	—	—
Transfer from Ministry of Public Safety and Solicitor General Centrally managed services funding	191	—	—
Transfer from Other Appropriations Crown Counsel Agreement compensation	1,526	—	—
Legal Services Society funding	2,647	—	—
Negotiating Framework funding	4,186	—	—
Transfer to Ministries Legal Services chargeback funding	(1,024)	—	—
Transfer to Ministry of Aboriginal Relations and Reconcilliation Centrally managed services funding	(403)	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(245)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	527,046	9,993	3,582

Children and Family Development
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	1,866,644	19,517	4,286
Transfer from Ministry of Attorney General Legal Services chargeback funding	61	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	305	—	—
Transfer from Ministry of Health HEABC Collective Agreement funding	185	—	—
Sexual Abuse Intervention Program funding	122	—	—
Transfer from Other Appropriations Negotiating Framework funding	357	—	—
Service Improvement funding	78	—	—
Transfer to Ministries Distribution of CSSEA Paraprofessional Compensation funding	(178)	—	—
Transfer to Ministry of Employment and Income Assistance Disability Assistance funding	(9,144)	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(413)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	1,858,017	19,517	4,286

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2007/08

	Operating Expense	Capital Expenditures	FTEs
	($000)	($000)
Community Services
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	273,808	3,549	566
Transfer from Ministry of Attorney General Legal Services chargeback funding	28	—	—
Transfer from Ministry of Children and Family Development Distribution of CSSEA Paraprofessional Compensation funding	56	—	—
Transfer from Ministry of Health HEABC Collective Agreement funding	25	—	—
Transfer to Ministries BC Public Service Agency funding	(2,622)	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(215)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	271,080	3,549	566

Economic Development
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	266,242	486	168
Transfer from Ministry of Attorney General Legal Services chargeback funding	13	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	17	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(112)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	266,160	486	168

Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	5,494,380	6,885	322
Transfer from Ministry of Advanced Education Centrally managed services funding	176	—	—
Transfer from Ministry of Attorney General Legal Services chargeback funding	27	—	—
Transfer from Ministry of Children and Family Development Distribution of CSSEA Paraprofessional Compensation funding	8	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	34	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(167)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	5,494,458	6,885	322

ESTIMATES, 08/09

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2007/08

	Operating Expense	Capital Expenditures	FTEs
	($000)	($000)
Employment and Income Assistance
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	1,479,528	17,595	1,973
Transfer from Ministry of Attorney General Legal Services chargeback funding	44	—	—
Transfer from Ministry of Children and Family Development Disability Assistance funding	9,144	—	—
Distribution of CSSEA Paraprofessional Compensation funding	2	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	214	—	—
Transfer from Ministry of Health Dental Program funding	6,000	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(524)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	1,494,408	17,595	1,973

Energy, Mines and Petroleum Resources
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	77,459	1,435	315
Transfer from Ministry of Attorney General Legal Services chargeback funding	21	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	30	—	—
Transfer from Other Appropriations Sierra Yoyo-Desan Road amortization	2,413	—	—
Transfer to Ministry of Finance Centralization of Internal Audit	(135)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	79,788	1,435	315

Environment
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	222,819	34,042	1,493
Transfer from Ministry of Attorney General Legal Services chargeback funding	51	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	157	—	—
Transfer to Ministry of Agriculture and Lands FTEs	—	—	(20)
Transfer to Ministry of Finance Centralization of Internal Audit	(70)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	222,957	34,042	1,473

Finance
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	91,188	6,267	848
Transfer from Ministries Centralization of Internal Audit	3,847	—	—
Transfer from Ministry of Attorney General Legal Services chargeback funding	37	—	—
Transfer from Ministry of Community Services BC Public Service Agency funding	92	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	95,164	6,267	848

ESTIMATES, 08/09

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2007/08

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)
Forests and Range
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	1,077,925	21,753	3,822
Transfer from Ministry of Attorney General
Legal Services chargeback funding	68	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	399	—	—
Transfer from Other Appropriations
Capitalization of Forest Service Roads	11,081	—	—
Negotiating Framework funding	90	—	—
Transfer to Ministry of Finance
Centralization of Internal Audit	(338)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	1,089,225	21,753	3,822

Health
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	12,966,920	48,701	3,696
Transfer from Ministry of Attorney General
Legal Services chargeback funding	85	—	—
Transfer from Ministry of Children and Family Development
Distribution of CSSEA Paraprofessional Compensation funding	85	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	89	—	—
Transfer to Ministry of Children and Family Development
HEABC Collective Agreement funding	(185)	—	—
Sexual Abuse Intervention Program funding	(122)	—	—
Transfer to Ministry of Community Services
HEABC Collective Agreement funding	(25)	—	—
Transfer to Ministry of Employment and Income Assistance
Dental Program funding	(6,000)	—	—
Transfer to Ministry of Finance
Centralization of Internal Audit	(730)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	12,960,117	48,701	3,696

Labour and Citizens’ Services
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	97,507	84,272	2,195
Transfer from Ministry of Attorney General
Legal Services chargeback funding	56	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	236	—	—
Transfer to Ministry of Finance
Centralization of Internal Audit	(220)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	97,579	84,272	2,195

ESTIMATES, 08/09

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2007/08

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)
Public Safety and Solicitor General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	603,385	7,067	2,617
Transfer from Ministry of Attorney General
Legal Services chargeback funding	104	—	—
Transfer from Ministry of Children and Family Development
Distribution of CSSEA Paraprofessional Compensation funding	9	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	271	—	—
Transfer from Other Appropriations
Aboriginal Corrections funding	2,000	—	—
Adult Custody funding	1,635	—	—
Flood Hazard Mitigation funding	10,000	—	—
Negotiating Framework funding	13	—	—
Workplace Safety within Adult Custody funding	12,000	—	—
Transfer to Ministry of Attorney General
Centrally managed services funding	(191)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	629,226	7,067	2,617

Small Business and Revenue
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	59,964	10,888	891
Transfer from Ministry of Attorney General
Legal Services chargeback funding	76	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	97	—	—
Transfer to Ministry of Finance
Centralization of Internal Audit	(150)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	59,987	10,888	891

Tourism, Sport and the Arts
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	129,548	1,781	166
Transfer from Ministry of Attorney General
Legal Services chargeback funding	14	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	17	—	—
Transfer to Ministry of Agriculture and Lands
Adventure Tourism Branch	(650)	—	(5)
Transfer to Ministry of Finance
Centralization of Internal Audit	(135)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	128,794	1,781	161

Transportation
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	881,847	9,232	1,449
Transfer from Ministry of Attorney General
Legal Services chargeback funding	138	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	151	—	—
Transfer to Ministry of Finance
Centralization of Internal Audit	(110)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	882,026	9,232	1,449

ESTIMATES, 08/09

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2007/08

	Operating	Capital
	Expense	Expenditures	FTEs
	($000)	($000)
Other Appropriations - Contingencies (All Ministries) and New Programs
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Estimates	525,908	205,380	93
Transfer to Ministry of Advanced Education
Negotiating Framework funding	(14,268)	—	—
Transfer to Ministry of Attorney General
Crown Counsel Agreement compensation	(1,526)	—	—
Legal Services Society funding	(2,647)	—	—
Negotiating Framework funding	(4,186)	—	—
Transfer to Ministry of Children and Family Development
Negotiating Framework funding	(357)	—	—
Service Improvement funding	(78)	—	—
Transfer to Ministry of Energy, Mines and Petroleum Resources
Sierra Yoyo-Desan Road amortization	(2,413)	—	—
Transfer to Ministry of Forests and Range
Capitalization of Forest Service Roads	(11,081)	—	—
Negotiating Framework funding	(90)	—	—
Transfer to Ministry of Public Safety and Solicitor General
Aboriginal Corrections funding	(2,000)	—	—
Adult Custody funding	(1,635)	—	—
Flood Hazard Mitigation funding	(10,000)	—	—
Negotiating Framework funding	(13)	—	—
Workplace Safety within Adult Custody funding	(12,000)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2007/08 Restated	463,614	205,380	93

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2007/08 Estimates	29,775,000	530,000	30,416
Total Transfers from Special Offices, Ministries and Other Appropriations	86,861	—	25
Total Transfers to Special Offices, Ministries and Other Appropriations	(86,861)	—	(25)
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2007/08 Restated	29,775,000	530,000	30,416

	ESTIMATES, 08/09

	SPECIAL ACCOUNTS(1) - SUMMARY							Schedule B
	(for the Fiscal Year Ending March 31, 2009)
	($000)

	Spending							Spending
	Authority			General			Working	Authority
	Available	Operating Transactions		Fund	Financing Transactions		Capital	Available
	April 1, 2008	Revenue	Expense	Transfer(2)	Receipts Disbursements		Adjustment(3)	March 31, 2009

Special Accounts
BC Arts and Culture Endowment	730	8,330	(8,330)	—	—	—	—	730
BC Timber Sales	31,119	242,660	(219,200)	(4,260)	—	(20,001)	1,494	31,812
Children’s Education Fund	43,150	47,939	—	—	—	—	—	91,089
Civil Forfeiture Act	—	850	(750)	—	—	—	—	100
Crown Land	50,000	192,098	(84,720)	(107,448)	70	—	—	50,000
First Citizens Fund	5,388	3,900	(4,200)	—	—	—	—	5,088
Forest Stand Management Fund	14,917	—	—	—	—	—	—	14,917
Forfeited Crime Proceeds Fund	717	—	—	—	—	—	—	717
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund	11,120	11,700	(10,000)	—	—	—	—	12,820
Inmate Work Program	2,848	1,350	(1,315)	—	—	(93)	60	2,850
Innovative Clean Energy Fund	13,800	11,000	(17,400)	—	—	—	—	7,400
Insurance and Risk Management	244,851	8,302	—	—	—	(370)	391	253,174
Northern Development Fund	8,541	575	(500)	—	—	—	—	8,616
Park Enhancement Fund	—	717	(400)	—	—	(300)	—	17
Physical Fitness and Amateur Sports Fund	2,152	2,300	(2,300)	—	—	—	—	2,152
Production Insurance	26,940	19,300	(18,500)	—	—	—	—	27,740
Provincial Home Acquisition Wind Up	15,168	10	(25)	—	50	—	—	15,203
Public Guardian and Trustee of British Columbia	16,310	21,903	(20,999)	—	—	(500)	784	17,498
Sustainable Environment Fund	18,597	27,078	(29,305)	—	—	—	—	16,370
University Endowment Lands Administration	30,677	6,442	(6,442)	—	—	—	—	30,677
Victims of Crime Act	45,432	13,900	(12,536)	—	—	—	—	46,796
	582,457	767,604	(584,172)	(111,708)	120	(21,264)	2,729	635,766

Transfers from Voted Appropriations to Special Accounts(4)
BC Timber Sales	—	(3,000)	3,000	—	—	—	—	—
Civil Forfeiture Act	—	(750)	750	—	—	—	—	—
Production Insurance	—	(7,000)	7,000	—	—	—	—	—
Public Guardian and Trustee of British Columbia	—	(10,546)	10,546	—	—	—	—	—
	—	(21,296)	21,296	—	—	—	—	—

Total Special Accounts (net of transfers)	582,457	746,308	(562,876)	(111,708)	120	(21,264)	2,729	635,766

(1)	Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	General Fund Transfers consist of changes in statutory spending authority.
(3)

Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortizaton, inventory, and accounts receivable and payable.

(4)

Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Suppy Act requirements shown on page 13.

ESTIMATES, 08/09

FINANCING TRANSACTIONS	Schedule C
PREPAID CAPITAL ADVANCES(1)
(for the Fiscal Year ending March 31, 2009) ($000)

			Net Cash
			Source
	Receipts	Disbursements(2)	(Requirement)

Ministry of Advanced Education
Post-Secondary Institutions	—	200,000	(200,000)

Ministry of Education
Schools	—	305,425	(305,425)

Ministry of Health
Health Facilities	—	427,190	(427,190)

Ministry of Transportation
British Columbia Transit	—	39,233	(39,233)
Total Prepaid Capital Advances	—	971,848	(971,848)

(1)

Loans and capital funding provided to school districts and post secondary institutions are treated, for financial statement reporting purposes, as prepaid capital advances (assets of the Consolidated Revenue Fund (CRF)) and amortized over the useful life of the underlying assets. The amortization period for these advances, on average, approximates 30 years. Loans and capital funding provided to British Columbia Transit and health facilities for capital projects are accounted for in the same manner. Since the borrowing for schools, post secondary institutions, health facilities, public transit and capital is raised directly through the CRF, these financial requirements are included in the annual Supply Act.

(2)

Disbursements by the Ministry of Advanced Education are for capital costs of new buildings, renovations and improvements to universities, university colleges, colleges, institutes and agencies. Disbursements by the Ministry of Education are for capital costs of new buildings, renovations and improvements to schools and other school district buildings and for bus and equipment purchases. Disbursements by the Ministry of Health are for capital costs of new buildings, renovations and improvements for health facilities and agencies, and diagnostic and medical equipment. Disbursements by the Ministry of Transportation are for capital expenditures for public passenger transit services, rapid transit in the lower mainland.

ESTIMATES, 08/09

FINANCING TRANSACTIONS	Schedule D
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2009) ($000)

	Land &			Office				Roads,
	Land		Specialized	Furniture &		Information	Tenant	Bridges &
	Improvements	Buildings	Equipment	Equipment	Vehicles	Systems	Improvements	Ferries	Total
Special Offices and MInistries
Legislation	—	—	—	1,004	—	526	26,000	—	27,530
Officers of the Legislature	—	—	10	142	—	587	—	—	739
Office of the Premier	—	—	—	60	—	35	—	—	95
Ministry of Aboriginal Relations and Reconciliation	—	—	—	8	—	24	—	—	32
Ministry of Advanced Education	—	—	—	75	—	1,615	150	—	1,840
Ministry of Agriculture and Lands	—	—	717	396	727	6,711	150	—	8,701
Ministry of Attorney General	—	—	1,100	157	1,070	3,260	2,954	—	8,541
Ministry of Children and Family Development	—	—	283	1,350	290	8,010	3,920	—	13,853
Ministry of Community Services	—	—	—	320	—	3,174	55	—	3,549
Ministry of Economic Development	—	—	—	30	—	366	—	—	396
Ministry of Education	—	—	—	—	—	5,040	180	—	5,220
Ministry of Employment and Income Assistance	—	—	—	2,000	60	19,665	1,000	—	22,725
Ministry of Energy, Mines and Petroleum	—	—	56	80	270	939	90	—	1,435
Resources
Ministry of Environment	14,520	—	1,701	67	111	2,018	—	—	18,417
Ministry of Finance	—	—	—	255	—	5,867	—	—	6,122
Ministry of Forests and Range	2,000	2,553	3,581	227	5,133	6,046	1,533	—	21,073
Ministry of Health	—	—	2,500	525	4,500	9,199	500	—	17,224
Ministry of Labour and Citizens’ Services	—	—	610	450	220	49,557	49,014	—	99,851
Ministry of Public Safety and Solicitor General	—	—	543	150	240	3,132	1,450	—	5,515
Ministry of Small Business and Revenue	—	—	—	225	—	10,808	500	—	11,533
Ministry of Tourism, Sport and the Arts	1,554	—	—	50	—	380	—	—	1,984
Ministry of Transportation	—	—	1,297	235	2,940	3,718	465	—	8,655

Other Appropriations
Contingencies All Ministries and New Programs(1)	—	—	—	—	—	100,460	—	—	100,460
Environmental Appeal Board and Forest Appeals Commission	—	—	—	15	—	—	—	—	15
Forest Practices Board	—	—	—	25	—	100	—	—	125
Insurance and Risk Management	—	—	—	20	—	350	—	—	370

Consolidated Revenue Fund Total(2)	18,074	2,553	12,398	7,866	15,561	241,587	87,961	—	386,000

SUMMARY
Voted Appropriations	17,774	2,553	12,060	7,805	15,561	240,222	87,961	—	383,936
Special Accounts(3)	300	—	338	61	—	1,365	—	—	2,064
Consolidated Revenue Fund Total	18,074	2,553	12,398	7,866	15,561	241,587	87,961	—	386,000

(1)	Administered by the Minister of Finance.
(2)

These expenditures are to provide for the purchase or capital lease of tangible capital assets to be held by the Consolidated Revenue Fund. The acquired tangible capital    assets are to assist in the delivery of programs of those offices, ministries and other appropriations.

(3)	The capital asset acquisitions of each special account are shown in the capital expenditure section of the 2008/09 Supplement to the Estimates.

ESTIMATES, 08/09

FINANCING TRANSACTIONS	Schedule D1
CAPITAL EXPENDITURES – TAXPAYER-SUPPORTED ORGANIZATIONS (1),(2)
(for the Fiscal Year Ending March 31, 2009)
($000)

				Protection
		Social		of Person		Natural		General
	Health	Services	Education	& Property	Transportation	Resources	Other	Government	Total
BC Transportation Financing Authority					884,000				884,000
British Columbia Transit					74,000				74,000
Vancouver Convention Centre expansion project						288,000			288,000
Government Operating (Ministries) (3)	17,000	37,000	7,000	114,000	9,000	52,000	103,000	47,000	386,000
Schools (4)			441,000						441,000
Post-secondary Institutions(4)			706,000						706,000
Health sector (4)	924,000								924,000
Other		4,000	1,000	1,000		28,000	22,000		56,000
Capital Contingency							100,000		100,000
Total	941,000	41,000	1,155,000	115,000	967,000	368,000	225,000	47,000	3,859,000

(1)	Figures have been rounded to the nearest million.
(2)

Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes

(3)	Represents Consolidated Revenue Fund capital in Schedule D.
(4)	The Prepaid Capital Advances shown in Schedule C are included in the total capital spending for these organizations.

ESTIMATES, 08/09

FINANCING TRANSACTIONS	Schedule E
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(1)
(for the Fiscal Year Ending March 31, 2009) ($000)

			Net Cash
			Source
	Receipts	Disbursement	(Requirement)
Ministry of Aboriginal Relations and Reconciliation
Settlement and Implementation Costs of Treaties and Other Agreements — Payments to the First Nations in accordance with treaty agreements	—	4,461	(4,461)

Ministry of Advanced Education
StudentAid BC Loan Program — Loan repayments (receipts) and new loans	86,000	250,000	(164,000)

Ministry of Agriculture and Lands
Crown Land Administration — Development of land for sale in future years	—	8,250	(8,250)
Crown Land Special Account — Loan repayment and loan sales deposit (receipts) and land acquisition, servicing and development and disposition costs	70	—	70
Agriculture Credit Act — Loan repayments (receipts)	350	—	350

Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	1,806	1,806	—

Ministry of Children and Family Development
Human Services Providers Financing Program — Principal repayments (receipts)	125	—	125

Ministry of Forests and Range
Forest Service Roads Financing Program — Capitalizable cost of road development	—	4,800	(4,800)
BC Timber Sales Special Account — Development of timber for sale in future years	—	19,200	(19,200)

Ministry of Public Safety and Solicitor General
Hastings Park Race Track	546	—	546

Ministry of Small Business and Revenue
Land Tax Deferment Act — Repayments of outstanding loans (receipts) and payments to local government for property taxes	30,000	60,000	(30,000)
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	11,560	4,470	7,090
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans (receipts) and guarantee claims and other disbursements	50	––	50

Ministry of Tourism, Sport and the Arts
Tourism Development — Development of land for sale in future years	—	300	(300)

Consolidated Revenue Fund Total	130,507	353,287	(222,780)

Service Delivery Agencies (2)	—	71,220	(71,220)

Total	130,507	424,507	(294,000)

SUMMARY
Voted Appropriations	130,387	334,087	(203,700)
Special Accounts	120	19,200	(19,080)
Service Delivery Agencies	—	71,220	(71,220)
Total	130,507	424,507	(294,000)

(1)

The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government’s financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)	The total net cash source (requirement) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 08/09

FINANCING TRANSACTIONS	Schedule F
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(1)
(for the Fiscal Year Ending March 31, 2009) ($000)

			Net Cash
			Source
	Receipts	Disbursement	(Requirement)

Ministry of Energy, Mines and Petroleum Resources
Oil and Gas Commission	29,000	29,000	––

Ministry of Environment
Habitat Conservation Trust	6,000	6,000	––

Ministry of Small Business and Revenue
British Columbia Transit	11,700	11,700	––
British Columbia Transportation Financing Authority	452,600	452,600	––
Cowichan Tribes	2,000	2,000	––
Municipalities or Eligible Entities	30,000	30,000	––
Resort Areas	8,300	8,300	––
Rural Areas	275,000	275,000	––
South Coast British Columbia Transportation Authority	296,000	296,000	––
Tourism British Columbia	62,900	62,900	––
Total	1,173,500	1,173,500	––

(1) The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

ESTIMATES, 08/09

FULLTIME EQUIVALENT EMPLOYMENT	Schedule G

Fulltime equivalent (FTE) employment is the estimate of each special office’s, ministry’s and taxpayer-supported Crown corporation and agency’s annual staff utilization. The Budget Transparency and Accountability Act defines Consolidated Revenue Fund FTE staff utilization to include all employees whose salaries are paid directly from the Consolidated Revenue Fund. The term fulltime equivalent is defined as the employment of one person for one full year or the equivalent thereof (for example, the employment of two persons for six months each). Ministry and special office FTEs are calculated by dividing each special office’s and ministry’s total hours of permanent, auxiliary, temporary, seasonal and overtime employment paid, or estimated to be paid, for the fiscal year, by the normal paid working hours for one fulltime employee for one year. Service delivery agencies’ FTEs are estimated in a similar manner. Employees in service delivery agencies whose salaries are included in the cost of capital projects are not counted as FTEs in order to maintain consistency between base salaries expense and FTEs.

The table below provides a summary of estimated fulltime equivalent employment by special office, ministry and service delivery agencies for the 2007/08 and 2008/09 fiscal years. The 2007/08 ministry and special office numbers are restated to reflect program and staff transfers among ministries (see Schedule A for a detailed reconciliation). The 2007/08 FTE utilization is forecast to be 34,500 FTEs.

	Estimates	Estimates
	2007/08	2008/09

Legislation	350	350
Officers of the Legislature	247	278
Office of the Premier	110	110
Ministry of Aboriginal Relations and Reconciliation	179	174
Ministry of Advanced Education	228	235
Ministry of Agriculture and Lands	845	896
Ministry of Attorney General	3,582	3,674
Ministry of Children and Family Development	4,286	4,547
Ministry of Community Services	566	568
Ministry of Economic Development	168	231
Ministry of Education	322	342
Ministry of Employment and Income Assistance	1,973	1,973
Ministry of Energy, Mines and Petroleum Resources	315	342
Ministry of Environment	1,473	1,535
Ministry of Finance	848	856
Ministry of Forests and Range	3,822	3,869
Ministry of Health	3,696	4,078
Ministry of Labour and Citizens’ Services	2,195	2,314
Ministry of Public Safety and Solicitor General	2,617	2,788
Ministry of Small Business and Revenue	891	931
Ministry of Tourism, Sport and the Arts	161	171
Ministry of Transportation	1,449	1,481
Management of Public Funds and Debt	––	––
Other Appropriations	93	87
Total	30,416	31,830

Total Service Delivery Agencies	3,975	4,265

Total	34,391	36,095

ESTIMATES, 08/09

RECONCILIATION OF SURPLUS TO CHANGE IN TAXPAYER-SUPPORTED DEBT			Schedule H
AND STATEMENT OF TOTAL DEBT (1), (2)
($000)

Estimates (3)	Updated Forecast (3)		Estimates
2007/08	2007/08		2008/09
		TAXPAYER-SUPPORTED DEBT
(400,000)	(1,970,000)	Surplus (4)	(50,000)
374,000	709,000	Self-supported Crown corporation retained earnings for the year (5)	670,000
(2,329,000)	(1,713,000)	Adjustment for expenses not requiring working capital or other borrowing (6)	(2,531,000)
(180,000)	(960,000)	Change in sinking fund balances	(49,000)
(357,000)	156,000	Working capital changes (net)	(1,244,000)
(2,892,000)	(3,778,000)	Operating Requirement (Source)	(3,204,000)
3,864,000	4,189,000	Capital expenditures - taxpayer supported organizations (Schedule D1)	3,859,000
3,864,000	4,189,000	Capital Requirement	3,859,000
286,000	450,000	Loan, investment and other requirements (Schedule E)	294,000
1,258,000	861,000	Net increase/(decrease) in taxpayer-supported debt	949,000
26,545,000	25,931,000	Taxpayer-supported debt, beginning of year (including guarantees) (7)	26,792,000
27,803,000	26,792,000	Taxpayer-supported debt, end of year (including guarantees) (7)	27,741,000
2,883,000	2,105,000	Add: Debt offset by sinking funds	2,056,000
(128,000)	(99,000)	Less: Taxpayer-supported third party guarantees and non-guaranteed debt	(110,000)
30,558,000	28,798,000	Taxpayer-supported debt, end of year, as reported in the Financial Statements (7)	29,687,000

		SELF-SUPPORTED DEBT
		Self-Supported Crown Corporation Debt:
7,806,000	7,687,000	British Columbia Hydro and Power Authority	8,876,000
381,000	224,000	Columbia River power projects	241,000
97,000	150,000	Other Crown Corporation Debt	133,000
8,284,000	8,061,000	Self-Supported Crown Corporation Debt (including guarantees and non-guaranteed debt) (7)	9,250,000
607,000	593,000	Add: Debt offset by sinking funds	96,000
(400,000)	(296,000)	Less: Debt guarantees and non-guaranteed debt	(311,000)
8,491,000	8,358,000	Self-Supported Debt as reported in the Financial Statements (7)	9,035,000
750,000	150,000	Forecast allowance	750,000
39,799,000	37,306,000	Total Financial Statement Debt (7)	39,472,000

(1) Figures have been rounded to the nearest million.

(2) Further details on debt are provided in Appendix Table A15 in the Budget and Fiscal Plan - 2008/09 to 2010/11 .

(3) The 2007/08 Estimates and Updated Forecast amounts have been restated to conform with the 2008/09 Estimates presentation.  See Significant Presentation Changes (Note 1) for details.

(4) For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

(5) Represents the elimination of self-supported Crown corporation income which is included in the Summary Accounts deficit but has not been transferred to the Consolidated Revenue Fund.  The excess earnings remain in the Crown corporation and reduce self-supported Crown corporation debt.

(6) These adjustments include, primarily, the amortization of capital assets and the forecast allowance.

(7) Generally accepted accounting principles (GAAP) require that debt disclosure includes debt offset by sinking funds (with the related sinking funds shown as assets) and excludes guarantees (which are disclosed separately in the notes to the financial statements). For rating agency and debt statistics purposes, the province reports its debt net of sinking funds, but includes debt guarantees and non-guaranteed debt of the self-supported Crown corporations.

ESTIMATES, 08/09

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule I
(for the Fiscal Year Ending March 31, 2009) ($000)

For each minister (other than the Minister of Small Business and Revenue) with responsibility for operating expenses accounted for in the Consolidated Revenue Fund, an estimated amount must be made public with the Estimates under section 6(1) of the Balanced Budget and Ministerial Accountability Act. The estimated amount is described in section 5(1) of the Balanced Budget and Ministerial Accountability Act and represents the operating expenses which are the responsibility of the minister as set out in the main Estimates for the fiscal year. Section 6(2) of the Balanced Budget and Ministerial Accountability Act requires that the actual amount of those operating expenses be made public for each minister with the Public Accounts for that fiscal year.

Section 5(2) of the Balanced Budget and Ministerial Accountability Act applies to the Minister of Small Business and Revenue and provides for an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) of the Balanced Budget and Ministerial Accountability Act applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

The table below shows, the ministry and other appropriations for which each minister is responsible. The third column shows the total operating expenses for each of the ministries or other appropriations for the 2008/09 fiscal year. The final column shows the sum of these operating expenses, which is the estimated amount each minister (other than the Minister of Small Business and Revenue) is responsible for under section 5(1) of the Balanced Budget and Ministerial Accountability Act for the 2008/09 fiscal year.

		2008/09	2008/09
		Total Operating	Estimated
Minister Responsible	Ministry and Other Appropriations	Expenses (Net)	Amount

Premier	Office of the Premier	14,102	14,102

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	62,127	62,127

Minister of Advanced Education	Ministry of Advanced Education	2,251,994	2,251,994

Minister of Agriculture and Lands	Ministry of Agriculture and Lands	289,352	289,352

Attorney General	Ministry of Attorney General	554,994
	Electoral Boundaries Commission	—	554,994

Minister of Children and Family Development	Ministry of Children and Family Development	1,987,004	1,987,004

Minister of Community Services	Ministry of Community Services	303,646	303,646

Minister of Economic Development	Ministry of Economic Development	225,718	225,718

Minister of Education	Ministry of Education	5,675,357	5,675,357

Minister of Employment and Income Assistance	Ministry of Employment and Income Assistance	1,527,012	1,527,012

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	90,594	90,594

Minister of Environment(1)	Ministry of Environment	272,486
	Environmental Appeal Board and Forest Appeals Commission	1,119	273,605

ESTIMATES, 08/09

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (for the Fiscal Year Ending March 31, 2009) ($000)	Schedule I

		2008/09	2008/09
		Total Operating	Estimated
Minister Responsible	Ministry and Other Appropriations	Expenses (Net)	Amount

Minister of Finance	Ministry of Finance	97,287
	Management of Public Funds and Debt	401,700
	Contingencies (All Ministries) and New Programs	375,000
	BC Family Bonus	14,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Pacific Carbon Trust	5,000
	Children’s Education Fund	—
	Insurance and Risk Management	—	892,989

Minister of Forests and Range(1),(2)	Ministry of Forests and Range	991,641
	Environmental Appeal Board and Forest Appeals Commission	977
	Forest Practices Board	3,808	996,426

Minister of Health	Ministry of Health	13,764,737	13,764,737

Minister of Labour and Citizens’ Services	Ministry of Labour and Citizens’ Services	103,657	103,657

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	647,061	647,061

Minister of Tourism, Sport and the Arts	Ministry of Tourism, Sport and the Arts	374,770	374,770

Minister of Transportation	Ministry of Transportation	970,553	970,553

	Total Estimated Amount		31,005,698

	Not Applicable
	Legislation	64,058
	Officers of the Legislature	52,905
	BC Timber Sales(2)	219,200
	Ministry of Small Business and Revenue(3)	65,139
	Total Consolidated Revenue Fund	31,407,000

(1)

The Ministers of Environment and Forests each have operating expense accountability for the administration and support services of Vote 50, Environmental Appeal Board and Forest Appeals Commission therefore, those funds have been allocated on a pro-rata basis.

(2)

Under Section 5(1.1) of the Balanced Budget and Ministerial Accountability Act, the estimated amount for the Minister of Forests and Range does not include estimated expenditures related to the BC Timber Sales Special Account.

(3)	Under Section 5(2) of the Balanced Budget and Ministerial Accountability Act, the Minister of Small Business and Revenue is accountable for earning actual gross revenue specified as $200.93 million.

ESTIMATES, 08/09

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1),(3)			Schedule J
($000)

Estimates (1)	Updated Forecast (1)		Estimates
2007/08	2007/08		2008/09

		Revenue Summary (2)
16,968,000	17,163,000	Taxation revenue	18,507,000
4,580,000	4,178,000	Natural resource revenue	3,747,000
2,539,000	2,557,000	Other Revenue	2,583,000
4,786,000	5,383,000	Contributions from the Federal government	5,091,000
1,886,000	1,890,000	Contributions from the self-supported Crown corporations	1,913,000
30,759,000	31,171,000	Total Consolidated Revenue Fund Revenue	31,841,000

		Expense Summary (3)
		Special Offices and Ministries
58,072	101,072	Legislation	64,058
33,979	33,979	Officers of the Legislature	52,905
13,797	13,797	Office of the Premier	14,102
55,673	55,673	Ministry of Aboriginal Relations and Reconciliation	62,127
2,165,041	2,165,041	Ministry of Advanced Education	2,251,994
270,992	252,992	Ministry of Agriculture and Lands	289,352
527,046	527,046	Ministry of Attorney General	554,994
1,858,017	1,858,017	Ministry of Children and Family Development	1,987,004
271,080	271,080	Ministry of Community Services	303,646
266,160	266,160	Ministry of Economic Development	225,718
5,494,458	5,494,458	Ministry of Education	5,675,357
1,494,408	1,494,408	Ministry of Employment and Income Assistance	1,527,012
79,788	50,788	Ministry of Energy, Mines and Petroleum Resources	90,594
222,957	222,957	Ministry of Environment	272,486
95,164	95,164	Ministry of Finance	97,287
1,089,225	1,191,225	Ministry of Forests and Range	1,210,841
12,960,117	12,960,117	Ministry of Health	13,764,737
97,579	97,579	Ministry of Labour and Citizens’ Services	103,657
629,226	710,226	Ministry of Public Safety and Solicitor General	647,061
59,987	59,987	Ministry of Small Business and Provincial Revenue	65,139
128,794	128,794	Ministry of Tourism, Sport and the Arts	374,770
882,026	882,026	Ministry of Transportation	970,553
557,800	404,800	Management of Public Funds and Debt	401,700
463,614	463,614	Other Appropriations (4)	399,906
29,775,000	29,801,000	Total Consolidated Revenue Fund Expense	31,407,000

984,000	1,370,000	Consolidated Revenue Fund Operating Result	434,000

(1) The 2007/08 Estimates and Updated Forecast amounts have been restated to conform with the2008/09 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

(2) Excludes revenue collected on behalf of, and transferred to, service delivery agencies, and other entities (see Schedule F).

(3) Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

(4) See page 13 for details on Other Appropriations.

ESTIMATES, 08/09

SERVICE DELIVERY AGENCIES			Schedule K
ESTIMATED REVENUES AND EXPENSES
($000)

	Estimates	Updated Forecast	Estimates
	2007/08	2007/08	2008/09
Service Delivery Agencies:

School Districts
Revenue	5,200,000	5,294,000	5,408,000
Expense	(5,149,000)	(5,183,000)	(5,319,000)
	51,000	111,000	89,000
Accounting adjustments (1)	18,000	13,000	19,000
Net impact	69,000	124,000	108,000

Universities
Revenue	2,813,000	2,908,000	3,070,000
Expense	(2,794,000)	(2,831,000)	(2,965,000)
	19,000	77,000	105,000
Accounting adjustments (1)	52,000	206,000	55,000
Net impact	71,000	283,000	160,000

Colleges, University Colleges, and Institutes
Revenue	1,343,000	1,417,000	1,422,000
Expense	(1,353,000)	(1,392,000)	(1,436,000)
	(10,000)	25,000	(14,000)
Accounting adjustments (1)	15,000	9,000	5,000
Net impact	5,000	34,000	(9,000)

Health Authorities and Hospital Societies
Revenue	9,226,000	9,467,000	9,883,000
Expense	(9,345,000)	(9,506,000)	(9,883,000)
	(119,000)	(39,000)	—
Accounting adjustments (1)	(22,000)	47,000	27,000
Net impact	(141,000)	8,000	27,000

Children and Family Development Agencies/Authorities
Revenue	687,000	692,000	725,000
Expense	(687,000)	(692,000)	(725,000)
	—	—	—
Accounting adjustments (1)	(1,000)	(1,000)	1,000
Net impact	(1,000)	(1,000)	1,000

BC Transportation Financing Authority
Revenue	609,000	622,000	630,000
Expense	(720,000)	(703,000)	(646,000)
	(111,000)	(81,000)	(16,000)
Accounting adjustments (1)	(145,000)	(145,000)	(137,000)
Net impact	(256,000)	(226,000)	(153,000)

ESTIMATES, 08/09

SERVICE DELIVERY AGENCIES			Schedule K
ESTIMATED REVENUES AND EXPENSES
($000)
	Estimates	Updated Forecast	Estimates
	2007/08	2007/08	2008/09
Service Delivery Agencies:

British Columbia Housing Management Commission
Revenue	505,000	506,000	564,000
Expense	(505,000)	(506,000)	(564,000)
	—	—	—
Accounting adjustments (1)	(4,000)	(5,000)	—
Net impact	(4,000)	(5,000)	—

British Columbia Transit
Revenue	187,000	185,000	230,000
Expense	(187,000)	(185,000)	(230,000)
	—	—	—
Accounting adjustments (1)	(6,000)	(1,000)	(1,000)
Net impact	(6,000)	(1,000)	(1,000)

Tourism BC
Revenue	58,000	61,000	69,000
Expense	(58,000)	(61,000)	(69,000)
	—	—	—
Accounting adjustments (1)	—	—	—
Net impact	—	—	—

Other Service Delivery Agencies
Revenue	671,000	720,000	702,000
Expense	(660,000)	(670,000)	(688,000)
	11,000	50,000	14,000
Accounting adjustments (1)	44,000	150,000	273,000
Net impact	55,000	200,000	287,000

Net operating results of service delivery agencies
Revenue	21,299,000	21,872,000	22,703,000
Accounting adjustments (1)	(66,000)	266,000	241,000
Net revenue	21,233,000	22,138,000	22,944,000
Expense	(21,458,000)	(21,729,000)	(22,525,000)

Accounting adjustments (1)	17,000	7,000	1,000
Net expense	(21,441,000)	(21,722,000)	(22,524,000)
Net operating result	(208,000)	416,000	420,000

(1) The accounting adjustment conforms service delivery agency accounting policies with those of government and eliminates transfers among service delivery agencies to avoid double counting.

ESTIMATES, 08/09

ESTIMATED REVENUE BY SOURCE(1)								Schedule L
(for the Fiscal Year Ending March 31, 2009)
($millions)

							Contribution
						Contribution	from
		Natural	Fees &	Investment		from Federal	Government
	Taxation	Resources	Licences	Earnings	Miscellaneous	Government	Enterprises	Total
Consolidated Revenue Fund	18,100	3,672	2,396	58	197	4,948	1,746	31,117
Accounting adjustments							(264)	(264)
Contributions from commercial Crown corporations							(1,746)	(1,746)
Bad debts	17	11	64		16			108
Expenses recovered from external entities	58	11	114	614	418	298	264	1,777
	18,175	3,694	2,574	672	631	5,246	—	30,992

School Districts			148	35	5,154	71		5,408
Universities			641	106	1,998	325		3,070
Colleges, University Colleges, & Institutes			348	10	1,063	1		1,422
Health Authorities and Hospital Societies			252	18	9,600	13		9,883
Children and Family Development Agencies/Authorities				2	723			725
BC Transportation Financing Authority	453				167	10		630
BC Housing Commission				4	420	140		564
BC Transit	49		64	2	115			230
Tourism BC	63				5			68
Other service delivery agencies	69	29	49	35	518	3		703
	634	29	1,502	212	19,763	563	—	22,703
Grants to agencies and other internal transfers					(17,885)			(17,885)
Service delivery agencies	634	29	1,502	212	1,878	563	—	4,818

BC Hydro							358	358
BC Liquor Distribution							854	854
BC Lottery Corporation							1,101	1,101
BC Rail							75	75
Insurance Corporation of British Columbia							272	272
Other commercial Crown corporations							20	20
Net earnings of commercial Crown corporations	—	—	—	—	—	—	2,680	2,680
Total Revenue by Source	18,809	3,723	4,076	884	2,509	5,809	2,680	38,490

(1)

The Estimated Revenue by Source schedule is presented for information purposes.  The schedule provides further revenue detail of the government reporting entity. Adjustments are required to make service delivery agency accounting policies consistent with government accounting policies; to eliminate differences in fiscal year ends; to eliminate transfers between ministries and service delivery agencies and dividends from commercial Crown corporations to avoid double counting; and to gross up revenue for recoveries received from external sources.  Figures have been rounded to the nearest million.

ESTIMATES, 08/09

ESTIMATED EXPENSE BY FUNCTION(1)									Schedule M
(for the Fiscal Year Ending March 31, 2009)
($millions)

						Natural
				Protection of		Resources &
			Social	Persons &	Trans-	Economic		General
	Health	Education	Services	Property	portation	Development	Other	Government	Interest	Total
Legislation								64		64
Officers of the Legislature				17				36		53
Office of the Premier								14		14
Ministry of Aboriginal Relations and Reconciliation				58		4				62
Ministry of Advanced Education		2,012				13		1	226	2,252
Ministry of Agriculture and Lands						289				289
Ministry of Attorney General			65	446				44		555
Ministry of Children and Family Development	168		1,771	48						1,987
Ministry of Community Services				62			221	21		304
Ministry of Economic Development		101				45	80			226
Ministry of Education		5,285					15		375	5,675
Ministry of Employment and Income Assistance	115	72	1,340							1,527
Ministry of Energy, Mines and Petroleum Resources						91				91
Ministry of Environment						234	38			272
Ministry of Finance								97		97
Ministry of Forests and Range				10		807	394			1,211
Ministry of Health Services	13,571								194	13,765
Ministry of Labour and Citizens Services				18				86		104
Ministry of Public Safety and Solicitor General	7			640						647
Ministry of Small Business and Revenue						4		61		65
Ministry of Tourism, Sport and the Arts	6					306	63			375
Ministry of Transportation				28	794		15		133	970
Management of Public Funds and Debt									402	402
BC Family Bonus			14							14
Contingencies All Ministries and New Programs	50						325			375
Other Appropriations						11				11
Consolidated Revenue Fund	13,917	7,470	3,190	1,327	794	1,804	1,151	424	1,330	31,407
Grants to agencies and other internal transfers	(9,283)	(7,156)	(791)	(5)	(143)	(341)	(408)			(18,127)
Expenses recovered from external entities	245	130	59	205	5	78	292	257	614	1,885
	4,879	444	2,458	1,527	656	1,541	1,035	681	1,944	15,165

School Districts		5,317							2	5,319
Universities		2,923							42	2,965
Colleges, University Colleges, & Institutes		1,427							9	1,436
Health Authorities and Hospital Societies	9,869								14	9,883
Children & Family Development Agencies/Authorities			687							687
BC Transportation Financing Authority					428				218	646
BC Housing Commission							564			564
BC Transit					223				7	230
Tourism BC						69				69
Other	137	102	117	39	27	143	139		22	726
Service delivery agencies	10,006	9,769	804	39	678	212	703	—	314	22,525
Total Expense by Function	14,885	10,213	3,262	1,566	1,334	1,753	1,738	681	2,258	37,690

(1)

The Expense by Function schedule is presented for information purposes.  The schedule provides further expense detail of the government reporting entity. Adjustments are required to make service delivery agency accounting policies consistent with government accounting policies, to eliminate differences in fiscal year ends, to eliminate transfers between ministries and service delivery agencies to avoid double counting, and to gross up expenses for recoveries received from external sources.  Figures have been rounded to the nearest million.

ESTIMATES, 08/09  207

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system.  Each group account represents a broad category of expense and is comprised of specific components (standard object of expense).  A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level.  Both publications can be found on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/.  The account classification system is described below in more detail.

Salaries and Benefits

•        Base Salaries – includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•        Supplementary Salary Costs– includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•        Employee Benefits– includes the cost of employer contributions to employee benefit plans and pensions.  Other benefits paid by the employer such as relocation and transfer expenses are also included.

•        Legislative Salaries and Indemnities – includes the cost of the annual MLA indemnity and supplementary salaries as authorized under Section 4 of the Members’ Remuneration and Pensions Act.  Salaries for the Officers of the Legislature are also included.

Operating Costs

•        Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•        Public Servan Travel– includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•        Centralized Management Support Services – includes central agency charges to ministries for services such as work place technology services, BC Public Service Agency services, legal services, accommodation and real estate services, and alternate service delivery services.

•        Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•        Information Systems – Operating – includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•        Office and Business Expenses – includes supplies and services required for the operation of offices.

•        Informational Advertising and Publications – includes costs associated with non-statutory advertising and general publications.

•        Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.

•        Utilities, Materials, and Supplies – includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•        Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•        Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•        Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•        Building Occupancy Charges – includes payments to the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 08/09

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS – Continued

Government Transfers

•        Transfers – Grants – includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•        Transfers – Entitlements –  includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•        Transfers – Agreements – includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•        Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.

•        Interest on the Public Debt – includes only interest payments on the direct provincial debt borrowed for government purposes.

•        Other Expenses – includes expenses such as Provincial Treasury banking charges, financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•        Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.

•        Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•        Recoveries Within The Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•        Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule D.  The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level.  The category of assets is described below.

•        Land – includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•        Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.

•        Buildings – includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•        Specialized Equipment – includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.

•        Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.

•        Vehicles – includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•        Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•        Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.

•        Roads – includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.